       THE CGM FUNDS
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       IRA
       PLAN DOCUMENT AND
       DISCLOSURE STATEMENT

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       INSIDE . . .
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       PAGE 1 INVESTMENT OPTIONS
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       PAGE 2 Q&As ABOUT IRAs
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       PAGE 4 DISCLOSURE STATEMENT
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       PAGE 9 PLAN DOCUMENT
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       IRA2/97
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                               INVESTMENT OPTIONS
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NO-LOAD MUTUAL FUNDS
The no-load funds eligible for your IRA investments are listed below. You may invest either in one, or in a combination of the funds best suited to your circumstances. The funds have different investment objectives and offer a range of investment income and appreciation potential. Be sure to read each fund's prospectus before you invest or send money.

STOCKS AND BONDS
CGM MUTUAL FUND is a flexibility managed balanced fund that seeks reasonable long-term capital appreciation with a prudent approach to protection of capital from undue risks. Consideration is given to the production of current income in the selection of stocks and bonds for the Fund's portfolio.

BONDS
CGM FIXED INCOME FUND is a "total return" bond fund. The Fund's objective is to maximize total return by investing in debt securities and preferred stocks that provide current income, capital appreciation or a combination of both income and appreciation.

MONEY MARKET
NEW ENGLAND CASH MANAGEMENT TRUST is a money market fund that seeks to provide maximum current income consistent with preservation of capital. The Money Market Series invests in a variety of high quality money market instruments. The U.S. Government Series invests only in obligations backed by the full faith and credit of the U.S. Government and in related repurchase agreements.
Both Series are managed by Back Bay Advisors, L.P.

STOCKS
CGM REALTY FUND is a mutual fund that seeks above-average income and long-term growth of capital. The Fund pursues its objective by investing primarily in equity securities of companies in the real estate industry.

CGM CAPITAL DEVELOPMENT FUND is an aggressively managed growth fund that seeks long-term capital appreciation in a diverse group of companies and industries believed to provide opportunities for capital development. Note: Shares are available only to certain individuals. Eligibility categories are listed below.

ELIGIBILITY FOR CGM CAPITAL DEVELOPMENT FUND
Only shareholders of the Fund as of September 24, 1993 who have remained shareholders continuously since that date may purchase additional shares of the Fund. The Fund reserves the right to reject any purchase order. This policy supersedes all previous eligibility requirements.

Fund shares are not generally available to other persons except in special circumstances that have been approved by, or under the authority of, the Board of Trustees of the Fund. The special circumstances currently approved by the Board of Trustees of the Fund are limited to the offer and sale of shares of the Fund to the following additional persons: trustees of the Fund, employees of the Investment Manager and counsel to the Fund and the Investment Manager.

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                        QUESTIONS AND ANSWERS ABOUT IRAs
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ELIGIBILITY
WHO CAN OPEN AN IRA?
Anyone who earns income and is still under age 70 1/2 at the end of the calendar year can set up an IRA.

CAN I SIMULTANEOUSLY HAVE TWO OR MORE IRA ACCOUNTS?
Yes. However, no more than a total of $2,000 may be contributed to your IRA accounts in any one tax year.

CAN I CONTRIBUTE TO MY SPOUSE'S IRA?
Yes. A separate IRA (a "spousal IRA") can be set up for the benefit of your spouse if
--you have compensation or earned income, --your spouse has not attained age 70 1/2, and --you and your spouse file a joint income tax return.

CAN MY CHILD, WHO IS A MINOR, ESTABLISH AN IRA ACCOUNT?
Yes, provided he or she has earned income. The application must be signed by both the parent and child.

CONTRIBUTIONS

WHAT IS THE MAXIMUM ANNUAL CONTRIBUTION I CAN MAKE TO MY IRA (DEDUCTIBLE PLUS NON-DEDUCTIBLE)?
You may contribute $2,000 or 100% of your earned income, whichever is less. Please refer to IRS Publication 590 for information about computing the amount that may be deductible.

WHAT IS THE MAXIMUM ANNUAL CONTRIBUTION THAT CAN BE MADE TO MY IRA AND MY SPOUSE'S IRA?
A total of $4,000 or 100% of your joint earned income, whichever is less, can be contributed to your own IRA and your spouse's IRA. The contributions may be divided between the two separate IRAs in any way you wish, provided neither IRA receives more than $2,000, and the contribution to the higher earning spouse's IRA does not exceed his or her earned income.

CAN I CONTRIBUTE LESS THAN THE MAXIMUM?
Yes, you can contribute any amount you wish up to the maximum amount for your IRA (and your spouse's IRA) for each taxable year. CGM requires an initial investment of $1,000 per account, and a $50 minimum for each subsequent investment.

CAN BOTH A HUSBAND AND WIFE WHO WORK HAVE IRAS?
Yes. If you both have earned income, you can each have your own IRA.

WHEN DO I MAKE MY CONTRIBUTION?
You can make a contribution for a particular year any time from the beginning of the tax year until April 15 of the following year.

TO WHOM SHOULD I MAKE MY CHECK PAYABLE?
Make your check payable to the fund in which you want to invest. If you are investing in more than one fund, enclose a check for each fund. Be sure to add $5 to your investment to establish your IRA.

WHEN WILL I RECEIVE A STATEMENT CONFIRMING MY INITIAL INVESTMENT?
Upon receipt of your application and check, we will establish your account and send you a confirmation statement.

DO I HAVE TO CONTRIBUTE TO AN IRA EACH YEAR?
No. You need not contribute to an IRA each year. You can also vary the amount of contributions to your IRA when you do contribute.

WHAT IF I CONTRIBUTE MORE THAN THE MAXIMUM AMOUNT ALLOWED?
If you withdraw the excess contribution and its earnings before you file your tax return (including extensions) for the year, you won't be subject to the 6% penalty on the excess contribution described below. You will be subject, however, to income taxes (and a 10% penalty tax if you are under age 59 1/2) on the earnings of the excess contribution.

Another method for correcting the excess contribution is to leave the money in your IRA and apply the excess to your next year's contribution. If you do that, however, you would be subject to a 6% penalty tax on the excess contribution in the year in which it was made and each subsequent year it remains an excess contribution.

MAY I MAKE ANNUAL CONTRIBUTIONS TO AN IRA AFTER I REACH AGE 70 1/2?
No. If you reach age 70 1/2 by the end of the year, you will not be able to make a regular contribution to your IRA. (You may make a rollover contribution, however.) In addition, no contributions may be made to your spouse's IRA after he or she reaches age 70 1/2.

TRANSFERS AND ROLLOVERS

HOW DO I TRANSFER ASSETS OR DIRECTLY ROLLOVER ASSETS TO CGM?
Complete the CGM IRA Account Application, Direct Rollover Form or IRA Transfer Form and send them to The CGM Funds at the address on the back of this booklet, along with a check for $5.

IF I ALREADY HAVE RECEIVED A CHECK FOR MY ROLLOVER, WHAT FORMS DO I SUBMIT? Send the CGM IRA Account Application and your investment check, plus $5 to CGM.

WHEN WILL I RECEIVE A STATEMENT CONFIRMING MY TRANSFER OF ASSETS OR DIRECT ROLLOVER?
Upon receipt of your application and transfer or rollover request we will then establish your Account and send your current trustee and you a Letter of Acceptance. Once we receive the proceeds of the transfer or rollover, we will send you a confirmation statement. Asset transfers generally take 2-4 weeks. Direct rollovers can take as long as three months, depending on how frequently the current trustee makes distributions from the plan.

WHAT IS A TRANSFER OF ASSETS?
A transfer of assets is the direct transfer of monies from one IRA to another IRA. The assets must be transferred directly from one trustee, custodian or insurance company to another.

WHAT ARE THE THREE TYPES OF IRA ROLLOVERS?
You may make three types of IRA rollovers: regular rollovers, direct rollovers and indirect rollovers.

A REGULAR IRA ROLLOVER occurs when you withdraw assets from your IRA and, within 60 days, reinvest them into another IRA. Such rollovers may be made only once every 365 days.

A DIRECT ROLLOVER takes place when you choose to have an eligible rollover distribution from a qualified plan or 403(b) plan placed directly in an IRA already established at a financial organization. In this case, there is no mandatory tax withholding.

An INDIRECT ROLLOVER occurs when you receive an eligible rollover distribution from a qualified plan or 403(b) plan and then, within 60 days, you roll the distribution into an IRA plan. In this case, the payor is required by law to withhold 20% of the amount of your distribution for taxes. You will receive only 80% of the distribution amount. Such distribution proceeds should not be commingled with your contributory IRA account if you ever plan to reinvest the assets in a qualified plan or tax sheltered annuity.

PLEASE NOTE: The IRS has no provisions for extending the 60 day rollover period. The 60 days begin on the day that you receive the check and end on the day you mail the check to the successor custodian.

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                              DISCLOSURE STATEMENT
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                                THE CGM FUNDS IRA

FEATURES OF THE PLAN
The following information is provided to you as required by the Internal Revenue Code. Please read this information along with the Individual Retirement Custodial Account Agreement for an explanation of the key features of the applicable law and the Plan. Your right to your account, or, in the event of death, the right of your beneficiary or estate, is at all times non-forfeitable.

RIGHT TO REVOKE
You may revoke your enrollment in an IRA account by giving written notice within seven days after the account is established. Notice of revocation must be mailed to the Custodian, State Street Bank and Trust Company, at P.O. Box 8511, Boston, MA 02266 or hand delivered to the Custodian, c/o BFDS, 2 Heritage Drive, N. Quincy, MA 02171. Notice will be deemed to have been mailed on the date of the postmark (or if sent by registered or certified mail, the date of certification or registration) when deposited in the mail in the United States, first class postage prepaid, properly addressed. If you revoke your account, the entire amount you paid in will be returned to you promptly, without deductions or adjustments of any kind. If you participate in an IRA account plan established by your employer, your seven-day withdrawal period will commence as of the date on which your first contribution is made.

ELIGIBILITY
In general, everyone under age 70 1/2 who earns a wage or salary or earns a profit from his work is eligible to participate. Also married individuals who are eligible may establish a separate IRA on behalf of their non-working spouses (a "Spousal IRA"). Furthermore, divorced or legally separated individuals may contribute to an IRA based on the alimony payments they receive.

CONTRIBUTIONS
You are eligible to make a contribution each year to your IRA until the calendar year in which you attain age 70 1/2. The maximum amount that you can contribute in any year is an amount equal to the lesser of your total annual compensation or $2,000. Compensation includes earned income from self-employment. Alimony payments may be treated as compensation. If an IRA is also established for the benefit of your spouse, the overall limit for contributions to both IRAs is $2,250 for years before 1997 and $4,000 for 1997 and thereafter (but you still may not contribute more than 100% of your total annual compensation, and the amount contributed to either IRA may not exceed $2,000). Your contribution may be made at any time during the taxable year or after the end of the taxable year up to the time for filing your individual tax return for that year (without regard to any extension). For most individuals, the deadline would be April 15. You do not have to contribute each year, nor are you required to contribute the same amount each year. You may make your contributions in convenient installments as set forth in the Account Application. Your account will be in your name, your spouse's account, if any, will be in his or her name, and you are entitled to the tax deduction. To keep an IRA qualified, you will need to report your deduction on your annual IRS tax return, Form 1040. You do not have to itemize deductions in order to deduct an IRA contribution on your income tax return. Your regular contributions must be made in cash or by check. Your employer may be willing to help by deducting from your pay the amount you specify and sending it to the Custodian for your account.

DEDUCTIBILITY OF IRA CONTRIBUTIONS
The amount of the contribution for which you may take a tax deduction will depend upon whether you (or your spouse) are an active participant in an employer-maintained retirement plan. If you (and your spouse) are not an active participant, your IRA contribution will be totally deductible. If you (or your spouse) are an active participant, the deductibility of your contribution will depend on your adjusted gross income (AGI) for the tax year for which the contribution was made. AGI is determined on your tax return (disregarding any deductible IRA contribution).

Definition of Active Participant: Generally, you will be an active participant if you are covered by one or more of the following employer-maintained retirement plans:

1. a qualified pension, profit sharing, or stock bonus plan;
2. a qualified annuity plan of an employer;
3. a simplified employee pension (SEP) plan;
4. a retirement plan established by the Federal government, a State, or a political subdivision (except certain unfunded deferred compensation plans under IRC Section 457);
5. a tax sheltered annuity for employees of certain tax-exempt organizations or public schools;
6. a qualified plan for self-employed individuals (H.R. 10 or Keogh Plan); and
7. a Savings Incentive Match Plan for Employees (SIMPLE) IRA or 401(k) plan.

If you do not know whether your employer maintains one of these plans or whether you are an active participant in it, check with your employer and your tax advisor. Also, the Form W-2 (Wage and Tax Statement) that you receive at the end of the year from your employer will indicate whether you are an active participant.

The deductible amount of your contribution is determined by taking your threshold AGI level plus $10,000 and subtracting from it your AGI -- determined prior to taking your itemized deductions. [N.B. If you are single, your threshold AGI level is $25,000. The threshold level if you are married and file a joint tax return is $40,000, and if you are married but file a separate tax return, the threshold level is $0.00. If your AGI is less than $10,000 above the threshold level, you will still be able to make a deductible contribution but it may be limited in amount -- but never less than $200.] Multiply the resulting number by 0.2 (or 0.4 if you are making spousal contributions) to give you your personal deduction limit. You must round up the resulting number to the next highest $10.00 if the number is not a multiple of 10.

ROLLOVER CONTRIBUTIONS
An IRA may be used to make a "rollover" contribution of assets received by you from a qualified employee benefit plan in which you previously participated. Anyone who receives a lump sum payment of accumulated benefits in a qualified employee benefit plan can preserve tax sheltered treatment of these assets by investing them in an IRA within 60 days. In order to avoid tax withholding, the rollover should be made as a "direct rollover," and should be coordinated through your employer. In this manner, assets transferred from another retirement program are kept invested, tax consequences stemming from the payment are deferred until distributions are made from your IRA account, and you have the option to "rollover" the assets later to a tax-qualified program of a subsequent employer, a retirement annuity or another IRA. You can rollover the entire amount of your distribution from a qualified employee benefit plan (less any non-deductible contributions you made to the plan) to your IRA or you can rollover only a portion of the distribution. If you do not rollover the entire distribution, however, the portion of the distribution not included in the rollover will be taxed as ordinary income.

The rollover contribution should be segregated from an IRA account into which current contributions are made if you wish to preserve the option to rollover such amount at a later time to a tax-qualified program of a subsequent employer. Anyone desiring to make such a segregation of a "rollover" contribution should open two separate IRA accounts. Rollover contributions may be made in the form of securities or other assets with the Trustee's approval.

An IRA rollover also occurs in the case where assets from one IRA to which you have made current contributions are withdrawn by you and within 60 days are reinvested into another IRA. A rollover can be made only once every 365 days. Such rollover assets need not be segregated from an IRA account into which current contributions are being made.

EXCESS CONTRIBUTIONS
If you contribute more to the Plan than the law allows (as explained under "Contributions"), you may withdraw the excess without the 6% penalty (described below) if you do so by the due date for filing your Federal income tax return (with extensions). You must also withdraw the earnings on the excess and pay taxes and a 10% penalty on the amount of earnings. Excess contributions in a taxable year can be corrected by withdrawing the excess contribution in any later year provided that a tax deduction has not been allowed for the excess contribution. Additionally, an excess contribution in one taxable year (for which no tax deduction was taken) will be deductible in a subsequent taxable year if, and to the extent that, the taxpayer contributes less than the maximum deductible amount in that later year. Excess contributions that are not withdrawn or utilized as a current contribution during the year will be subject to a non-deductible excise tax of 6% for each taxable year in which they remain uncorrected.

SEP-IRA CONTRIBUTIONS
If you participate in your employer's Simplified Employee Pension Plan (SEP-IRA), your employer can make a contribution of 15% of your salary (up to $160,000, as indexed). For Federal income tax purposes, these contributions are deductible by your employer and are excluded from your income.

TRANSFERS OF ASSETS
You can transfer all or any portion of your IRA to or from any other IRA at any time provided the proceeds are made payable and sent directly to the Successor Trustee or Successor Custodian.

INVESTMENTS AND EARNINGS
Your contributions will be used to purchase shares of Funds selected on your Account Application. Any dividend or capital gains distributions on the Funds' shares will be invested in additional Funds' shares automatically. After age 59 1/2, you have the option of receiving your dividends and capital gains in cash. These additional shares will represent your earnings from the account. The assets available for distribution when you reach age 59 1/2, die, or become disabled will be the market value of the shares your contributions and earnings have purchased over the years. Due to the fluctuating value of the Funds' investments, it is not possible to make a projection of expected growth, and growth cannot be guaranteed. Investment information can be found in each Fund's prospectus.

The law requires that the shares in your account be held by a custodian that is a bank or other organization approved by the IRS. The Custodian of the Plan meets this requirement. You will be entitled to vote the shares in your account.

DISTRIBUTIONS
You may withdraw assets from your account at any time after age 59 1/2, and before 70 1/2, without any restrictions. Penalties may apply in certain other circumstances. (See Account Restrictions and Penalties, below). You must begin to withdraw assets from your account no later than April 1 following the year in which you attain age 70 1/2, (or the year you create a rollover IRA, if later).

Your assets may, at your option, be distributed to you in the following ways:
(1) a lump sum payment of your entire account, in cash or Fund shares; (2) installment payments in cash over a period certain not extending beyond your life expectancy; (3) installment payments in cash over a period certain not extending beyond the joint life and last survivor expectancy of you and your beneficiary; or (4) in the form of an annuity contract.

If you die before distribution of your IRA begins, then the entire balance must be distributed in cash or Fund shares to your beneficiary by December 31 of the year which contains the fifth anniversary of your death, or in installment payments over a period certain not exceeding your beneficiary's life expectancy, or in the form of an annuity contract for a similar period. Installment payments must begin either by December 31 of the year following your death or, if your beneficiary is your surviving spouse, not later than the date you would have attained age 70 1/2. A surviving spouse beneficiary also may elect to treat the IRA as his or her own IRA. If you die after distribution of your IRA begins but before it is completed, the remaining balance must be distributed to your beneficiary under a method which provides for payment at least as rapidly as under the method of distribution in use before your death.

You must begin to withdraw assets from your account no later than April 1 following the year you reach age 70 1/2. If you do not, or if you withdraw less than the minimum amount described earlier under "Distributions," you will incur an excise tax equal to 50% of the amount you should have withdrawn but did not. The Secretary of the Treasury has the power to waive this 50% tax penalty if the excess accumulation is due to reasonable cause and reasonable steps are being taken to correct the excess. A non-deductible 50% excise tax will be imposed on the difference between the minimum amount which should have been paid out in any year based on the form of payment selected and the amount actually paid out in that year. The tax is to be paid by the individual to whom the minimum payments should have been made.

You will pay income taxes when your account is distributed. If the amount of distributions you receive in any one year from your IRA and other retirement plan exceeds $160,000 (as indexed), you will be subject to a 15% penalty on the amount distributed in excess of $160,000. (IRC Sec 4980A -- This 15% penalty tax is suspended for distributions received in 1997, 1998 and 1999.) Depending upon your particular circumstances, you may find it advantageous to withdraw your account in installments over a number of years. If you die before receiving all of the assets in your account, the remainder of the account is included in the assets of your estate for Federal estate tax purposes. In addition, if the benefits in your IRA and other retirement plans exceed certain threshold amounts, your estate may be subject to a 15% excise tax on amounts in excess of the threshold amounts.

The tax laws provide that payments received from your IRA plan are subject to Federal income tax withholding unless you elect not to have withholding apply. Such election must be made in writing to the Custodian at the time you submit your authorization for distribution.

DESIGNATING A BENEFICIARY
You may designate a beneficiary and change beneficiaries from time to time. If you do not designate a beneficiary, your estate will receive the balance in your account. Designating a beneficiary and changing beneficiaries is not considered the making of a taxable gift.

FEES
The Custodian charges $5.00 when you establish your plan, $10.00 per year per account as a maintenance fee, and $5.00 when an account is closed (including exchanges). The Custodian reserves the right to increase these charges at any time upon 30 days' advance notice. Capital Growth Management may partake in a portion of the annual maintenance fee. The Custodian will send you a statement of account annually informing you of the exact amount of contributions, earnings, distributions, and year-end value. The Custodian will also send a statement to the Internal Revenue Service as required by law.

ACCOUNT RESTRICTIONS AND PENALTIES
If you withdraw assets from your account before age 59 1/2, the distributions will not only be included in your gross income, but also you will pay a non-deductible excise tax equal to 10% of the amount withdrawn. An exception to the 10% excise tax rule is made in the following five instances: (1) if assets are withdrawn from your account upon your becoming disabled; (2) if assets are withdrawn from your account for purposes of a rollover transfer; (3) if assets are withdrawn from your account as part of a series of substantially equal periodic payments for your life or life expectancy; (4) if assets are withdrawn from your account for medical expenses to the extent that the distributions do not exceed the amount allowed as a deduction, currently 7.5%,or (5) if assets are withdrawn from your account because you are unemployed and have received unemployment compensation for 12 consecutive weeks and because you use the proceeds to pay for health insurance.

There are very severe consequences if you use your Plan assets as security for a loan or borrow any money from or through your IRA account, or engage in other transactions prohibited by Section 4975(c) of the Internal Revenue Code. Not only would your account lose its tax-exempt status, but you would be required to include the entire value of the account's assets in your gross income for the year in which the prohibited transaction occurred and to pay a 10% penalty, as well.

If you receive a premature distribution, make an excess contribution which is not corrected in the time allowed, fail to withdraw the minimum amount required to be withdrawn upon attainment of age 70 1/2, or receive an excess distribution, you must file Form 5329 (return of excise tax) with the IRS along with your annual tax return, Form 1040. In addition, if you make a non-deductible contribution to your IRA in any year, you must file Form 8606 to report the amount of the non-deductible contribution.

HOW TO PARTICIPATE
You may establish your own account simply by completing the Account Application and mailing it to The CGM Funds with your first contribution. If you need any assistance in completing the Account Application, please telephone CGM at (800) 345-4048.

PLEASE NOTE: The foregoing is not a complete or definitive explanation of the Plan or of the provisions of applicable law. Please do not complete the Account Application without reading the Plan and the Fund prospectus which must always accompany the Plan. Consult your financial or tax advisor if you are uncertain whether a CGM Funds IRA is an appropriate program for your investment needs.
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                                  PLAN DOCUMENT
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                            THE CGM FUNDS INDIVIDUAL
                         RETIREMENT ACCOUNT (THE "PLAN")

Form 5305-A under Section 408(a) of the Internal Revenue Code.

The Depositor whose name appears on the Application is establishing an Individual Retirement Account under Section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian named on the Application has given the Depositor the disclosure statement required under Regulations Section 1.408-6.

The Depositor has assigned the Custodial Account the sum indicated on the Application.

The Depositor and the Custodian make the following agreement:

ARTICLE I
The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a Simplified Employee Pension Plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402
(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a Simplified Employee Pension Plan described in Section 408 (k).

ARTICLE II
The Depositor's interest in the balance in the Custodial Account is nonforfeitable.

ARTICLE III
1. No part of the Custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

2. No part of the Custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408
    (m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV
1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the Custodial Account shall be made in accordance with the following requirements and shall otherwise comply with Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations
    Section 1.401(a)(9)-2, the provisions of which are herein incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the Custodial Account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/ 2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the Custodial Account distributed in:

    (a) A single sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

    (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

    (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

    (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

        (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

        (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

    (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

    (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V
1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and related regulations will be invalid.

ARTICLE VII
This Agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Application.

ARTICLE VIII

1. PLEASE REFER TO THE CGM IRA APPLICATION WHICH IS INCORPORATED INTO THIS AGREEMENT AS THIS PARAGRAPH OF ARTICLE VIII.

2.  DEFINITIONS The following definitions shall apply to terms used in this
    Article VIII:

    (a) "Account" or "Custodial Account" means the custodial account established hereunder for the benefit of the Depositor.

    (b) "Agreement" means the CGM IRA Custodial Agreement, including the information and provisions set forth in any Account Application that goes with this Agreement. This Agreement, including the Account Application and any designation of Beneficiary filed with the Custodian, may be proved either by an original copy or by a reproduced copy thereof, including, without limitation, a copy reproduced by photocopying, facsimile transmission, or electronic imaging.

    (c) "Application" or "Account Application" shall mean CGM IRA Account Application by which this Agreement, as may be amended from time to time, is established between the Depositor and the Custodian. The statements contained therein shall be incorporated into this Agreement.

    (d) "Beneficiary" means the person or persons (including without limitation an individual, a trust, an estate, an association or a corporation) designated as such by the Depositor on a signed form acceptable to and filed with the Custodian pursuant to Article VIII, Section 5.(a) of this Agreement.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Company" shall mean Capital Growth Management Limited Partnership ("CGM"), or any successor or affiliate thereof to which CGM may, from time to time, delegate or assign any or all of its rights or responsibilities under this Agreement.

    (g) "Custodian" shall mean State Street Bank and Trust Company of Boston, Massachusetts, or its successors, as specified in the Account Application.

    (h) "Depositor" means the person named in the Account Application.

    (i) "Fund" shall mean any corporation, partnership, trust or other entity registered under the Investment Company Act of 1940 for which CGM, or its successors or affiliates, serves as investment adviser, and which CGM designates in writing to the Custodian as an eligible investment under this Custodial Agreement.

    (j) "Fund Shares" or "Shares" shall mean shares of stock, trust certificates, or other evidences of interest (including fractional shares) in any Fund.

    (k) "Money Market Shares" shall mean any Shares that are issued by a Fund that is a money market mutual fund.

3.  INVESTMENT OF CONTRIBUTIONS

    (a) Investment Options. The Depositor has exclusive responsibility for and control over the investment of the assets of his or her IRA. Contributions to the Account may be invested only in Fund Shares. The Depositor may direct the Custodian to invest assets in Shares of one or more Funds in such percentage as the Depositor shall specify on the Account Application or thereafter in writing to the Custodian from time to time, provided that minimum investment amounts are met.

    (b) Investment Instructions. Contributions will be invested in accordance with the Depositor's written instructions on the Application, and with subsequent instructions given by the Depositor (or, following the death of the Depositor, his or her Beneficiary) to the Custodian in a manner acceptable to the Custodian. By giving such instructions to the Custodian, such persons will be deemed to have acknowledged receipt of the then-current prospectus for any Fund in which the Depositor directs the Custodian to invest assets in his or her Custodial Account. All charges incidental to carrying out such instructions shall be charged and collected in accordance with Article VIII, Section 6(e). All Fund Shares in the Custodial Account shall be held in the name of the Custodian for the benefit of the Depositor.

    (c) Investment Changes and Reinvestment. The Depositor may change any portion of his or her investment in a Fund to another Fund by requesting the change in the manner the Custodian requires, and subject to the provisions of the then-current Fund prospectus.

        Prior to the date the Depositor attains age 59 1/2, all income, dividends and capital gains distributions from a Fund shall be reinvested in additional shares of that Fund. On or after the date the Depositor attains age 59 1/2, he or she may elect to receive all income dividends and/or capital gains distributions from a Fund in cash. Such cash payments will constitute a taxable distribution of assets.

    (d) Investment Minimums. Each Fund may impose a minimum investment limit on initial and subsequent investments. The Company reserves the right to change those investment minimums at any time without prior notice. The Custodian will invest all contributions promptly after their receipt, as set forth in the prospectus of the Fund in which shares are being purchased. The Custodian will mail a statement confirming each investment to the Depositor at the address of record on the Custodial Account.

    (e) Unclear Investment Instructions. If the Custodian or the Company receives instructions from the Depositor that are in their opinion not clear, the Custodian or the Company may request additional instructions from the Depositor (or the Depositor's Beneficiary, executor or administrator). Pending receipt of such instructions, any cash assets may be invested by the Custodian in Money Market Shares. Neither the Custodian nor the Company shall be liable to anyone for any loss resulting from the delay in investing such cash or in implementing such instructions.

4.  CONTRIBUTIONS
    (a) Nature and Timing of Contributions. All contributions by the Depositor to the Custodial Account must be in cash, except for initial contributions of rollovers that may be made in the form of Fund shares if permitted by the Company and the Custodian. The Custodian will designate contributions (other than rollover contributions) as being made for the current tax year unless the Depositor designates, in a manner acceptable to the Custodian, that the contribution is being made for the preceding taxable year. Contributions designated for the preceding taxable year must be made by the deadline for filing the Depositor's income tax return (not including extensions).

    (b) Rollover Contributions. The Custodian will accept for the Custodial Account all rollover contributions that consist of cash and may accept Fund Shares if permitted by the Company. The Depositor shall designate each rollover contribution as such to the Custodian, and by such designation shall confirm to the Custodian that a proposed rollover contribution qualifies as a rollover contribution within the meaning of Sections 402(a)(5), 402(a)(6), 402(a)(7), 402(c), 403(a)(4), 403(b)(8),
        and/or 408(d)(3) of the Code.

    (c) Excess Contributions. If the Depositor exceeds the amount that may be contributed to his or her Custodial Account for any year the Custodian will, upon a proper written request from the Depositor, prior to his or her tax filing deadline, return the excess and any attributable earnings to the Depositor. If the request is received after the Depositor's filing deadline, the Depositor may elect to have the contribution treated as if it were made for a later year.

5.  DISTRIBUTIONS
    (a) Beneficiary Designation. A Depositor may designate a Beneficiary or Beneficiaries at any time, and such designation may be changed or revoked at any time, by written designation signed by the Depositor on a form acceptable to, and filed with the Custodian; provided, however, that such designation, or change, or revocation of a prior designation, shall not be effective unless it is received and accepted by the Custodian no later than thirty (30) days after the death of the Depositor, and provided further that the latest such designation or change or revocation shall control. If at the time of the Depositor's death there is no properly designated Beneficiary of the Depositor in existence, the Depositor's Beneficiary shall be his or her surviving spouse or, if none, his or her estate. Unless otherwise specified in the Depositor's designation of Beneficiary, if a Beneficiary dies before receiving his or her interest in the Custodial Account, the Beneficiary's remaining interest in the Custodial Account shall be paid to the Beneficiary's estate.

        A Depositor may designate as Beneficiary of his or her Account a trust for the benefit of his or her surviving spouse that is intended to satisfy the conditions of Sections 2056(b)(7) or 2056A of the Code (a "Spousal Trust"). In that event, if the Depositor is survived by his or her spouse, the following provisions shall apply to the account, from and after the death of the Depositor's surviving spouse: (1) all of the income of the Account shall be paid to the spousal trust annually or at more frequent intervals, and (2) no person shall have the power to appoint any part of the account to any person other than the spousal trust. To the extent permitted by Section 401(a)(9) of the Code, as determined by the trustee(s) of the spousal trust, the surviving spouse of a Depositor who has designated a spousal trust as his or her beneficiary may be treated as his or her "designated beneficiary" for purposes of the distribution requirements of that Code section. The Custodian shall have no responsibility to determine whether such treatment is appropriate.

    (b) Form of Distribution. All requests for distribution shall be in writing on a form provided by or acceptable to the Custodian. The method of distribution must be specified in writing. The tax identification number must be provided to the Custodian and certified appropriately before a distribution will be made. The Depositor is responsible for making the distribution requests to the Custodian sufficiently in advance of the date on which any requested or required distribution is to be made to ensure that the distribution will be made on or before that date.

        The Depositor must provide to the Custodian any application, certificates, tax waivers, signature guarantees, and other documents (including proof of legal representative's authority) that the Custodian requires. The Custodian will not be liable for complying with a distribution request that appears on its face to be genuine, nor will the Custodian be liable for refusing to comply with a distribution request that the Custodian is not satisfied is genuine.

        If a distribution request is not made in the correct form, the Custodian is not responsible and will not be liable to the Depositor for any losses while the Custodian awaits the distribution request to be made in the proper form. The Depositor also agrees to fully indemnify the Custodian for any losses that may result from the Custodian's failing to act upon an improperly made distribution request.

        The Custodian is not obligated to make any distribution, including a required minimum distribution as specified in Article IV above, absent a specific written direction from the Depositor (or the Depositor's, Beneficiary, executor, or administrator) to do so.

        Any distributions shall be subject to all applicable tax and other laws and regulations including possible early withdrawal penalties and withholding requirements.

        The Custodian is empowered to make distribution absent instructions from the Depositor if directed to do so pursuant to a court order of any kind and the Custodian shall in such event incur no liability to anyone for acting in accordance with such court order.

    (c) Distribution Upon Death. If the Depositor dies before receiving all of the proceeds in his or her IRA, payments will be made to the designated Beneficiary(ies). If a Beneficiary payment election described in Article IV, Section 4(b) of this Agreement is not made by December 31 of the year after the year of death the following rules will apply. If the Beneficiary is the spouse of the Depositor, the payment described in
        Article IV, Section 4(b)(ii) will be deemed elected (that is, payments over the life or life expectancy of the Depositor's spouse). If the Beneficiaries are or include anyone other than the Depositor's spouse, the payment method described in Article IV, Section 4(b)(i) will be deemed elected (i.e. the 5-year rule).

    (d) Required Minimum Distributions. The Depositor has the responsibility to ensure that he or she will begin to receive distributions from the Custodial Account on or before the required beginning date (i.e. April 1 following the year in which the Depositor reaches age 70 1/2) and continue to receive distributions by December 31 each year. The Depositor also has the sole responsibility to initiate distributions from the Custodial Account and sole responsibility to ensure that all distributions are made in accordance with the applicable provisions of the Internal Revenue Code. If the Depositor fails to make an election by the required beginning date, the Custodian shall have no obligation to cause a distribution to be paid to the Depositor. The Custodian will not be liable for any penalties or taxes related to the Depositor's failure to take a distribution or to the Custodian's payment as a result of such failure.

    (e) Calculation of Life Expectancy. For distributions requested pursuant to
        Article IV, life expectancy and joint life and last survivor expectancy are calculated based on information provided by the Depositor, (or the Depositor's, Beneficiary, executor, or administrator) using the Expected Return Multiples in Section 1.72-9 of the Income Tax Regulations. The Custodian shall not incur any liability for errors in such calculations as a result of its reliance on information provided by the Depositor (or the Depositor's Beneficiary, executor, or administrator).

        IF THE DEPOSITOR DOES NOT ELECT TO HAVE THE CUSTODIAN RECALCULATE LIFE EXPECTANCY BY THE REQUIRED BEGINNING DATE, THE CUSTODIAN WILL NOT RECALCULATE THE LIFE EXPECTANCY. THIS ELECTION OR DEEMED ELECTION TO RECALCULATE OR NOT RECALCULATE IS IRREVOCABLE.

    (f) Distributions to a Minor. If a distribution is payable to a person known by the Custodian to be a minor or otherwise under a legal disability, the Custodian may, in its absolute discretion, make all or any part of the distribution to (a) a parent of such person, (b) the guardian, committee, or other legal representative, whenever appointed, of such person, (c) a custodial account established under a Uniform Gifts to Minors Act, Uniform Transfers to Minors Act or similar act, (d) any person having control or custody of such person, or (e) to such person directly. The Depositor (or the Depositor's Beneficiary, executor or administrator) may direct the Custodian to make any distributions from the Custodial Account directly to any person, corporation or other entity, including, but not limited to, the fiduciary of a retirement plan account maintained on behalf of the Depositor.

    (g) Asset Transfers to Spouse Upon Divorce. All or any portion of the Depositor's interest in the Custodial Account may be transferred to a spouse or former spouse pursuant to a decree of divorce or separate maintenance or a written instrument incident to such a decree as provided in Section 408 of the Code, in which event the transferred portion shall be held as a separate IRA for the benefit of such spouse or former spouse.

    (h) Transferring Assets to and from the Account. Assets held on behalf of the Depositor in another IRA may be transferred by the trustee or custodian thereof directly to the Custodian, in a form and manner acceptable to the Custodian, to be held in the Custodial Account for the Depositor under this Agreement. The Custodian will not be responsible for any losses the Depositor may incur as a result of the timing of any transfer from another trustee or custodian that are due to circumstances reasonably beyond the control of the Custodian.

        Assets held on behalf of the Depositor in the Account may be transferred directly to the trustee or custodian of another IRA established for the Depositor, if so directed by the Depositor in a form and manner acceptable to the Custodian; provided, that it shall be the Depositor's responsibility to ensure that any minimum distribution required by
        Section 401(a)(9) of the Code is made prior to giving the Custodian such transfer instructions. The Custodian will assume no responsibility for the tax consequences of any transfer.

6.  THE CUSTODIAN
    (a) Instructions and Notices. All written notices or communication required to be given by the Custodian to the Depositor shall be deemed to have been given when sent by mail to the last known address of the Depositor in the records of the Custodian. It is the responsibility of the Depositor to notify the Custodian of any changes in address. All written instructions, notices, or communications required to be given by the Depositor to the Custodian shall be mailed or delivered to the Custodian at the mailing address specified in the Prospectus, and no such instruction, notice, or communication shall be effective until the Custodian's actual receipt thereof.

        The Custodian, may at its discretion, when so permitted by the Fund prospectus, accept telephonic instructions, as if they were written instructions. Any such telephonic instruction may be proved by audio recorded tape.

    (b) Reliance. The Custodian may conclusively rely upon and will be protected from acting on any written order from or authorized by the Depositor, or any other notice, request, consent, certificate or other instrument, paper, or other communication that the Custodian believes to be genuine and issued in proper form with proper authority, as long as the Custodian acts in good faith in taking or omitting to take any action in reliance upon the communication. Neither the Custodian nor the Company shall not have any duty to question the directions of a Depositor (or the Depositor's Beneficiary, executor or administrator) in the investment, transfer or distribution of his or her Custodial Account or to advise him or her regarding the purchase, retention, or sale of assets credited to the Custodial Account or regarding distributions from the Account. Neither the Custodian nor the Company shall not be liable for any loss that results from the Depositor's (or the Depositor's Beneficiary, executor, or administrator) exercise of control (whether by his or her action or inaction) over the Custodial Account.

    (c) Reports; Tax Withholding. As soon as practicable after the close of each taxable year, and whenever required by the Code, the Custodian shall deliver to the Depositor a written record reflecting receipts, distributions and other transactions effected in the Custodial Account during such period and the fair market value of the assets and liabilities of the Custodial Account as of the close of such period. Unless the Depositor sends the Custodian written objection to a report within sixty (60) days of receipt, the Depositor shall be deemed to have approved such report, and the Custodian and the Company shall be forever released and discharged from all liability and accountability to anyone with respect to their acts, transactions, duties and obligations or responsibilities as shown on, or reflected by, such report.

        The Custodian may reduce the amount of any distribution by the amount of any required tax withholding unless specified otherwise.

    (d) Exclusive Benefit. At no time shall it be possible for any part of the assets of the Custodial Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Depositor or the Depositor's beneficiaries except as specifically provided in this Agreement.

    (e) Account Fees and Expenses. The Custodian is entitled to receive the fees for establishing and maintaining the Custodial Account set forth in the Disclosure Statement. The Custodian may change its fee schedule from time to time upon thirty (30) days' advance written notice to the Depositor. The Custodian has the right to charge the Custodial Account, including the right to liquidate Fund Shares or to charge the Depositor, for the Custodian's fees, as well as for any income, gift, estate, and inheritance taxes (including any transfer taxes incurred in connection with the Custodial Account assets, and for all other administrative expenses of the Custodian for performing its duties, including any fees for legal services provided to the Custodian.

    (f) Voting with Respect to Securities (Mailing of Prospectuses, Proxies, etc.). The Custodian shall mail to the Depositor all prospectuses and proxies that may come into the Custodian's possession by reason of its holding Fund Shares in the Custodial Account. A Depositor may direct the Custodian as to the manner in which any Fund Shares held in the Custodial Account shall be voted with respect to any matters as to which the Custodian as holder of record is entitled to vote, coming before any meeting of shareholders of the Fund that issued such Fund Shares. All such directions shall be in writing on a form approved by the Custodian and signed by the Depositor, and delivered to the Custodian within the time prescribed by it. The Custodian shall vote only those Shares with respect to which it has received timely written directions from the Depositor; provided, however, that the Custodian may without such direction vote shares "present" to the extent that such a vote is needed to establish a quorum.

    (g) Limitations on Custodial Liability and Indemnification. The Depositor and the Custodian intend that the Custodian shall have and exercise no discretion, authority, or responsibility as to any investment in connection with the Custodial Account and the Custodian shall not be responsible in any way for the purpose, propriety, or tax treatment of any contribution, or of any distribution, or any other action or nonaction taken pursuant to the Depositor's direction or that of the Depositor's Beneficiary, executor, or administrator. The Depositor who directs the investment of his or her Account shall bear sole responsibility for the suitability of any directed investment and for any adverse consequences arising from such an investment, including, without limitation, the inability of the Custodian to value or to sell an illiquid investment, or the generation of unrelated business taxable income with respect to an investment. To the fullest extent permitted by law, the Depositor (or the Depositor's Beneficiary, executor, or administrator, as appropriate) shall at all times fully indemnify and save harmless the Custodian, the Company and their agents, affiliates, successors, assigns and their officers, directors, and employees, from any and all liability arising from the Depositor's investment direction under this Custodial Account and from any other liability whatsoever that may arise in connection with this Agreement except liability arising under applicable law or liability arising from gross negligence or willful misconduct on the part of the indemnified person. Although the Custodian shall have no responsibility to give effect to a direction from anyone other than the Depositor (or the Depositor's Beneficiary, executor, or administrator), the Custodian may, in its discretion, establish procedures pursuant to which the Depositor may delegate to a third party any or all of the Depositor's powers and duties hereunder; provided, however, that in no event may anyone other than the Depositor's executor execute the application by which this Agreement is adopted or the form by which the Beneficiary is appointed, and provided, further, that any such third party to whom the Depositor has so delegated powers and duties shall be treated as the Depositor for purposes of applying the preceding sentences of this paragraph and provisions of Article VIII, Section 3(a).

    (h) Resignation or Removal of Custodian. The Company may remove the Custodian at any time, and the Custodian may resign at any time, upon thirty (30) days' written notice to the Depositor. Upon the removal or resignation of the Custodian, the Company may, but shall not be required to, appoint a successor custodian under this Custodial Agreement; provided that any successor custodian shall satisfy the requirements of
        Section 408(a)(2) of the Code. Upon any such successor's acceptance of appointment, the Custodian shall transfer the assets of the Custodial Account, together with the copies of relevant books and records, to such successor custodian; provided, however, that the Custodian is authorized to reserve such sum of money or property as it may deem advisable for payment of any liabilities constituting a charge on or against the assets of the Custodial Account, or on or against the Custodian or the Company. The Custodian shall not be liable for the acts or omissions of any successor to it. If no successor is appointed by the Company, the Custodial Account shall be terminated and the assets of the Account, reduced by the amount of any unpaid fees or expenses, will be distributed to the Depositor.

7.  AMENDMENT AND TERMINATION
    (a) Amendment. The Depositor and Custodian authorize and direct the Company to amend this Agreement in any respect at any time (including retroactively), so that it may conform with applicable provisions of the Internal Revenue Code, or with any other applicable law as in effect from time to time. Any amendment made by the Company to comply with the Code and related regulations does not require the consent of the Depositor. Such other changes to this Agreement may be made as the Company deems advisable. Any such amendment shall be effected by delivery to the Custodian and mailing a copy of such amendment or a restatement of the Custodial Agreement including any such amendment to the Depositor at his or her last known address as shown in the records of the Custodian. The Depositor shall be deemed to consent to any such amendment(s) if he or she fails to object thereto by written notice received by the Custodian within thirty (30) calendar days from the date the Company mails a copy of such amendment(s) or restatement to the Depositor.

    (b) Termination. The Depositor may terminate the Custodial Account at any time upon notice to the Custodian in a manner and form acceptable to the Custodian. Upon such termination, the Custodian shall transfer the assets of the Custodial Account, reduced by the amount of any unpaid fees or expenses, to the custodian or trustee of another individual retirement account (within the meaning of Section 408 of the Code) or other retirement plan designated by the Depositor, as described in
        Article VIII, Section 5(h). The Custodian shall not be liable for losses arising from the acts, omissions, delays or other inaction of any such transferee custodian or trustee. If notice of the Depositor's intention to terminate the Custodial Account is received by the Custodian and the Depositor had not designated a transferee custodian or trustee for the assets in the Account, then the Account, reduced by any unpaid fees or expenses, will be distributed to the Depositor.

8.  MISCELLANEOUS
    (a) Governing Law. This Agreement, and the duties and obligations of the Company and the Custodian under the Agreement, shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts, except as superseded by federal law or statute.

    (b) When Effective. This Agreement shall not become effective until acceptance of the Application by or on behalf of the Custodian as its principal office, as evidenced by a written notice to the Depositor.

         THE CGM FUNDS * P.O. BOX 449 * BOSTON, MA 02117 * 800-345-4048

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                                         CGM DIRECT ROLLOVER FORM FOR NEW ACCOUNTS
============================================================================================================================
                                      PLEASE USE THIS FORM WHEN ROLLING ASSETS FROM A
                              QUALIFIED RETIREMENT PLAN OR 403(b) PLAN DIRECTLY TO A CGM IRA

----------------------------------------------------------------------------------------------------------------------------
  YOUR NAME AND ADDRESS
----------------------------------------------------------------------------------------------------------------------------

_______________________________________________________________       [ ] [ ] [ ] -  [ ] [ ] -  [ ] [ ] [ ] [ ]
 Name                                                                 Social Security Number

_______________________________________________________________
 Address

_______________________________________________________________       (__________) _________________________________________
 City                               State            Zip Code         Daytime Phone Number


----------------------------------------------------------------------------------------------------------------------------
  INVESTMENT INSTRUCTIONS
----------------------------------------------------------------------------------------------------------------------------
Type of IRA (please check one box):       [ ] Regular IRA           [ ] Rollover IRA
o Enclose $5.00 plan establishment fee. Make check payable to State Street Bank and Trust Company.

o Please type or print the name of the fund(s) you wish to invest in:

FUND NAME                                                             $ AMOUNT / % AMOUNT

_______________________________________________________________       ______________________________________________________

_______________________________________________________________       ______________________________________________________


----------------------------------------------------------------------------------------------------------------------------
  PLEASE COMPLETE AND SIGN THESE INSTRUCTIONS
----------------------------------------------------------------------------------------------------------------------------
IMPORTANT:  To ensure timely  processing  of your  rollover,  please call your current  Custodian or Trustee and verify the correct address of their transfer department and any transfer requirements, such as a signature guarantee.
IF YOU ARE 70 1/2 OR OLDER PLEASE REFER TO THE REVERSE SIDE OF THIS FORM.

_______________________________________________________________       (__________) _________________________________________
 Name of Current Custodian/ Trustee                                    Custodian's Phone Number

_______________________________________________________________       ______________________________________________________
 Address                                                              IRA Account Number (With Current Custodian)

_______________________________________________________________
 City                               State            Zip Code

o Please accept this as your authorization to:   [ ] Transfer All      OR        [ ] Transfer $ or % __________ to a CGM IRA

o The rollover should be processed:              [ ] Immediately       OR        [ ] Upon Maturity of My Assets

----------------------------------------------------------------------------------------------------------------------------
I request that the above-named Custodian or Trustee liquidate         Signature Guarantee (If Required by Current Custodian)
and rollover my plan assets as cash to State Street Bank and
Trust Company, Custodian of my CGM IRA.                               Name of Firm: ________________________________________

_______________________________________________________________       BY: __________________________________________________
 YOUR SIGNATURE                                   DATE                    Authorized Individual
----------------------------------------------------------------------------------------------------------------------------

                                             CUSTODIAN: MAKE CHECK PAYABLE TO:
                 STATE STREET BANK AND TRUST COMPANY, C/O CGM FUNDS, P.O. BOX 8511, BOSTON, MA 02266-8511
                     (Please include the Participant's name and Social Security Number on your check.)

----------------------------------------------------------------------------------------------------------------------------
ACCEPTANCE BY CUSTODIAN
State Street Bank and Trust Company accepts the assets being rolled over and agrees to serve as the Custodian of the IRA
Account established on behalf of the above named individual.

/s/ Douglass L. Coyne
____________________________________________________________________________________________________________________________
 AUTHORIZED SIGNATURE, STATE STREET BANK AND TRUST COMPANY                                                DATE
----------------------------------------------------------------------------------------------------------------------------

                          RETURN THIS FORM TO: THE CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117-0449
============================================================================================================================
IRADRNEW                                                                                                                  97


--------------------------------------------------------------------------------
IMPORTANT INFORMATION IF YOU ARE 70 1/2 OR OLDER
If this direct rollover is being made during or after a year in which you turn age 70 1/2, you must take Required Minimum Distributions (RMD) based on your life expectancy or the life expectancy of you and your beneficiary. Once elected, the method of calculating distributions (recalculated or non-recalculated) cannot be changed. It is your responsibility to ensure that you are taking the appropriate RMD. Failure to do so may result in a penalty tax of 50% of the amount not taken. Please call 1-800-345-4048 if you have any questions about RMD's.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  HOW TO DIRECTLY ROLLOVER ASSETS FROM A QUALIFIED OR 403(b) PLAN TO CGM
--------------------------------------------------------------------------------

1.  Complete and sign the IRA application.

2.  Complete and sign the IRA Direct Rollover Form.

3.  Enclose check for $5.00 made payable to State Street Bank and Trust Company.

4. Mail items 1-3 to CGM Funds, P.O. Box 449, Boston, MA 02117 in the return envelope provided.

5. Upon receipt of your Application, Direct Rollover Form and check, CGM will establish your IRA. We will send a letter of acceptance and your authorization to rollover assets to your current IRA Custodian and provide you with a copy of the letter.

6. After the rollover IRA proceeds have been received by CGM, a statement confirming the transaction will be mailed to you.
--------------------------------------------------------------------------------

                          QUESTIONS? CALL 800-345-4048

============================================================================================================================
                                          CGM IRA TRANSFER FORM FOR NEW ACCOUNTS
=============================================================================================================================
                       PLEASE USE THIS FORM WHEN MOVING ASSETS DIRECTLY FROM ONE IRA TO ANOTHER IRA.

----------------------------------------------------------------------------------------------------------------------------
  YOUR NAME AND ADDRESS
----------------------------------------------------------------------------------------------------------------------------

_______________________________________________________________       [ ] [ ] [ ] -  [ ] [ ] -  [ ] [ ] [ ] [ ]
 Name                                                                 Social Security Number

_______________________________________________________________
 Address

_______________________________________________________________       (__________) _________________________________________
 City                               State            Zip Code         Daytime Phone Number


----------------------------------------------------------------------------------------------------------------------------
  INVESTMENT INSTRUCTIONS
----------------------------------------------------------------------------------------------------------------------------
Type of IRA (please check one box):       [ ] Regular IRA           [ ] Rollover IRA
o Enclose $5.00 plan establishment fee. Make check payable to State Street Bank and Trust Company.

o Please type or print the name of the fund(s) you wish to invest in:

FUND NAME                                                             $ AMOUNT / % AMOUNT

_______________________________________________________________       ______________________________________________________

_______________________________________________________________       ______________________________________________________


----------------------------------------------------------------------------------------------------------------------------
  PLEASE COMPLETE AND SIGN THESE INSTRUCTIONS
----------------------------------------------------------------------------------------------------------------------------
IMPORTANT:  To ensure timely  processing  of your  rollover,  please call your current  Custodian or Trustee and verify the correct address of their transfer department and any transfer requirements, such as a signature guarantee.
IF YOU ARE 70 1/2 OR OLDER PLEASE REFER TO THE REVERSE SIDE OF THIS FORM.

_______________________________________________________________       (__________) _________________________________________
 Name of Current Custodian/ Trustee                                    Custodian's Phone Number

_______________________________________________________________       ______________________________________________________
 Address                                                              IRA Account Number (With Current Custodian)

_______________________________________________________________
 City                               State            Zip Code

o Please accept this as your authorization to:   [ ] Transfer All      OR        [ ] Transfer $ or % __________ to a CGM IRA

o The rollover should be processed:              [ ] Immediately       OR        [ ] Upon Maturity of My Assets

----------------------------------------------------------------------------------------------------------------------------
I request that the above-named Custodian or Trustee liquidate         Signature Guarantee (If Required by Current Custodian)
and transfer my IRA assets as cash to State Street Bank and
Trust Company, Custodian of my CGM IRA.                               Name of Firm: ________________________________________

_______________________________________________________________       BY: __________________________________________________
 YOUR SIGNATURE                                   DATE                    Authorized Individual
----------------------------------------------------------------------------------------------------------------------------

                                             CUSTODIAN: MAKE CHECK PAYABLE TO:
                 STATE STREET BANK AND TRUST COMPANY, C/O CGM FUNDS, P.O. BOX 8511, BOSTON, MA 02266-8511
                     (Please include the Participant's name and Social Security Number on your check.)

----------------------------------------------------------------------------------------------------------------------------
ACCEPTANCE BY CUSTODIAN
State Street Bank and Trust Company accepts the assets being transferred and agrees to serve as the Custodian of the IRA
Account established on behalf of the above named individual.

/s/ Douglass L. Coyne
____________________________________________________________________________________________________________________________
 AUTHORIZED SIGNATURE, STATE STREET BANK AND TRUST COMPANY                                                DATE
----------------------------------------------------------------------------------------------------------------------------

                          RETURN THIS FORM TO: THE CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117-0449
============================================================================================================================
IRATRANNEW                                                                                                                97


--------------------------------------------------------------------------------
IMPORTANT INFORMATION IF YOU ARE 70 1/2 OR OLDER.
If this transfer is being made during or after a year in which you turn age 70 1/2, you must take Required Minimum Distributions (RMD) based on your life expectancy or the life expectancy of you and your beneficiary. Once elected, the method of calculating distributions (recalculated or non-recalculated) cannot be changed. It is your responsibility to ensure that you are taking the appropriate RMD. Failure to do so may result in a penalty tax of 50% of the amount not taken. Please call 1-800-345-4048 if you have any questions about RMD's.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  HOW TO TRANSFER ASSETS TO CGM
--------------------------------------------------------------------------------

1.  Complete and sign the IRA application.

2.  Complete and sign the IRA Transfer Form.

3.  Enclose check for $5.00 made payable to State Street Bank and Trust Company.

4. Mail items 1-3 to CGM Funds, P.O. Box 449, Boston, MA 02117 in the return envelope provided.

5. Upon receipt of your Application, Transfer Form and check, CGM will establish your IRA. We will send a letter of acceptance and your authorization to transfer assets to your current IRA Custodian and provide you with a copy of the letter.

6. After the transferred IRA proceeds have been received by CGM, a statement confirming the transaction will be mailed to you.
--------------------------------------------------------------------------------

                          QUESTIONS? CALL 800-345-4048

================================================================================
                           CGM IRA ACCOUNT APPLICATION
================================================================================


--------------------------------------------------------------------------------
  1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

Name ___________________________________________________________________________

Social Security #  [ ] [ ] [ ] -  [ ] [ ] -  [ ] [ ] [ ] [ ]

Address ________________________________________________________________________

________________________________________________________________________________

Date of Birth __________________________________________________________________

Daytime Telephone Number (_____) _______________________________________________


--------------------------------------------------------------------------------
  2. IRA ACCOUNT INFORMATION
--------------------------------------------------------------------------------
Check the type of IRA that you want. If more than one option applies, specify the investment amount for each option.*
[ ] CONTRIBUTORY IRA - maximum - $2,000 for tax year 19_____.
[ ] TRANSFER IRA: If you are transferring assets from another IRA to CGM, complete this form and the CGM Transfer Form.
[ ] IRA TO IRA ROLLOVER: If you have received all or a part of the proceeds from an IRA within 60 days, you can rollover any portion of the amount to CGM. Please complete this form.
[ ] DIRECT ROLLOVER from a qualified pension, profit sharing, 401(k), or 403(b) plan sent to CGM by my employer. Please complete this form and the Direct Rollover Form.
[ ] Indirect Rollover from a qualified pension, profit sharing, 401(k), or 403(b) plan from which I have received the proceeds. Please complete this form.
* IF YOU WANT TO ESTABLISH A SEP-IRA, PLEASE CALL 800-345-4048 FOR THE APPROPRIATE FORMS.


--------------------------------------------------------------------------------
  3. INVESTMENT SELECTION ($1,000 MINIMUM PER FUND)
--------------------------------------------------------------------------------
$ ___________  CGM Mutual Fund
$ ___________  CGM Realty Fund
$ ___________  CGM Fixed Income Fund
$ ___________  CGM Capital Development Fund - see Section 9.
               Existing account number:________________________.
$ ___________  New EnglandCash Management Trust
               [ ] Money Market Series   [ ] U.S. Govt. Series
$ ___5.00____  INITIAL APPLICATION FEE
               (Required for all new plans)
$ ___________  AMOUNT OF CHECK ENCLOSED
MAKE ALL CHECKS PAYABLE TO THE SPECIFIC FUND IN WHICH YOU ARE INVESTING. IF YOU SELECT MORE THAN ONE FUND, PLEASE SUBMIT A CHECK FOR EACH FUND. NO THIRD PARTY CHECKS (CHECKS ENDORSED OVER TO CGM FROM AN INDIVIDUAL OR INSTITUTION) WILL BE ACCEPTED.


--------------------------------------------------------------------------------
  4. TELEPHONE EXCHANGE PRIVILEGES
--------------------------------------------------------------------------------
[ ] Yes      [ ]  No
This service enables you to exchange monies ($1,000 minimum) by telephone among accounts with the same registration in the CGM Funds or New England Cash Management Trust. (CGM Capital Development Fund is closed. Please see Section 9 for full details.) By completing this section, you authorize the Fund and its agents to accept and act upon telephone instructions from you and acknowledge receipt of the current prospectus of the Fund into which the exchange is made.


--------------------------------------------------------------------------------
  5. AUTOMATIC INVESTMENT PLAN - OPTIONAL
--------------------------------------------------------------------------------
Once you have met the $1,000 minimum, you may have us debit $50 or more each month from your bank account to apply to your IRA account. Please check this box [ ] and complete Section 10 on the reverse side.


--------------------------------------------------------------------------------
  6. BENEFICIARY DESIGNATION
--------------------------------------------------------------------------------
This Beneficiary Designation is to be used to indicate the person or persons to whom the IRA assets should be turned over to in the event of your death. If you are not survived by a validly designated Beneficiary, your benefits will be paid to your estate in the event of your death. IMPORTANT: If you do not designate a Beneficiary or if the Beneficiary designated is not a person, you cannot base your calculations for distributions on joint life expectancy.

   The Beneficiaries named herein and the manner of distribution may be changed or revoked at any time by filing a new designation in writing with the Custodian. This designation, and any changes or revocation, will only be effective upon receipt by the Custodian. PLEASE RETAIN A COPY FOR YOUR RECORDS.

   Upon my death, distribute my CGMIRA in equal shares to the following Principal Beneficiary(ies) who survive me or, if none survives me, in equal shares to the following Secondary Beneficiaries who survive me. (Attach an additional page if necessary.)

Principal Beneficiary(ies):

________________________________________________________________________________
 Name                          Birthdate                            Relationship

________________________________________________________________________________
 Address

Secondary Beneficiary(ies):

________________________________________________________________________________
 Name                          Birthdate                            Relationship

________________________________________________________________________________
 Address

CONSENT OF SPOUSE
(If you live in a community property state, complete if spouse is not sole primary beneficiary): I consent to the above Beneficiary Designation. By signing this consent, I intend to change the portion (if any) of this IRA which is community property into the separate property of my spouse. I specifically give to my spouse any interest I have in the funds deposited in this account.

________________________________________________________________________________
 Signature of Spouse                            Date


--------------------------------------------------------------------------------
  7. SIGNATURE
--------------------------------------------------------------------------------
By signing below, I certify that I agree to the provisions on the reverse side listed in Section 8.
--------------------------------------------------------------------------------
PLEASE SIGN HERE:

X ______________________________________________________________________________
  Signature                                   Date
--------------------------------------------------------------------------------
Please note that there is an annual $10 maintenance fee per account which will
be billed to you each year.                                               (OVER)
================================================================================
IRAAPP                                                                        97

--------------------------------------------------------------------------------
  8. PROVISIONS
--------------------------------------------------------------------------------
By signing this application establishing an IRA, I (i) appoint State Street Bank and Trust Company, or its successors, as Custodian of the Account, (ii) state that I have received, read, accept, and specifically incorporate the Custodial Agreement and Disclosure Statement by reference to this application, (iii) acknowledge receipt of the current prospectus of the mutual fund(s) selected,
(iv) consent to the Custodian's fee, (v) agree to promptly give instructions to the Custodian necessary to enable the Custodian to carry out its duties under the Plan, (vi) affirm that my participation is completely voluntary, and (vii) certify under penalties of perjury that the social security number provided is correct. I hereby adopt The CGM Individual Retirement Account (IRA) upon the terms and conditions thereof.

o If I have elected the "TELEPHONE EXCHANGE" service, I understand that the Fund may terminate or modify this privilege at any time. The Fund will employ reasonable procedures to confirm that instructions received by telephone are genuine, such as requesting personal identification information that appears on your account application and recording the telephone conversation. You will bear the risk of loss due to unauthorized or fraudulent instructions regarding your account, although the Fund may be liable if reasonable procedures are not employed.

o If I have enrolled in the "AUTOMATIC INVESTMENT PLAN" in Section 10, I authorize the Fund and its agents to initiate Automated Clearing House (ACH) debits against the designated account at a bank or other financial institution. I understand that:
   - Fund shares purchased by Automatic Investment Plan must be owned for 15 days before they may be redeemed.
   - I may terminate my Automatic Investment Plan by sending written notice to CGM Funds c/o BFDS, P.O. Box 8511, Boston, MA 02266-8511, or by calling 800-345-4048 no later than 10 days prior to my next scheduled debit date.
   - The CGM Funds may immediately terminate my Plan in the event that any item is unpaid by my financial institution.
   -  The Fund may terminate or modify this privilege at any time.


--------------------------------------------------------------------------------
  9. WHO CAN PURCHASE SHARES OF CGM CAPITAL DEVELOPMENT FUND
--------------------------------------------------------------------------------
Only shareholders of the Fund as of September 24, 1993 who remain shareholders thereafter may purchase additional shares of the Fund. The Fund reserves the right to reject any purchase order. This policy supersedes all previous eligibility requirements. Fund shares are not generally available to other persons except in special circumstances that have been approved by, or under the authority of, the board of trustees of the Fund. The special circumstances currently approved by the board of trustees of the Fund are limited to the offer and sale of shares of the Fund to the following additional persons: trustees of the Fund, employees of the Investment Manager and counsel to the Fund and the Investment Manager.


--------------------------------------------------------------------------------
  10. AUTOMATIC INVESTMENT PLAN (AIP)
--------------------------------------------------------------------------------
You can have us debit $50 or more on the same day each month from your bank account and have it applied to your IRA account. (Please allow 10 business days for the AIP Plan to start.)

To elect this option, please:  o  ATTACH A CHECK MARKED "VOID" FROM THE BANK
                                  ACCOUNT YOU WILL BE USING.
                               o  FILL IN THE INFORMATION REQUESTED BELOW.

Please invest $___________on or about [ ] 5th day of each month or [ ] 20th day of each month (5th will be selected if no box is checked)

As a convenience to me, you are hereby requested and authorized to pay and charge to my account Automated Clearing House (ACH) debits drawn on my account by and payable to the order of The CGM Funds. This authority is to remain in effect until revoked by me in writing and, until you actually receive such notice, I agree you will be fully protected in honoring any such debits.

________________________________________________________________________________
 Name of Bank                                Bank Account Number

________________________________________________________________________________
 Name of Depositor(s) as Shown on Bank Records

X                                            X
________________________________________________________________________________
 Signature of Participant                    Signature (if Joint Bank Account)


--------------------------------------------------------------------------------
  11. ACCEPTANCE BY CUSTODIAN
--------------------------------------------------------------------------------
Accepted by State Street Bank and Trust Company, Custodian

/s/ Douglass L. Coyne
________________________________________________________________________________
 AUTHORIZED SIGNATURE, STATE STREET BANK AND TRUST COMPANY           DATE

A statement will be sent to you confirming the establishment of your account and will serve as State Street Bank's acceptance.

Please note that you will be charged an annual maintenance fee of $10 for each fund account in your IRA.

                          QUESTIONS? CALL 800-345-4048

       SEND APPLICATION TO: CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117-0449

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
THE CGM FUNDS(R)
-------------------------------------------------------------------------------
SIMPLIFIED
-------------------------------------------------------------------------------
EMPLOYEE
-------------------------------------------------------------------------------
PENSION
-------------------------------------------------------------------------------
PLAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[Logo] ------------------------------------------------------------------------

       -------------------------------------------------------------------------

[LOGO]
THE CGM FUNDS SEP-IRA
TABLE OF CONTENTS
-------------------------------------------------------------------------------

     Page 4     Employer's Checklist for Setting Up a New SEP-IRA
     Page 5     Eligibility Form
     Page 6     Adoption Agreement Instructions
     Page 7     Adoption Agreement
     Page 9     SEP-IRA Application and Beneficiary Form
     Page 11    SEP-IRA Transfer Form
     Page 13    SEP Summary Form for Employees
     Page 14    Contribution Worksheets
     Page 17    Basic Plan Document
     Page 19    IRS Opinion Letter

  Employer's Checklist for Setting Up a New SEP-IRA
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
[1]   DETERMINE WHETHER YOU ARE ELIGIBLE TO ESTABLISH A SEP-IRA

      x Review the Basic Plan Document on page 17 with your attorney or tax adviser.

      x  Complete the Eligibility Form on page 5.

-------------------------------------------------------------------------------
[2]   PLEASE COMPLETE THESE FORMS

      x Complete the Adoption Agreement on page 7 and make an extra copy for your files. See Adoption Agreement Instructions on page 6.

      x Ask each participant to complete a copy of the SEP-IRA Application and Beneficiary Form on page 9 (and also the Transfer Form on page 11 if assets are being transferred from another SEP Plan). You may photocopy extra copies of both forms, if necessary.

      x Complete the SEP Summary for Employees Form on page 13 and distribute a copy to each participant along with the Employee Information Booklet and the CGM Funds Individual Retirement Account Booklet. (Please call us at 800-345-4048 to let us know how many of each booklet you will need for your employees.) Retain a copy of the SEP Summary for Employees Form for your files.

-------------------------------------------------------------------------------
[3]   RETURN THESE ITEMS TO: CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117

      x  Eligibility Form (page 5)

      x  Adoption Agreement (page 7)

      x  SEP-IRA Application Form for each participant (page 9)

      x SEP-IRA Transfer Form for each participant who is transferring assets to CGM (page 11)

      x  Investment check payable to "State Street Bank and Trust Company"

      x Application fee check for $5 payable to "State Street Bank and Trust Company." You may include the $5 application fee in your investment check.

-------------------------------------------------------------------------------
[4]   PLEASE NOTE

      The minimum initial investment is $1000 per account. There is a $5 application fee for each participant; and a $10 annual maintenance fee will be charged per mutual fund account.

      Future contributions made by the employer into each participant's account must meet the minimum additional investment of $50 per account. Also, all such contributions must be designated as "employer contributions." Employees may not make SEP-IRA contributions. All contributions must be made by the employer on behalf of the employee.

      You must distribute copies of the prospectuses for The CGM Funds to your employees before you make contributions on their behalf. Please call 800-345-4048 if you need additional copies of the prospectuses or have questions about your SEP-IRA.
===============================================================================

ELIGIBILITY FORM
-------------------------------------------------------------------------------

The following questions are designed to help employers, together with their attorneys and tax advisers, determine whether they are eligible to adopt a prototype SEP-IRA plan. Please answer the following questions and sign below.

YES  NO

[ ] [ ] Are you the owner of a business or the person authorized by a business to establish a SEP-IRA plan?
          If the answer is "NO", please STOP. You are NOT ELIGIBLE to establish this plan.

[ ] [ ] Has your business ever maintained a defined benefit plan which is now terminated?
          If the answer is "YES", please STOP. You are NOT ELIGIBLE to establish this plan.

          If you answer "YES" to any of the questions below, you may have to include leased employees and/or employees of other business(es) in your SEP-IRA Plan. Please consult your tax adviser to determine what additional action, if any, you must take.

[ ] [ ] Is the business a member of a controlled group of corporations, businesses or trades, (whether or not incorporated) within the meaning of IRC Section 414(b) or 414(c)?

[ ] [ ] Is the business a member of an affiliated service group within the meaning of IRC Section 414(m)?

[ ] [ ] Does the business use the services of leased employees within the meaning of IRC Section 414(n)?

SIGNATURE:

I certify that I am an authorized representative of the employer and that the employer is eligible to establish this SEP-IRA Plan. In determining my eligibility to adopt this plan, I relied solely upon the advice of my own advisers, and I agree not to hold Capital Growth Management Limited Partnership, CGM Trust, CGM Capital Development Fund or State Street Bank and Trust Company responsible for any liabilities that I may suffer as a result of being found ineligible to establish this SEP-IRA Plan.

-------------------------------------------------------------------------------
Name of Employer (Please print or type)


X
-------------------------------------------------------------------------------
Signature of Employer                                             Date Executed


===============================================================================

INSTRUCTIONS FOR ESTABLISHING THE STANDARD SIMPLIFIED EMPLOYEE PENSION PLAN
-------------------------------------------------------------------------------
These instructions are designed to help you, the employer, along with your attorney and/or tax advisor, establish your SEP plan. The instructions are meant to be used only as a general guide and are not intended as a substitute for qualified legal or tax advice.

ADOPTION AGREEMENT
If you wish to have us, the financial organization sponsoring this prototype plan, help you fill out the Adoption Agreement, we will do so. However, we recommend that you obtain the advice of your legal or tax advisor before you sign the Adoption Agreement.

This Adoption Agreement is a one-page form that needs to be completed and signed by the Employer. We recommend that you, as Employer, retain a photocopy of the completed Adoption Agreement with your permanent records.

--------------------------------------------------------------------------------
SECTION 1. EMPLOYER INFORMATION
--------------------------------------------------------------------------------
Fill in the requested information.


--------------------------------------------------------------------------------
SECTION 2. EFFECTIVE DATES
--------------------------------------------------------------------------------
This SEP plan is either a new plan (an initial adoption) or an amendment and restatement of an existing SEP plan.

If this is a new SEP plan, check Option A and fill in the effective date. The effective date is usually the first day of the plan year in which this Adoption Agreement is signed. For example, if an employer maintains a plan on a calendar year basis and this Adoption Agreement is signed on September 24, 1995, the effective date would be January 1, 1995.

If the reason you are adopting this plan is to amend and replace an existing SEP plan, check Option B. The existing SEP plan which will be replaced is called a "prior plan." You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan Adoption Agreement. The effective date of this amendment and restatement is usually the first day of the plan year in which the Adoption Agreement is signed.


--------------------------------------------------------------------------------
SECTION 3. ELIGIBILITY REQUIREMENTS
--------------------------------------------------------------------------------
NOTE: SECTION 3 SHOULD BE COMPLETED EVEN IF YOU DO NOT HAVE EMPLOYEES.

Within limits, you, as the employer, can specify the number of years your employees must work for you and the age they must attain before they are eligible to participate in this plan. Note that the eligibility requirements which you set up for the plan also apply to you.

Suppose, for example, you establish a service requirement of three of the immediately preceding five years and an age requirement of 21. In that case, only those employees (including yourself) who have worked for you for three of the immediately preceding five years and are at least 21 years old are eligible to participate in this plan.

PART A. YEARS OF ELIGIBILITY SERVICE REQUIREMENT

Fill in the number of years of service (0, 1, 2 or 3). This number must be either 0, 1, 2 or 3.

PART B. AGE REQUIREMENT
Fill in the age an employee must attain (no more than 21) to be eligible to participate in the plan.

PART C. CLASS OF EMPLOYEES ELIGIBLE TO PARTICIPATE
1. Generally you are permitted to exclude employees covered by the terms of a collective bargaining agreement (e.g., a union agreement) where retirement benefits were bargained for and those employees who are nonresident aliens with no U.S. income. If you wish to exclude those employees, check the first box under Section 3, Part C.
2. You are permitted to exclude those employees who have received less than $300 (indexed for cost of living increases) of compensation during the plan year. If you want to exclude those employees, check the second box under
    Section 3, Part C.

-------------------------------------------------------------------------------
SECTION 4. EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA
-------------------------------------------------------------------------------
PART A. CONTRIBUTION FORMULA
Because a SEP plan allows for flexible contributions, the amount of the contribution will be determined from year to year. There are no blanks to be completed in Part A.

PART B. ALLOCATION FORMULA
Once the contribution amount has been decided for a plan year, it must be allocated among the participants in the plan. The contribution can be allocated using either a pro rata formula or an integrated formula. Check either Option 1 or 2.

     OPTION 1. PRO RATA FORMULA
     Check this option if you wish to have the contribution allocated to all qualifying participants based on their compensation for the plan year.

     OPTION 2. INTEGRATED FORMULA
     Check this option if the plan is to be integrated. Generally, integration is a method of giving some participants in the plan an extra contribution allocation. Because of the complexity of integration, you should consult your tax advisor regarding this issue.

-------------------------------------------------------------------------------
SECTION 5. EMPLOYEE SIGNATURE
-------------------------------------------------------------------------------
An authorized representative of the employer must sign and date the Adoption Agreement. In addition, the prototype sponsor must provide its name, address and telephone number.

                            (C)1995 Universal Pensions, Inc., Brainerd, MN 56401

===============================================================================

THE CGM FUNDS SIMPLIFIED EMPLOYEE PENSION PLAN ADOPTION AGREEMENT
                                                                     FENCER LOGO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SECTION 1. EMPLOYER INFORMATION
-------------------------------------------------------------------------------

Name of Employer  _____________________________________________________________

Address  ______________________________________________________________________

_______________________________________________________________________________

Telephone  ____________________________________________________________________

Federal Tax Identification Number  ____________________________________________

Income Tax Year End ___________________________________________________________
                                  (month)              (day)
Plan Year End  ________________________________________________________________
                                  (month)              (day)

-------------------------------------------------------------------------------
SECTION 2.  EFFECTIVE DATES
-------------------------------------------------------------------------------
Check and complete Option A or B

OPTION A.
[ ] This is the initial adoption of a Simplified Employee Pension plan by the Employer.
     The Effective Date of this Plan is ___________________________, 19__.
     NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

OPTION B.
[ ] This is an amendment and restatement of an existing Simplified Employee Pension plan (a Prior Plan).
     The Prior Plan was initially effective on ________________________, 19__. The Effective Date of this amendment and restatement is ____________, 19__.
     NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

-------------------------------------------------------------------------------
SECTION 3.  ELIGIBILITY REQUIREMENTS
-------------------------------------------------------------------------------
Complete Parts A, B and C
PART A. SERVICE REQUIREMENT
An Employee will be eligible to become a Participant in the Plan after having performed Service for the Employer during at least ________________________ (enter 0, 1, 2 or 3) of the immediately preceding 5 Plan Years.
NOTE: If left blank, the Service Requirement will be deemed to be 0.

PART B. AGE REQUIREMENT
An Employee will be eligible to become a Participant in the Plan after attaining age _______________________________ (no more than 21).
NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

PART C. CLASS OF EMPLOYEES ELIGIBLE TO PARTICIPATE
All Employees shall be eligible to become a Participant in the Plan, except the following (if checked):

[ ] Certain Employees covered by a collective bargaining agreement and nonresident aliens, as described in Section 3.02 of the Plan.

[ ] Those Employees who have received less than $300 (indexed for cost of living increases in accordance with Section 408(k)(8) of the Code) of Compensation from the Employer during the Plan Year.

-------------------------------------------------------------------------------
SECTION 4.  EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA
-------------------------------------------------------------------------------
PART A. CONTRIBUTION FORMULA
For each Plan Year the Employer will contribute an amount to be determined from year to year.

PART B. ALLOCATION FORMULA (Check Option 1 or 2)
    OPTION 1. PRO RATA FORMULA.
[ ] The Employer Contribution for each Plan Year shall be allocated to the IRA of each Participant in the same proportion as such Participant's Compensation (not in excess of $200,000, indexed for cost of living increases in accordance with Section 408(k)(8) of the Code) for the Plan Year bears to the total Compensation of all Participants for such year. The amount allocated to each Participant's IRA shall be limited to the lesser of 15 percent of the first $200,000 (indexed) of the Participant's Compensation or $30,000.

-------------------------------------------------------------------------------
NOTE: See the Basic Plan Document, Section 2.03, seventh paragraph for OBRA '93 changes in the compensation limit.
-------------------------------------------------------------------------------

OPTION 2. INTEGRATED FORMULA.

[ ]  Employer Contributions shall be allocated in the manner described in
     Section 4.01(B) of the Plan.

     For purposes of the integrated formula, the integration level shall be (Choose one):

     OPTION 1. [ ]  The Taxable Wage Base (TWB)

     OPTION 2. [ ] ___% of the TWB level shall be the Taxable Wage Base.
     NOTE: If no box is checked, the integration level shall be the Taxable Wage Base.

-------------------------------------------------------------------------------
SECTION 5.  EMPLOYER SIGNATURE
-------------------------------------------------------------------------------

X
-------------------------------------------------------------------------------
Signature for Employer                                     Date Signed

-------------------------------------------------------------------------------
(Type Name)

Capital Growth Management Limited Partnership
-------------------------------------------------------------------------------
Name of Prototype Sponsor

222 Berkeley Street, Suite 1013, Boston, MA 02116
-------------------------------------------------------------------------------
Address

(617) 859-7714 or (800) 345-4048
-------------------------------------------------------------------------------
Telephone Number

Note to Employer: Before signing this Adoption Agreement, you should obtain the advice of a qualified attorney and tax advisor regarding its completion and the legal and tax implications of adopting this Plan.

                            (C)1995 Universal Pensions, Inc., Brainerd, MN 56401
===============================================================================

===============================================================================
                    THE CGM FUNDS SEP-IRA ACCOUNT APPLICATION
===============================================================================

-------------------------------------------------------------------------------
1. ACCOUNT INFORMATION
-------------------------------------------------------------------------------

Name  _________________________________________________________________________

Social Security #  [  ] [  ] [  ] - [  ] [  ] - [  ] [  ] [  ] [  ]

Address  ______________________________________________________________________

_______________________________________________________________________________

Date of Birth  ________________________________________________________________

Employer/Occupation  __________________________________________________________

Daytime Telephone Number (____)________________________________________________


-------------------------------------------------------------------------------
2. INITIAL CONTRIBUTION INFORMATION (MINIMUM $1000)
-------------------------------------------------------------------------------
The enclosed check represents:
(If more than one option is selected below, please specify the contribution amount for each option.)

[ ]  SEP-IRA Contribution made by Employer for above participant.
     $_________________ current year      $ _____________________prior year

[ ]  Rollover contribution from another IRA or SEP-IRA.
     $ ______________________

[ ]  Transfer of assets from another SEP-IRA. COMPLETE SEP-IRA
     TRANSFER FORM AND THE REST OF THIS FORM. $ ____________________


-------------------------------------------------------------------------------
3. INVESTMENT SELECTION
-------------------------------------------------------------------------------

$________________ CGM Mutual Fund

$________________ CGM Realty Fund
                  (CGM Realty Fund is not available in South Dakota.)

$________________ CGM Fixed Income Fund

$________________ CGM Capital Development Fund
                  (CGM Capital Development Fund is closed. Please see Section 9, "Who Can Purchase Shares of CGM Capital Development Fund", on the back of this application. If you are an eligible investor, check this box | | and fill in your existing CGM Capital Development Fund account number:___________________________.)

$________________ New England Cash Management Trust
                  [ ] Money Market Series  [ ] U.S. Govt. Series

$      5.00       INITIAL APPLICATION FEE
_________________ (Required for all accounts)

$________________ AMOUNT OF CHECK ENCLOSED

MAKE ALL CHECKS PAYABLE TO STATE STREET BANK AND TRUST COMPANY.
PLEASE NOTE: CGM American Tax Free Fund is not available under this SEP-IRA Plan because it may not be an appropriate investment for retirement plans and similar accounts.

-------------------------------------------------------------------------------
4. TELEPHONE EXCHANGE PRIVILEGES
-------------------------------------------------------------------------------
[ ] Yes   [ ] No

This service enables you to exchange monies ($1,000 minimum) by telephone among accounts with the same registration in the CGM Funds or New England Money Market Funds. CGM Capital Development Fund is closed. Please see Section 9 for full details. CGM Realty Fund is not available in South Dakota. By completing this section, you authorize the Fund and its agents to accept and act upon telephone instructions from you and acknowledge receipt of the current prospectus of the Fund into which the exchange is made.


-------------------------------------------------------------------------------
5.  AUTOMATIC INVESTMENT PLAN - OPTIONAL
-------------------------------------------------------------------------------
Employers may have us debit $50 or more each month from their bank account to apply to their SEP-IRA account. If you are an Employer and if you wish to set up an Automatic Investment Plan for you or your Plan Participants, please check this box [ ] and complete Section 10 on the reverse side.


-------------------------------------------------------------------------------
6.  BENEFICIARY DESIGNATION
-------------------------------------------------------------------------------
This Beneficiary Designation is to be used to indicate the person or persons to whom the SEP-IRA assets should be turned over in the event of your death. If you are not survived by a validly designated Beneficiary, your benefits will be paid to your estate in the event of your death. IMPORTANT: If you do not designate a Beneficiary or if the Beneficiary designated is not a person, you cannot base your calculations for distributions on joint life expectancy.

     The Beneficiaries named herein and the manner of distribution may be changed or revoked at any time by filing a new designation in writing with the Trustee. This designation, and any changes or revocation, will only be effective upon receipt by the Trustee. PLEASE RETAIN A COPY FOR YOUR RECORDS.

     Upon my death, distribute my CGM Simplified Employee Pension Plan Account (SEP-IRA) in equal shares to the following Principal Beneficiaries who survive me or, if none survives me, in equal shares to the following Secondary Beneficiaries who survive me:

Principal Beneficiary(ies):

_______________________________________________________________________________
Name                                                            Relationship

_______________________________________________________________________________
Address


Secondary Beneficiary(ies):

_______________________________________________________________________________
Name                                                            Relationship

_______________________________________________________________________________
Address


CONSENT OF SPOUSE
(To be used in community property states when spouse is not sole principal beneficiary): I consent to the above Beneficiary Designation. By signing this consent, I intend to change the portion (if any) of this SEP-IRA individual retirement account which is community property into the separate property of my spouse. I specifically give to my spouse any interest I have in the funds deposited in this account.

-------------------------------------------------------------------------------
Signature of Spouse                                               Date


-------------------------------------------------------------------------------
7.  SIGNATURE
-------------------------------------------------------------------------------
By signing below, I certify that I agree to the provisions on the reverse side listed in Section 8.

-------------------------------------------------------------------------------
  PLEASE SIGN HERE:

  x _______________________________________________________________________
    Signature                                           Date
-------------------------------------------------------------------------------
Please note that there is an annual $10 maintenance fee per account which will be billed to you each year.
                                                                          (OVER)
-------------------------------------------------------------------------------
SEPAPP95

8.  PROVISIONS
-------------------------------------------------------------------------------
By signing this application establishing an individual retirement account under my Employer's Simplified Employee Pension Plan (SEP-IRA), I (i) appoint State Street Bank and Trust Company, or its successors, as Trustee of the Account,
(ii) state that I have received, read, accept, and specifically incorporate the Trust and Disclosure Statement by reference to this application, (iii) acknowledge receipt of the current prospectus of the mutual fund(s) selected,
(iv) consent to the Trustee's fee, (v) agree to promptly give instructions to the Trustee necessary to enable the Trustee to carry out its duties under the Trust, (vi) represent that whenever information as to any taxable year is required to be filed with the Internal Revenue Service by the Trustee unless filed by me, I will file such information with the Internal Revenue Service,
(vii) affirm that my participation is completely voluntary, and (viii) confirm that my employer has made no specific endorsement of the choice of investments available under this plan and (ix) certify under penalties of perjury that the social security number provided is correct. I hereby adopt The CGM Individual Retirement Account (SEP-IRA) upon the terms and conditions thereof.

[ ] If I have elected the "TELEPHONE EXCHANGE" service, I understand that the Fund may terminate or modify this privilege at any time. The Fund will employ reasonable procedures to confirm that instructions received by telephone are genuine, such as requesting personal identification information that appears on your account application and recording the telephone conversation. You will bear the risk of loss due to unauthorized or fraudulent instructions regarding your account, although the Fund may be liable if reasonable procedures are not employed.

[ ] FOR EMPLOYERS ONLY: If I have enrolled in the "AUTOMATIC INVESTMENT PLAN" in Section 10, I authorize the Fund and its agents to initiate Automated Clearing House (ACH) debits against the designated account at a bank or other financial institution. I understand that:

   - Fund shares purchased by Automatic Investment Plan must be owned for 10 days before they may be redeemed.

   - I may terminate my Automatic Investment Plan by sending written notice to CGM Funds c/o BFDS, P.O. Box 8511, Boston, MA 02266-8511, 15 days prior to my next scheduled debit date.

   - The CGM Funds may immediately terminate my Plan in the event that any item is unpaid by my financial institution.

   - The Fund may terminate or modify this privilege at any time.

-------------------------------------------------------------------------------
9. WHO CAN PURCHASE SHARES OF CGM CAPITAL DEVELOPMENT FUND
-------------------------------------------------------------------------------
Only shareholders of the Fund as of September 24, 1993 who remain shareholders thereafter may purchase additional shares of the Fund. The Fund reserves the right to reject any purchase order. This policy supersedes all previous eligibility requirements. Fund shares are not generally available to other persons except in special circumstances that have been approved by, or under the authority of, the board of trustees of the Fund. The special circumstances currently approved by the board of trustees of the Fund are limited to the offer and sale of shares of the Fund to the following additional persons: trustees of the Fund, employees of the Investment Manager and counsel to the Fund and the Investment Manager.


-------------------------------------------------------------------------------
10. AUTOMATIC INVESTMENT PLAN (AIP) - AVAILABLE ONLY TO EMPLOYERS
-------------------------------------------------------------------------------
If you are an Employer, you can have us debit $50 or more on the same day each month from your bank account and have it applied to your SEP-IRA account or the SEP-IRA accounts of your Plan Participants. (Please allow 10 business days for AIP Plan to start.)

To elect this option, please: [ ] ATTACH A CHECK MARKED "VOID" FROM THE BANK
                                  ACCOUNT YOU WILL BE USING.
                              [ ] FILL IN THE INFORMATION REQUESTED BELOW.

Please invest $________ on or about | | 5th day of each month or | | 20th day of each month (5th will be selected if no box is checked).

Please allocate the above investment amount as follows:

-------------------------------------------------------------------------------------------------------
PARTICIPANT'S NAME      SOCIAL SECURITY NUMBER    SPECIFIC CGM FUND NAME    MONTHLY INVESTMENT AMOUNT
-------------------------------------------------------------------------------------------------------
                                                                            $
-------------------------------------------------------------------------------------------------------
                                                                            $
-------------------------------------------------------------------------------------------------------
                                                                            $
-------------------------------------------------------------------------------------------------------
                                                                            $
-------------------------------------------------------------------------------------------------------
                                                                            $
-------------------------------------------------------------------------------------------------------

                                                                            $ _________________________

TOTAL MONTHLY INVESTMENT
As a convenience to me, you are hereby requested and authorized to pay and charge to my account Automated Clearing House (ACM) debits drawn on my account by and payable to the order of The CGM Funds. This authority is to remain in effect until revoked by me in writing and, until you actually receive such notice, I agree you will be fully protected in honoring any such debits.

_______________________________________________________________________________
Name of Bank                                         Bank Account Number

_______________________________________________________________________________
Name of Depositor(s) as Shown on Bank Records

X                                             X
_______________________________________________________________________________
Signature of Employer                         Signature (if Joint Bank Account)


      SEND APPLICATION TO: CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117-0449
===============================================================================

PLEASE USE THIS FORM WHEN MOVING ASSETS
DIRECTLY FROM ONE IRA TO ANOTHER IRA

-------------------------------------------------------------------------------
                      THE CGM FUNDS SEP-IRA TRANSFER FORM
-------------------------------------------------------------------------------
IMPORTANT: CGM will send a formal letter of instruction along with this SEP-IRA Transfer form to your current Trustee or Custodian. To ensure timely processing of your transfer, please call your current Trustee or Custodian and verify the current address of their transfer department and any transfer requirements, such as a signature guarantee. IF YOU ARE AGE 70 1/2 OR OLDER, YOU MUST COMPLETE THE BACK OF THIS FORM.

TO:                                                   (    )
______________________________________________________________________________
Name of Current Trustee or Custodian                  Telephone Number

______________________________________________________________________________
Address                        City                   State         Zip Code

RE:
______________________________________________________________________________
     Name of Investment                               Account Number

[ ] I have established an Individual Retirement Account under a SEP-IRA Plan with the CGM Funds and have appointed State Street Bank and Trust Company as the Successor Trustee.

[ ]  Please accept this as your authorization to (check one):

     | | Liquidate and transfer $ or %_________ of my IRA assets held by you in the above account.

     | | Liquidate and transfer all of my IRA assets held by you in the above account.

[ ]  Please process this transaction as follows, effective (check one):
     | |  Immediately             |  | Upon maturity of my assets

[ ]  MAKE CHECK PAYABLE TO THE SPECIFIC CGM FUND IN WHICH YOU ARE INVESTING.

      State Street Bank and Trust Company, Trustee for the SEP-IRA of:

      ____________________________________________________________________
      Participant Name                              Social Security Number

      ____________________________________________________________________
      CGM Fund                                         CGM Account Number*

         *(If existing SEP-IRA account with CGM, indicate your CGM account number. If new, write "new" and complete SEP-IRA Account Application.)


[ ] Send check to: CGM Funds, c/o State Street Bank and Trust Company, P.O. Box 8511, Boston, MA 02266-8511

_____________________________________________
PLEASE SIGN HERE:

X
-------------------------------------------
YOUR SIGNATURE                      DATE
_____________________________________________         _________________________
                                                      Your Street Address
Signature Guarantee (if required by current Trustee)  _________________________
                                                      City    State    Zip Code
Name of Firm: ______________________________________

By: ________________________________________________  (___)____________________
                               Authorized Individual  Your Daytime Phone Number

_______________________________________________________________________________
 STATE STREET BANK AND TRUST COMPANY HEREBY ACCEPTS FUNDS WHICH YOU HOLD.

 ______________________________________________________________________________
 AUTHORIZED SIGNATURE, STATE STREET BANK AND TRUST COMPANY             DATE
_______________________________________________________________________________
                                                                          (OVER)
SEPIRATRAN95
________________________________________________________________________________

_______________________________________________________________________________
 PLEASE COMPLETE THIS SECTION IF YOU ARE 70 1/2 OR OLDER.

If this transfer is being made during or after the year in which you turn age 70-1/2, your required minimum distribution for the current year must be made from the distributing IRA prior to the transfer. Please check with your current IRA Trustee or Custodian for more information about minimum distributions. Please complete the following information concerning your distributions:

1. Date of Birth of the Designated Beneficiary being used to calculate minimum required distributions with respect to the transferor plan: ___________________ ____________________________. (If there is more than one Designated Beneficiary, you must use the birthdate of the oldest Beneficiary.)

2. Life expectancy of the Participant: (Choose one) [ ] is being recalculated [ ] is not being recalculated.

3. Life expectancies of the Participant and/or Spouse Beneficiary:
(Choose one) [ ] are being recalculated  [ ] are not being recalculated.
________________________________________________________________________________
    RETURN THIS FORM TO: THE CGM FUNDS o P.O. BOX 449 o BOSTON, MA 02117-0449

                                                                          [LOGO]
THE CGM FUNDS SEP SUMMARY FOR EMPLOYEES
--------------------------------------------------------------------------------
Please read together with your Employee Information Booklet.
--------------------------------------------------------------------------------
ESTABLISHMENT OF SEP PLAN
--------------------------------------------------------------------------------

Your employer has adopted a type of employee benefit plan known as a Simplified Employee Pension (SEP) Plan. In order to become a participant in the Plan, you must meet the Plan's eligibility requirements specified below. Once you become a participant, you are entitled to receive a certain share of the amounts your employer contributes to the Plan. All contributions will be deposited into a SEP-IRA for you. Contributions made to the Plan for you are yours to keep. These features of the Plan are explained further in the Employee Information Booklet. (Employers: Please call the CGM Funds at 800-345-4048 to let us know how many booklets you will need for your employees.)

The actual Plan is a complex legal document that has been written in a manner required by the Internal Revenue Service. This document is called a SEP Summary for Employees. It is designed to explain and summarize the important features of the Plan. If you have any questions or need additional information about the Plan, consult_____________________________________
               (Name of Employer Representative)

You may examine the Plan itself at a reasonable time by making arrangements with the above mentioned representative of your employer.

--------------------------------------------------------------------------------
ELIGIBILITY REQUIREMENTS
--------------------------------------------------------------------------------

EMPLOYER CONTRIBUTIONS: Your employer is not required to make contributions to the Plan. However, if a contribution is made, your SEP-IRA will receive a share of that contribution if you are an "eligible" employee and if you have met the age and service requirements set forth below.

ELIGIBLE EMPLOYEES: Under the SEP Plan, all employees can participate except the classifications of employees checked below:

[ ] Those employees covered by the terms of a collective bargaining agreement
    (a union agreement) where retirement benefits were negotiated and those employees who are nonresident aliens.

[ ] Those employees who did not earn at least $300 from the employer during the year. (This $300 figure is increased by the IRS each year based on changes in the cost of living.)

AGE REQUIREMENT: You must be at least ______ years old.

SERVICE REQUIREMENT: You must have worked for your employer in at least ______ (must be 0, 1, 2 or 3) of the immediately preceding 5 years.

--------------------------------------------------------------------------------
CONTRIBUTION FORMULA
--------------------------------------------------------------------------------

 Any employer contribution will be allocated to your SEP-IRA in accordance with the formula selected below (check one):

[ ] PRO RATA FORMULA. Each eligible employee will receive a pro rata portion of the employer contribution equal to the ratio of his or her compensation to the total compensation of all eligible employees. Thus, the contribution will be the same percentage of compensation for all employees.

[ ] INTEGRATED FORMULA. Integration allows contribution percentages among eligible employees to vary. Details about integration are provided in your Employee Information Booklet. The integration level is (check one):

    [ ] The Taxable Wage Base (TWB)

    [ ] ____% of the TWB

--------------------------------------------------------------------------------
SEP-IRA WITH PLAN SPONSOR
--------------------------------------------------------------------------------

Under this SEP Plan, you must maintain your SEP-IRA at the following financial organization subject to the following terms: THE CGM FUNDS, 222 BERKELEY STREET, BOSTON, MA 02116.
                                          MINIMUM            MINIMUM
                                          INITIAL           SUBSEQUENT
INVESTMENT OPTIONS                       INVESTMENT         INVESTMENT
--------------------------------------------------------------------------------
CGM Mutual Fund                            $1,000              $50
CGM Capital Development Fund*              $1,000              $50
CGM Fixed Income Fund                      $1,000              $50
CGM Realty Fund                            $1,000              $50
(Not available in South Dakota)
New England Cash Management Trust          $1,000              $50
Money Market Series
New England Cash Management Trust          $1,000              $50
US Government Series
--------------------------------------------------------------------------------

*Only shareholders of the CGM Capital Development Fund as of September 24, 1993 who have remained shareholders continuously since that date may purchase additional shares of the Fund. Please see The CGM Fund SEP-IRA Account Application (Section 9) for full details.

Before your Employer makes an investment on your behalf, please read the prospectus(es) for the CGM Fund(s) in which your contribution will be invested.

Please refer to the Disclosure Statement and other documentation given to you by the above named financial organization for the other terms and conditions which apply to your SEP-IRA.

                            (C)1995 Universal Pensions, Inc., Brainerd, MN 56401
--------------------------------------------------------------------------------

WORKSHEET A                                                        For Employers
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS SHEET OFFERS GUIDANCE IN CALCULATING YOUR SEP-IRA CONTRIBUTION. PLEASE SEEK PROFESSIONAL TAX ADVICE TO VALIDATE YOUR COMPUTATIONS.
--------------------------------------------------------------------------------

HOW TO CALCULATE SEP CONTRIBUTIONS FOR A SELF-EMPLOYED PERSON

  Individuals with self-employed income must base their contributions on "net earnings", rather than W-2 compensation, and special rules apply when figuring the maximum deduction for these contributions. Please see formula and example below for a full explanation.

DEFINITIONS

  SELF-EMPLOYED INDIVIDUAL: A self-employed individual is an employee for SEP purposes. He or she is also the employer. Even if the self-employed individual is the only eligible employee, he or she can have a SEP-IRA.

  COMPENSATION: For self-employed individuals, compensation refers to net earnings.

  NET EARNINGS: For SEP purposes, your net earnings from your business refers to your income less business expenses, reduced by a deduction for one-half of your self-employment tax, less your SEP-IRA contribution. (In this case, "expenses" include SEP plan contributions you make on behalf of any eligible employees, but exclude the contribution you, as a self-employed person, would make on your own behalf.)

FORMULA

  As mentioned above, the deduction allowed for a contribution must be taken into account when determining the earned income of a self-employed person. Because your deduction amount and your net earnings are each dependent on the other, this adjustment presents a problem.

  To solve this problem, you make the adjustment to net earnings indirectly by reducing the contribution rate called for in the plan. Use the following worksheet and your income tax forms to find this reduced contribution rate and your maximum deduction. Make no reduction to the contribution rate for any common-law employees.

--------------------------------------------------------------------------------

1. Start with the contribution rate (%) you have selected for all employees. And show that rate as a decimal... ______________

2. Add 1 to the rate ............................................ ______________

3. Divide line (1) by line (2)................................... ______________

4. Show your net earnings (not reduced for contributions to
   your SEP-IRA) from Schedule C, C-EZ or F (Form 1040) or
   Schedule K-1 (Form 1065)...................................... $_____________

5. Enter deduction for self-employment tax (Line 25, Form 1040).. $_____________

6. Adjusted net earnings (subtract line 5 from line 4) .......... $_____________

7. Multiply line 3 by the lesser of $150,000* or the adjusted net earnings on line 6. This is the maximum deduction for
   contributions to a self-employed person's SEP-IRA............. $_____________

--------------------------------------------------------------------------------
*The maximum compensation you may base your contribution on for 1995 is $150,000

                                   Please refer to the example on the next page.

5/95                                                                     WORKA95

WORKSHEET A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS SHEET OFFERS GUIDANCE IN CALCULATING YOUR SEP-IRA CONTRIBUTION. PLEASE
SEEK PROFESSIONAL TAX ADVICE TO VALIDATE YOUR COMPUTATIONS.
--------------------------------------------------------------------------------

EXAMPLE

You are a sole proprietor and have employees. This year you have decided to contribute 15% of compensation for you and your employees. Your net earnings from your business (not taking into account a deduction for contributions to your own SEP-IRA) are $140.000.

Using the worksheet, you figure your maximum deduction for contributions to your own SEP-IRA as follows:
--------------------------------------------------------------------------------

1. Contribution rate selected (15%) shown as a decimal............    .15
                                                                  ______________

2. Add 1 to the rate..............................................   1.15
                                                                  ______________

3. Divide line (1) by line (2) ...................................    .130435
                                                                  ______________

4. Show your net earnings (not reduced for contributions
   to your SEP-IRA) from Schedule C, C-EZ or F (Form 1040)
   or Schedule K-1 (Form 1065)....................................$140,000
                                                                  ______________

5. Enter deduction for self-employment tax (Line 25, Form 1040)...$ 10,000
                                                                  ______________

6. Adjusted net earnings (subtract line 5 from line 4) ...........$130,000
                                                                  ______________

7. Multiply line 3 by the lesser of $150,000* or the adjusted net earnings on line 6. This is the amount of your SEP-IRA contribution...................................................$ 16,956
                                                                  ______________
--------------------------------------------------------------------------------

*The maximum compensation you may base your contribution on for 1995 is $150,000

--------------------------------------------------------------------------------
For more information about SEP-IRAs, you may call the IRS at 800-829-3676 and ask for Publication 560 "Retirement Plans for the Self-Employed" or Publication 590 "Individual Retirement Arrangements." Chapter 8 of Publication 590 covers Simplified Employee Pensions. (SEPS).
--------------------------------------------------------------------------------

5/95                                                                     WORKA95
--------------------------------------------------------------------------------

WORKSHEET B                                                        For Employees
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS SHEET OFFERS GUIDANCE IN CALCULATING YOUR SEP-IRA CONTRIBUTION. PLEASE SEEK PROFESSIONAL TAX ADVICE TO VALIDATE YOUR COMPUTATIONS.
--------------------------------------------------------------------------------

HOW TO CALCULATE SEP CONTRIBUTIONS FOR YOUR COMMON-LAW EMPLOYEES

  The SEP rules permit you, as the employer, to contribute each year to each eligible employee's SEP-IRA. You can contribute 0% to 15% of the common-law employee's compensation. The maximum compensation you may base your contribution on for 1995 is $150,000. These contributions are funded by you. The contribution rate designated can vary from year to year. However, within a given year, the same rate must be applied to all plan participants, including yourself, if you selected pro rata as your allocation formula. Should you have selected the integrated formula as your allocation method, please seek competent tax advice as the method is more involved than can be explained in this worksheet.

DEFINITIONS

  Common-law employees are those employees who have no financial interest in your business.

  Compensation for these employees is the amount recorded on their W-2 form.

FORMULA

  The formula for computing the SEP-IRA contribution using pro-rata allocation for a common-law employee is as follows:

--------------------------------------------------------------------------------
1. Decide the percentage (%) of compensation you wish to
   contribute for yourself and your employees. Show that
   rate as a decimal.........................................   ________________

2. Show the common-law employee's compensation...............  $________________

3. Multiply line (1) by line (2). This is the maximum
   deduction for contributions to a common-law employee's
   SEP-IRA...................................................  $________________
--------------------------------------------------------------------------------


EXAMPLE

Barry is a common-law employee. His compensation for 1995 is $20,000. Barry's employer has decided to contribute 15% of compensation for each employee. Therefore, he may contribute $3,000 to Barry's SEP-IRA.
--------------------------------------------------------------------------------

1. Contribution rate selected (15%) shown as a decimal.......         .15
                                                                ________________

2. Compensation of common-law employee.......................     $ 20,000
                                                                ________________

3. Multiply line (1) by line (2).
   $20,000 x .15 =  .........................................     $  3,000
                                                                ________________
--------------------------------------------------------------------------------

$3,000 is the amount that the employer may contribute to Barry's SEP-IRA.

5/95                                                                     WORKB95
--------------------------------------------------------------------------------

                                                                          [LOGO]
THE CGM FUNDS SIMPLIFIED EMPLOYEE PENSION PLAN
BASIC PLAN DOCUMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECTION 1. ESTABLISHMENT AND PURPOSE OF PLAN
--------------------------------------------------------------------------------

1.01 PURPOSE The purpose of this Plan is to provide, in accordance with its provisions, a Simplified Employee Pension Plan providing benefits upon retirement for the individuals who are eligible to participate hereunder.

1.02 INTENT TO QUALIFY It is the intent of the Employer that this Plan shall be for the exclusive benefit of its Employees and shall qualify for approval under
Section 408(k) of the Internal Revenue Code, as amended from time to time (or corresponding provisions of any subsequent Federal law at that time in effect). In case of any ambiguity, it shall be interpreted to accomplish such result. It is further intended that it comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time.

1.03 WHO MAY ADOPT An employer who has ever maintained a defined benefit plan which is now terminated may not participate in this prototype Simplified Employee Pension Plan. If, subsequent to adopting this Plan, any defined benefit plan of the Employer terminates, the Employer will no longer participate in this prototype plan and will be considered to have an individually designed plan.

1.04 USE WITH IRA This prototype Simplified Employee Pension Plan must be used with an Internal Revenue Service model IRA (Form 5305 or Form 5305-A) or an Internal Revenue Service approved master or prototype IRA.

--------------------------------------------------------------------------------
SECTION 2. DEFINITIONS
--------------------------------------------------------------------------------

2.01 ADOPTION AGREEMENT Means the document executed by the Employer through which it adopts the Plan and thereby agrees to be bound by all terms and conditions of the Plan.

2.02 CODE Means the Internal Revenue Code of 1986 as amended.

2.03 COMPENSATION For the purposes of the $300 limit of Section 408(k)(2)(C) of the Code shall be defined as Section 414(q)(7) Compensation.

For all other purposes, Compensation shall mean all of a Participant's wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

Compensation shall include only that Compensation which is actually paid or made available to the Participant during the Plan Year.

Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

2.04 EARNED INCOME Means the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan or to a Simplified Employee Pension Plan to the extent deductible under Section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(F) of the Code for taxable years beginning after December 31, 1989.

2.05 EFFECTIVE DATE Means the date the Plan becomes effective as indicated in the Adoption Agreement.

2.06 EMPLOYEE Means any person who is a natural person employed by the Employer as a common-law employee and if the Employer is a sole proprietorship or partnership, any Self-Employed Individual who performs services with respect to the trade or business of the Employer. Further, any employee of any other employer required to be aggregated under Section 414(b), (c), (m), or (o) of the Code and any leased employee required to be treated as an employee of the Employer under Section 414(n) of the Code shall also be considered an Employee.

2.07 EMPLOYER Means any corporation, partnership or sole proprietorship named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of the sole proprietor

2.08 EMPLOYER CONTRIBUTION Means the amount contributed by the Employer to this Plan

2.09 IRA Means the designated Individual Retirement Account or Individual Retirement Annuity, which satisfies the requirements of Section 408 of the Code, and which is maintained with the Prototype Sponsor by a Participant.

2.10 PARTICIPANT Means any Employee who has met the participation requirements of Section 3.01 and who is or may become eligible to receive an Employer Contribution.

2.11 PLAN Means this plan document plus the corresponding Adoption Agreement as completed and signed by the Employer.

2.12 PLAN YEAR Means the 12 consecutive month period which coincides with Employer's taxable year or such other 12 consecutive month period as is designated in the Adoption Agreement.

2.13 PRIOR PLAN Means a plan which was amended or replaced by adoption of this plan document, as indicated in the Adoption Agreement.

2.14 PROTOTYPE SPONSOR Means the entity specified in the Adoption Agreement which sponsors this prototype Plan.

2.15 SELF-EMPLOYED INDIVIDUAL Means an individual who has Earned Income for a Plan Year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the Plan Year.

2.16 SERVICE Means the performance of duties by an Employee for the Employer, for any period of time, however short, for which the Employee is paid or entitled to payment. When the Employer maintains the Plan of a predecessor employer, an Employee's Service will include his service for such predecessor employer.

2.17 TAXABLE WAGE BASE Means the maximum amount of earnings which may be considered wages for a year under Section 3121 (a)(l) of the Code in effect as of the beginning of the Plan Year.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECTION 3. ELIGIBILIGY AND PARTICIPATION
--------------------------------------------------------------------------------

3.01 ELIGIBILITY REQUIREMENTS Except for those Employees excluded pursuant to
Section 3.02, each Employee of the Employer who fulfills the eligibility requirements specified in the Adoption Agreement shall, as a condition for further employment, become a Participant. Each Participant must establish an IRA with the Prototype Sponsor to which Employer Contributions under this Plan will be made.

3.02 EXCLUSION OF CERTAIN EMPLOYEES If the Employer has so indicated in the Adoption Agreement, the following Employees shall not be eligible to become a Participant in the Plan: (1) Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement, provided retirement benefits were the subject of good faith bargaining; and (2) those Employees who are nonresident aliens, who have received no earned income from the Employer which constitutes earned income from sources within the United States.

3.03 ADMITTANCE AS A PARTICIPANT
  A. PRIOR PLAN If this Plan is an amendment or continuation of a Prior Plan, each Employee of the Employer who immediately before the Effective Date was a participant in said Prior Plan shall be a Participant in this Plan as of said date.
  B. NOTIFICATION OF ELIGIBILITY The Employer shall notify each Employee who becomes a Participant of his status as a Participant in the Plan and of his duty to establish an IRA with the Prototype Sponsor to which Employer Contributions may be made.
  C. ESTABLISHMENT OF AN IRA If a Participant fails to establish an IRA for whatever reason, the Employer may execute any necessary documents to establish an IRA with the Prototype Sponsor on behalf of the Participant.

3.04 DETERMINATIONS UNDER THIS SECTION The Employer shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

3.05 LIMITATION RESPECTING EMPLOYMENT Neither the fact of the establishment of the Plan nor the fact that a common-law employee has become a Participant shall give to that common-law employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common-law employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

-------------------------------------------------------------------------------
SECTION 4.  CONTRIBUTIONS AND ALLOCATIONS
-------------------------------------------------------------------------------
4.01 EMPLOYER CONTRIBUTIONS

A. ALLOCATION FORMULA Employer Contributions shall be allocated in accordance with the allocation formula selected in the Adoption Agreement. Each Employee who has satisfied the eligibility requirements pursuant to Section 3.01 (thereby becoming a Participant) will share in such allocation.

   Employer Contributions made for a Plan Year on behalf of any Participant shall not exceed the lesser of 15% of Compensation or the limitation in effect under Code Section 415(c)(1)(A) (indexed for cost of living increases in accordance with Code Section 415(d)).

B. INTEGRATED ALLOCATION FORMULA If the Employer has selected the integrated allocation formula in the Adoption Agreement, then Employer Contributions for the Plan Year will be allocated to Participants' IRAs as follows:

   STEP 1 Employer Contributions will be allocated to each Participant's IRA in the ratio that each Participant's total Compensation bears to all Participants' total Compensation, but not in excess of 3% of each Participant's Compensation.

   STEP 2 Any Employer Contributions remaining after the allocation in Step 1 will be allocated to each Participant's IRA in the ratio that each Participant's Compensation for the Plan Year in excess of the integration level bears to the Compensation of all Participants in excess of the integration level, but not in excess of 3%.

   STEP 3 Any Employer Contributions remaining after the allocation in Step 2 will be allocated to each Participant's IRA in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the maximum disparity rate described in the table below.

   STEP 4 Any Employer Contributions remaining after the allocation in Step 3 will be allocated to each Participant's IRA in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that Plan Year.

   The integration level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

      INTEGRATION LEVEL                                MAXIMUM DISPARITY RATE
      _________________                                _______________________

   Taxable Wage Base (TWB)                                      2.7%
   More than $0 but not more than X*                            2.7%
   More than X* of TWB but not more than 80% of TWB             1.3%
   More than 80% of TWB but not more than TWB                   2.4%

   *X mean the greater of $10,000 or 20% of TWB.

C. TIMING OF EMPLOYER CONTRIBUTION Employer Contributions, if any, made on behalf of Participants for a Plan Year shall be allocated and deposited to the IRA of each Participant no later than the due date for filing the Employer's tax return (including extensions).

4.02 VESTING, WITHDRAWAL RIGHTS TO CONTRIBUTIONS All Employer Contributions made under the Plan on behalf of Employees shall be fully vested and nonforfeitable at all times. Each Employee shall have an unrestricted right to withdraw at any time all or a portion of the Employer Contributions made on his behalf. However, withdrawals taken are subject to the same taxation and penalty provisions of the Code which are applicable to IRA distributions.

4.03 SIMPLIFIED EMPLOYER REPORTS The Employer shall furnish reports, relating to contributions made under the Plan, in the time and manner and containing the information prescribed by the Secretary of the Treasury, to Participants. Such reports shall be furnished at least annually and shall disclose the amount of the contribution made under the Plan to the Participant's IRA.

--------------------------------------------------------------------------------
SECTION 5. AMENDMENT OR TERMINATION OF PLAN
--------------------------------------------------------------------------------

5.01 AMENDMENT BY EMPLOYER The Employer reserves the right to amend the elections made or not made on the Adoption Agreement by executing a new Adoption Agreement and delivering a copy of the same to the Prototype Sponsor. The Employer shall not have the right to amend any nonelective provision of the Adoption Agreement nor the right to amend provisions of this plan document. If the employer adopts an amendment to the Adoption Agreement or plan document in violation of the preceding sentence, the Plan will be deemed to be an individually designed plan and may no longer participate in this prototype Plan.

5.02 AMENDMENT BY PROTOTYPE SPONSOR By adopting this Plan, the Employer delegates to the Prototype Sponsor the power to amend or replace the Adoption Agreement or the Plan to conform them to the provisions of any law, regulations or administrative rulings pertaining to Simplified Employee Pensions and to make such other changes to the Plan, which, in the judgment of the Prototype Sponsor, are necessary or appropriate. The Employer shall be deemed to have consented to all such amendments; provided however, that no changes may be made without the consent of the Employer if the effect would be to substantially change the costs or benefits under the Plan. The Prototype Sponsor shall not have the obligation to exercise or not to exercise the power delegated to it nor shall the Prototype Sponsor incur liability of any nature for any act done or failed to be done by the Prototype Sponsor in good faith in the exercise or nonexercise of the power delegated hereunder.

5.03 LIMITATIONS ON POWER TO AMEND No amendment by either the Employer or the Prototype Sponsor shall reduce or otherwise adversely affect any benefits of a Participant or Beneficiary acquired prior to such amendment unless it is required to maintain compliance with any law, regulation or administrative ruling pertaining to Simplified Employee Pensions.

5.04 TERMINATION While the Employer expects to continue the Plan indefinitely, the Employer shall not be under any obligation or liability to continue contributions or to maintain the Plan for any given length of time. The Employer may terminate this Plan at any time by appropriate action of its managing body. This Plan shall terminate on the occurrence of any of the following events:

A. Delivery to the Prototype Sponsor of a notice of termination executed by the Employer specifying the effective date of the Plan's termination.

B. Adjudication of the Employer as bankrupt or the liquidation or dissolution of the Employer.

5.05 NOTICE OF AMENDMENT, TERMINATION Any amendment or termination shall be communicated by the Employer to all appropriate parties as required by law. Amendments made by the Prototype Sponsor shall be furnished to the Employer and communicated by the Employer to all appropriate parties as required by law. Any filings required by the Internal Revenue Service or any other regulatory body relating to the amendment or termination of the Plan shall be made by the Employer.

5.06 CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER A successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and present Employer (or if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.
--------------------------------------------------------------------------------

27

INTERNAL REVENUE SERVICE                   Department of the Treasury
Prototype SEP 001
FFN: 50495842700-001 Case: 9580029         Washington, DC 20224
EIN: 04-3076053
Letter Serial No: D410091a

                                           Person to Contact: MS. ARRINGTON
         CAPITAL GROWTH MANAGEMENT
                                           Telephone Number: (202) 622-8173
         222 BERKELEY STREET SUITE 1013
                                           Refer Reply to: CP:E:EP:Q:P3
         BOSTON, MA 02116
                                           Date: 03/22/95

Dear Applicant:

In our opinion, the form of your Simplified Employee Pension (SEP) arrangement is acceptable under section 408(k) of the Internal Revenue Code. This SEP arrangement is approved for use only in conjunction with an Individual Retirement Arrangement (IRA) which meets the requirements of Code section 408 and has received a favorable opinion letter, or a model IRA (Forms 5305 and 5305-A).

Employers who adopt this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408 provided that it is used in conjunction with an approved IRA. Please provide a copy of this letter to each adopting employer.

Code section 408(l) and related regulations require that employers who adopt this SEP arrangement furnish employees in writing certain information about this SEP arrangement and annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number. Please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter. Please provide those adopting this plan with your phone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter as a permanent record. Please notify us if you terminate the form of this plan.

                                 Sincerely yours,



                                John Swieca
                                Chief, Employee Plans Technical Branch
--------------------------------------------------------------------------------

[logo]

CGM Capital Development Fund
CGM Mutual Fund
CGM Fixed Income Fund
CGM American Tax Free Fund
CGM Realty Fund

Post Office Box 449
Boston, Massachusetts 02117
800-345-4048

PLEASE NOTE: CGM American Tax Free Fund is not available under this SEP-IRA Plan because it may not be an appropriate investment for retirement plans and similar accounts.

         (C) 1995 Universal Pensions, Inc., Brainerd, MN 56401      SEPIRABOOK95
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              IMPORTANT: PLEASE SAVE WITH YOUR PERMANENT RECORDS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             CGM 403(b)(7) TAX-SHELTERED CUSTODIAL ACCOUNT AGREEMENT
--------------------------------------------------------------------------------


This Agreement allows you to establish a tax-sheltered custodial account authorized under Section 403(b)(7) of the Internal Revenue Code. By electing to reduce your compensation and have your Employer contribute to your tax-sheltered custodial account, you will not be taxed on the amounts contributed or earnings attributable to such amounts until the funds are withdrawn from your account.

SECTION ONE: DEFINITIONS

The following words and phrases when used in this Agreement with initial capital letters shall have the meanings set forth below.

1.01 ACCOUNT - Means the tax-sheltered custodial Account established pursuant to this Agreement for the benefit of the Participant and when the context so implies refers to the assets, if any, then held by the Custodian hereunder.

1.02 AGREEMENT - Means this 403(b)(7) Tax-Sheltered Custodial Account Agreement.

1.03 BENEFICIARY - Means the person or persons designated by the Participant in accordance with Section 4.04 to receive any distributions from the Account upon the Participant's death.

1.04 Code - Means the Internal Revenue Code of 1986, as amended from time to time.

1.05 CUSTODIAN - Means State Street Bank and Trust Company or any successor thereto which qualifies to serve as Custodian in the manner prescribed by
     Section 401(f)(2) of the Code.

1.06 EMPLOYER - Means the entity so designated on this Agreement. The Employer must be an entity described in Section 501(c)(3) of the Code which is exempt from tax under Section 501(a) of the Code, an educational organization described in Section 170(b)(1)(A)(ii) of the Code or any other entity eligible under Section 403(b) of the Code to make contributions to tax-sheltered custodial accounts.

1.07 PARTICIPANT - Means any person who is regularly employed by the Employer who elects to participate in this Agreement by completing and signing a Salary Deferral Agreement or such other form as may be acceptable to the Employer.

1.08 SALARY DEFERRAL AGREEMENT - Means the Salary Reduction Agreement signed by the Employee and delivered to the Employer whereby the Employer authorizes a reduction of salary to be contributed by the Employer to the Employee's Account established hereunder.

1.09 SPONSOR - Means Capital Growth Management Limited Partnership.

SECTION TWO: CONTRIBUTIONS

2.01 Salary Deferral Agreement - The Custodian may accept contributions from the Employer on behalf of a Participant made pursuant to a Salary Deferral Agreement. A Participant shall designate the amount or percentage of such Participant's compensation which is to be deferred in the Salary Deferral Agreement. Such amount or percentage shall be effective until otherwise modified in writing by the Participant. A Participant may amend or terminate his or her Salary Deferral Agreement at such times as may be permitted by the Employer, however, the Participant may not change his or her elections more than once per tax year.

2.02 MAXIMUM CONTRIBUTION LIMITS - In no event shall the contributions to the Account for a tax year on behalf of a Participant exceed the maximum allowable deferrals permitted under current law or regulation.

          (a)The maximum salary deferral made during a tax year on behalf of a Participant, when aggregated with other salary deferral amounts made through the Employer (or controlled group of Employers under IRC 414(b), (c), (m) or (o)), shall not exceed the lesser of the maximum permitted amount for a Participant under Sections 403(b)(2) and 415(c) of the Code for that year.

          (b)The maximum of all salary deferrals made during the Participant's tax year shall not exceed the limitations set forth in Section 402(g) of the Code.

          (c)The maximum salary deferrals may be based on a valid election by the Participant to use available special increase options.

     Neither the Custodian nor Employer shall be under any obligation to determine whether contributions made pursuant to this Agreement on behalf of the Participant exceed the limits prescribed under the Code.

2.03 TRANSFER TO CUSTODIAL ACCOUNT - The Participant may transfer (or arrange for the transfer of) assets from another annuity contract or custodial account described in Section 403(b) of the Code to this Account. The transfer shall be accepted by the Custodian if the Participant certifies that the transaction satisfies all current requirements for such a transaction. The Custodian may request the Participant to provide such information it deems necessary prior to accepting the transfer. The Custodian shall not be responsible for determining whether any transfer is proper.

SECTION THREE: INVESTMENT OF CONTRIBUTIONS

3.01 SHARES OF REGULATED INVESTMENT COMPANIES - All Contributions by a Participant to his or her Account shall be invested by the Custodian pursuant to written instructions concerning the investment delivered by the Participant to the Custodian prior to or at the time the contribution is made to the Account. The Custodian shall, within a reasonable time following receipt of written instructions from the Participant, invest such contributions in full or fractional shares of certain regulated investment companies.

     For purposes of this Agreement, "regulated investment companies" means any of the following: CGM Mutual Fund, CGM Capital Development Fund (if the Participant is an eligible investor), CGM Fixed Income Fund, CGM Realty Fund, New England Money Market Funds and/or any other taxable funds sponsored by Capital Growth Management.

     If the investment instructions provided by the Participant to the Custodian are nor received by the Custodian, or are, in the opinion of the Custodian, ambiguous, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, without liability for interest, dividends or any other gain whatsoever, pending receipt of proper instructions or clarification. The Custodian shall advise the Participant of the form and manner in which investment instructions must be given.

3.02 PARTICIPANT CHANGE OF INVESTMENT - Subject to rules and procedure adopted by the Custodian, a Participant may, at his or her election, direct the Custodian to redeem any or all regulated investment company shares held by the Custodian pursuant to this Agreement and to reinvest the proceeds in such other regulated investment company shares as directed. Transactions of this character must conform with the provisions of the current prospectus for the regulated investment company shares subject to purchase.

3.03 DIVIDENDS AND DISTRIBUTIONS - Dividends and other distributions received by the Custodian on shares of any regulated investment company held in the Account shall be reinvested in additional shares of the regulated investment company from which the dividend or other distribution originates, unless the Participant directs the Custodian to act otherwise. Should a Participant have the choice of receiving a distribution of shares (as defined in Section 4.01) from a regulated investment company in additional shares, cash or other property, the Custodian shall nonetheless elect to receive such distribution in additional shares.

3.04 REGISTERED OWNER, VOTING RIGHTS - All regulated investment company shares acquired by the Custodian pursuant to this Agreement shall be registered in the name of the Custodian or its nominee. The Custodian shall deliver or cause to be executed and delivered to the Participant all notices, prospectuses, financial statements, proxies and related proxy information The Custodian shall vote the shares in accordance with instructions from the Participant.

3.05 SALES CHARGES - All sales charges, transfer fees, investment fees or other administrative charges associated with the purchase of, transfer of or sale of regulated investment company shares shall be charged to the Account of the Participant.

SECTION FOUR: DISTRIBUTIONS

4.01 LIMITATIONS ON DISTRIBUTIONS - Subject to the limitations described in this Agreement, a Participant may request a distribution from the Account. A Participant's Account may not be distributed prior to the Participant's:

          (a) attainment of age 59 1/2,

          (b) incurring a disability within the meaning of Section 72(m)(7) of the Code,

          (c) death,

          (d) encountering a financial hardships, or

          (e) separation from service.

     No distribution shall be made to a Participant (or Beneficiary(ies), if applicable) until he or she completes such written forms and provides such additional information and documentation as the Custodian, in its sole discretion, may deem necessary. If the value of the Account immediately preceding the 1989 Plan Year is ascertainable, such pre- 1989 amounts are not subject to the limitations of Section 4.01.

4.02 FINANCIAL HARDSHIP - For purposes of this Agreement, "financial hardship" shall include a financial need incurred by the Participant due to illness, temporary disability, purchase of a home, or educational expenses of the Participant or any member of his or her immediate family, or any other immediate and heavy financial need of the Participant; provided, however, no financial hardship shall exceed or otherwise not conform to the requirements of Section 403(b)(7) of the Code. No distributions due to financial hardship shall exceed the amount determined to be required to meet the immediate financial need created by the hardship which cannot be otherwise reasonably accommodated from the resources of the Participant. Any distribution made due to a Participant's financial hardship shall be made to such Participant in a single sum payment in cash pursuant to written instructions in a form acceptable to the Custodian, and delivered to the Custodian as may be provided in Section 403(b)(7) of the Code.

     Hardship distributions may consist only of the amounts contributed pursuant to a Participant's Salary Deferral Agreement.

4.03 FORM OF DISTRIBUTION - Distributions for other than a financial hardship shall be made in any one or more or any combination of the following forms:

          (a)single lump sum payment;

          (b)monthly, quarterly, semiannual or annual payments over a period elected by the Participant not to extend beyond the Participant's life expectancy; or

          (c)in monthly, quarterly, semiannual or annual payments over a period selected by the Participant not to exceed the joint life and last survivor expectancy of the Participant and his or her Beneficiary(ies).

     At any time prior to commencement of distribution, the Participant may make or change the foregoing distribution forms by delivering a written notice to the Custodian.

     Notwithstanding any other provision to the contrary, the Custodian may make an immediate single sum distribution to the Participant or Beneficiary(ies) (if applicable) if the value of the Account does not exceed $3,500.

     At the discretion of the Custodian, other forms of distribution, if allowed under applicable provisions of the Code, may be allowed.

     In the event a Participant does not elect any of the methods of distribution described above on or before such Participant's 70 1/2 birthday, the Participant shall be deemed to have elected distribution made on his or her 70 1/2 birthday in the form of periodic payments over the single life expectancy of the participant using the declining years method of determining the Participant's life expectancy multiple; provided, however, the Custodian shall have no liability to the Participant for any tax penalty or other damages which may result from any inadvertent failure by the Custodian to make such a distribution.

     Notwithstanding anything in this Agreement to the contrary, distributions shall conform to the minimum distribution requirements of Section 401(a)(9) of the Code and the regulations thereunder, including Treasury Regulations Sections 1.401(a)(9)-2 and 1.403(b)-2.

     If the value of the Account prior to 1987 is determinable, the pre-1987 amount need not be subject to a required minimum distribution until the calendar year the Participant attains age 75, or such later date as may be allowed by law or regulation.

4.04 DESIGNATION OF BENEFICIARY - Each Participant may designate, upon a form provided by the Custodian, any person or persons (including an entity other than a natural person) as primary or contingent Beneficiary to receive all or a specified portion of the Participant's Account in the event of the Participant's death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Custodian.

4.05 DISTRIBUTION UPON DEATH OF PARTICIPANT - If a Participant dies before his or her entire interest in the Account is distributed to him or her, or if distribution has commenced to the Participant and his or her surviving spouse and such surviving spouse dies before the entire interest is distributed to such spouse, the entire interest or remaining undistributed balance of such interest shall be distributed in the form of a single sum cash payment, or other form of payment as permitted under current applicable code or regulations to the Beneficiary(ies), if any, as designated by the Participant or his or her spouse as the case may be. In the event no such Beneficiary has been designated, the Participant's estate shall receive the balance of the Account.

4.06 DISTRIBUTION OF EXCESS AMOUNTS - The Custodian may make distribution of any excess to the Participant.

4.07 ELIGIBLE ROLLOVER DISTRIBUTIONS - At the election of a Participant (or the surviving spouse Beneficiary of a deceased Participant) the Custodian shall pay any eligible rollover distribution to an individual retirement plan described in Section 408 of the Code or another annuity contract or custodial account described in Section 403(b) of the Code in a direct rollover for that Participant (or Beneficiary). The term "eligible rollover distribution" shall have the meaning set forth in Sections 402(c)(2) and
     (4) of the Code and Q&A-3 through Q&A-8 of Treasury Regulations Section 1.402(c)-2T.

     The Participant (or surviving spouse Beneficiary) who desires a direct rollover must specify the individual retirement plan or 403(b) plan to which the eligible rollover distribution is to be paid and satisfy such other reasonable requirements as the Custodian may impose.

SECTION FIVE: ADMINISTRATION

5.01 DUTIES OF THE CUSTODIAN - The Custodian shall have the following obligations and responsibilities.

          (a)To hold contributions to the Account it receives, invest such contributions pursuant to the Participant's instructions and distribute Account assets pursuant to this Agreement;

          (b)To register any property held by the Custodian in its own name, or in nominal bearer form that will pass delivery;

          (c)To maintain records of all relevant information as may be necessary for the proper administration of the Account;

          (d)To allocate earnings, if any, realized from such contributions and such other data or information as may be necessary;

          (e)To file such returns, reports and other information with the Internal Revenue Service and other government agencies as may be required of the Custodian under applicable laws and regulations.

5.02 REPORTS - As soon as practicable after December 31st of each calendar year, and whenever required by regulations under the Code, the Custodian shall deliver to the Participant a written report of the Custodian's transactions relating to the Account during the period from the last previous accounting and shall file such other reports as may be required under the Code.

     On receipt of the Custodian's report referenced in the preceding paragraph, a Participant shall have a period of 60 days following receipt to deliver a written objection to the Custodian concerning information provided in the report. In the event the Participant neglects to file such written objection, the report shall be deemed approved and in such case, the Custodian shall be forever released and discharged with respect to all matters and things included therein.

5.03 CUSTODIAN NOT RESPONSIBLE FOR CERTAIN ACTIONS - Notwithstanding the foregoing, the Custodian shall have no responsibility for determining the amount of or collecting contributions to the Account made pursuant to this Agreement; determining the amount, character or timing of any distribution to a Participant under this Agreement; determining a Participant's maximum contribution amount; maintaining or defending any legal action in connection with this Agreement, unless agreed upon by the Custodian, Employer and Participant.

5.04 INDEMNIFICATION OF CUSTODIAN - The Employer and Participant shall, to the extent permitted under law, indemnify and hold the Custodian harmless from and against any liability which may occur in the administration of the Account unless arising from the Custodian's breach of its responsibilities under this Agreement. By execution of this Agreement, it is the specific intention of the parties that no fiduciary duties be conferred upon the Custodian nor shall any be implied from this Agreement or the acts of this Custodian.

5.05 CUSTODIAN'S FEES AND EXPENSES - The Custodian may charge fees in connection with the Account. In addition, the Custodian has the right to be reimbursed for any taxes or expenses incurred by or on behalf of the Account. All such fees, taxes or expenses may be charged against the Account or, at the option of the Custodian, may be paid directly by the Participant or Employer. The Custodian reserves the right to change its fee schedule, or add new fees, at any time upon 30 days prior written notice to the Participant.

SECTION SIX: AMENDMENT AND TERMINATION

6.01 AMENDMENT OF AGREEMENT - This Agreement may be amended by an agreement in writing between the Employee and Custodian. In addition, by execution of this Agreement, the Employer and the Participant delegate to the Custodian all authority to amend this Agreement by written notification from the Custodian to the Participant as to any term hereof, at any time (including retroactively) except that no amendment shall be made which may operate to disqualify the Account under Section 403(b)(7) of the Code. The effective date of any amendment hereto shall be the date specified in said amendment or, 30 days subsequent to the time notification of amendment is delivered by the Custodian to the Participant.

6.02 TERMINATION BY PARTICIPANT - The Participant reserves the right to terminate further contributions to his or her Account pursuant to this Agreement by executing and delivering to the Custodian an executed copy of an agreement terminating said contributions. The Participant further reserves the right to terminate his or her adoption of this Agreement in the event that he or she shall be unable to secure a favorable ruling from the Internal Revenue Service with respect to the Agreement. In the event of such termination, the Custodian shall distribute the Account to the Participant.

6.03 RESIGNATION OR REMOVAL OF CUSTODIAN - The Custodian may resign as Custodian of any Participant's Account upon 30 days written notice to the Participant. The Participant may remove a Custodian upon 30 days prior written notice. Upon such resignation or removal, a successor Custodian shall be named. Upon designation of a successor Custodian, the Custodian shall transfer the assets held pursuant to the terms of this Agreement to the successor Custodian. The Custodian may retain a portion of the assets to the extent necessary to cover reasonable administrative fees and expenses.

     Where the Custodian is serving as a nonbank custodian pursuant to section 1.401-12(n) of the Treasury Regulations, the Participant will appoint a successor custodian upon notification by the Commissioner of Internal Revenue that such substitution is required because the Custodian has failed to comply with the requirements of Section 1.401-12(n) or is not keeping such records or making such returns or rendering such statements as required by forms or regulations.

SECTION SEVEN: MISCELLANEOUS

7.01 APPLICABLE LAW - This Agreement is established with the intention that it qualify as a tax-sheltered custodial account under Section 403(b)(7) of the Code and that contributions to the same be treated accordingly. To the extent not preempted by Federal law, this Agreement shall be construed, administered and enforced in accordance with the laws of the Custodian's state of incorporation.

     If any provision of this Agreement shall for any reason be deemed invalid or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect and shall not be invalidated.

7.02 NONALIENATION - The assets of a Participant in his or her account shall be nonforfeitable at all times and shall not be subject to alienation, assignment, trustee process, garnishment, attachment, execution or levy of any kind, nor shall such assets be subject to the claims of the Participant's creditors.

7.03 TERMS OF EMPLOYMENT - Neither the fact of the implementation of this Agreement nor the fact that a common law employee has become a Participant shall give to such employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with an employee without regard to the effect such treatment may have upon the employee's rights as a Participant under this Agreement.

7.04 NOTICES - Any notice or other communication which the Custodian may give to a Participant shall be deemed given when sent by first class mail to the Participant's last known address on the Custodian's records. Any notice or other communication to the Custodian shall not become effective until the Custodian actually receives it.

7.05 EMPLOYER CONTRIBUTIONS - The Employer may make contributions to the Account on behalf of the Participant. The Custodian is not obligated to operate the Account in accordance with any plan executed by the Employer unless the Custodian so agrees and the Employer notifies the Custodian and provides to the Custodian a copy of the Plan Document.

7.06 MATTERS RELATING TO DIVORCE - Upon receipt of a domestic relations order, the Custodian may retain an independent third party to determine whether the order is a Qualified Domestic Relations Order pursuant to Section 414(p) of the Code. The Custodian may charge to the Account any and all expenses associated with the determination.

--------------------------------------------------------------------------------
          403(b)(7) SALARY DEFERRAL AGREEMENT AND INVESTMENT SELECTION
--------------------------------------------------------------------------------

     PLEASE PRINT OR TYPE THE INFORMATION REQUESTED BELOW AND FILE THIS FORM
               WITH YOUR EMPLOYER. SAVE A COPY FOR YOUR RECORDS.
--------------------------------------------------------------------------------
PARTICIPANT INFORMATION
--------------------------------------------------------------------------------

Name____________________________________________________________________________

Home Address____________________________________________________________________

City____________________________________ State________________ Zip _____________

Daytime Phone No. (_____)_______________ Soc. Sec. No. _________________________



--------------------------------------------------------------------------------
EMPLOYER INFORMATION
--------------------------------------------------------------------------------

Name of Employer _______________________________________________________________

Address_________________________________________________________________________

NAME OF CUSTODIAN: State Street Bank and Trust Company
          ADDRESS: P.O. Box 8511, Boston, MA 02266-8511

I, the undersigned Participant, hereby agree to defer the following amount or percentage of my pay into a 403(b)(7) Tax-Sheltered Custodial Account each pay period by way of payroll deduction: (check and complete only one)

            [ ]  $_____   (specify dollar amount)
            [ ]   _____ % (specify percentage of pay)

I agree that my pay will be reduced by the amount or percentage I have indicated above and that my employer will contribute these dollars to my 403(b)(7) Tax-Sheltered Custodial Account.

--------------------------------------------------------------------------------
INVESTMENT SELECTION
--------------------------------------------------------------------------------

I elect to have the Salary Deferral contributions, made on my behalf under this agreement, invested as follows:

_______________________________________________________  _____________________ %
_______________________________________________________  _____________________ %
_______________________________________________________  _____________________ %
_______________________________________________________  _____________________ %
                                                         Total: 100%

--------------------------------------------------------------------------------
SIGNATURES
--------------------------------------------------------------------------------


This agreement shall be effective for the pay period which begins on____________
                                                                        Date

_______________________________________        _________________________________
Signature of Participant                       Authorized Signature for Employer

_______________________________________        _________________________________
Date                                           Title

                                                       403(b)(7) SAL. DEF. AGMT.

--------------------------------------------------------------------------------
                     QUESTION AND ANSWERS ABOUT 403(b)(7)S
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

Q. WHAT IS THE CGM 403(B)(7) TAX SHELTERED CUSTODIAL ACCOUNT?

A. The CGM 403(b)(7) Custodial Account is a voluntary savings plan that allows you to set aside pre-tax money for retirement. Contributions are made by salary reduction, and earnings are tax-deferred until you withdraw them.

Q. WHO IS ELIGIBLE?

A. Employees of public schools, colleges and universities, and those working for home health care, hospital, church and nonprofit organizations recognized as tax-exempt under Section 501(c)(3) of the Internal Revenue Code.

Q. HOW DOES IT WORK?

A. You decide each year what amount to set aside in your 403(b)(7) Custodial Account, up to the annual IRS contribution limit. Then, you and your employer complete a Salary Deferral Agreement, which indicates your contribution amount and how often contributions will be made. (Monthly contributions are most common.) Your employer then forwards your contribution to your CGM account for investment.

Q. WHAT ARE MY INVESTMENT OPTIONS?

A. CGM offers four no-load mutual funds as investment choices. They are designed to meet the needs of the long term investor.

o  CGM MUTUAL FUND. A balanced fund investing in common stocks and bonds.

o CGM REALTY FUND. A diversified fund investing primarily in equity securities of companies in the real estate industry (CGM Realty Fund is not available in certain states, as described in the CGM Realty Fund prospectus.)

o CGM FIXED INCOME FUND. A total return bond fund that can invest in a variety of bonds.

o CGM CAPITAL DEVELOPMENT FUND. A growth fund currently closed to new investors.

We also offer two money market funds, sponsored by our affiliate, New England Funds.

o  NEW ENGLAND CASH MANAGEMENT - MONEY MARKET SERIES

o  NEW ENGLAND CASH MANAGEMENT - U.S. GOVERNMENT SERIES

Your personal investment adviser can help you choose the combination of funds that will best fit your investment goals. Before you invest or send money, please read a current prospectus for the fund(s) selected for investment.

--------------------------------------------------------------------------------
CONTRIBUTIONS
--------------------------------------------------------------------------------

Q. HOW MUCH CAN I CONTRIBUTE TO MY PLAN THROUGH SALARY REDUCTION?

A. In order to determine the maximum amount that you can contribute, please refer to the enclosed IRS Publication 571.

Q. ONCE MY SALARY REDUCTION HAS STARTED, CAN I CHANGE THE AMOUNT?

A. Yes. Your salary reduction amount may be changed by filing a new Salary Deferral Agreement with your employer. You may make only one change per calendar year.

Q. CAN I STOP MY CONTRIBUTIONS?

A. Yes. You can ask your employer to stop contributing to the plan at the end of any payroll period. You can participate in the plan again at the beginning of the next calendar year by filing a new Salary Deferral Agreement with your employer.

Q. WILL MY SALARY REDUCTION REDUCE MY EARNINGS FOR SOCIAL SECURITY PURPOSES?

A. No. Your gross income before 403(b)(7) contributions is used for Social Security tax calculations.

Q. IF 403(b)(7) ASSETS HAVE BEEN DISTRIBUTED TO ME, MAY I ROLL OVER THOSE ASSETS INTO A CGM IRA?

A. Yes. If you are rolling over 403(b)(7) assets from another company, simply invest the distributed amount into your CGM IRA within 60 days. To establish your CGM IRA, send us the CGM IRA Account Application with your check (made payable to State Street Bank and Trust Company). If you already have a CGM IRA to accept the rollover money, you need only send us instructions (explaining that you are rolling over your 403(b)(7) assets into your CGM IRA). Be sure to reference your CGM IRA account number in your letter. You may wish to keep your rolled-over 403(b)(7) assets in a separate IRA account for tax reasons. If so, please send us a CGM IRA Account Application with your rollover check and instruct us to establish a separate IRA account.

Q. CAN I TRANSFER AN EXISTING 403(b)(7) ACCOUNT INTO A CGM 403(b)(7) CUSTODIAL ACCOUNT?

A. Yes. You can easily transfer the assets of your existing plan into your new or existing CGM 403(b)(7) account. Please refer to the enclosed Checklist for specific instructions.

403(b)(7) Q & A94

--------------------------------------------------------------------------------
                      QUESTION AND ANSWERS ABOUT 403(b)(7)s
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WITHDRAWALS
--------------------------------------------------------------------------------

Q. HOW CAN I WITHDRAW FROM MY ACCOUNT BEFORE AGE 59 1/2 WITHOUT PENALTY?

A. You may withdraw from your account without penalty if you leave your job and start a distribution plan based on your life expectancy, or the life expectancy of you and your named beneficiary(ies). You may also withdraw without penalty if you become disabled. Transfers of assets to another 403(b)(7) may be done at any time. The IRS allows early withdrawals from your account for financial hardship, but these withdrawals are subject to an IRS penalty of 10%.

Q. CAN I BORROW FROM MY CGM 403(b)(7) CUSTODIAL ACCOUNT?

A. No. the CGM 403(b)(7) Tax Sheltered Custodial Account does not permit loans.

Q. IF I LEAVE MY PRESENT EMPLOYER, WHAT HAPPENS TO MY 403(B)(7) CUSTODIAL
ACCOUNT?

A. Should you go to work for another "403(b)(7) eligible" employer, you can transfer your 403(b)(7) account. If your new employer is not "403(b)(7) eligible", then you may roll over your assets into a CGM IRA or another IRA in order to retain their tax-sheltered status.

Q. WHEN CAN I ROLL OVER MY 403(b)(7) ASSETS INTO AN IRA?

A. You can roll over your 403(b)(7) assets into an IRA if you have separated from service with your employer, attained age 59 1/2 or have become disabled. A rollover of your entire account or just part of your account is permitted, subject to certain restrictions. Ask you tax adviser for more details on the rollover rules.

Q. WHAT HAPPENS TO MY CGM 403(b)(7) ASSETS WHEN I TERMINATE SERVICE WITH MY EMPLOYER?

A. You may begin taking distributions from your account at age 59 1/2, and you must begin distributions by age 70 1/2. The distribution options are described fully in the enclosed 403(b)(7) Custodial Account Agreement.

--------------------------------------------------------------------------------
IF YOU HAVE MORE QUESTIONS...
--------------------------------------------------------------------------------

Q. WHO CAN ANSWER FURTHER QUESTIONS ABOUT MY CGM 403(b)(7) CUSTODIAL ACCOUNT?

A. It is important for you to read and understand the enclosed "403(b)(7) Tax-Sheltered Custodial Account Agreement." That document constitutes the formal legal arrangement for your CGM 403(b)(7) Plan, and you are bound by its provisions and terms once you sign the CGM 403(b)(7) Account Application and Salary Deferral Agreement. It is also essential that you receive and review a prospectus for each mutual fund in which you invest. IRS Publication 571 also provides useful information about 403(b)(7)s, and we are enclosing a copy of it for your reference. We recommend that you consult your tax adviser or attorney prior to establishing your plan.

--------------------------------------------------------------------------------
ALL THE FORMS YOU NEED TO SET UP YOUR 403(b)(7) PLAN ARE INCLUDED IN THIS KIT. IF YOU NEED ANY HELP COMPLETING THEM, PLEASE CALL US AT 800-345-4048.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CGM 403(b)(7) TRANSFER FORM
--------------------------------------------------------------------------------

IMPORTANT: To ensure timely processing of your transfer, please follow these four steps:

o Phone your present 403(b) Custodian and verify the address of their Transfer Department.

o Ask your present Custodian whether they require a signature guarantee on this form.

o Complete the front of this form and mail it to: The CGM Funds, P.O. Box 449, Boston, MA 02117

o If you are age 70 1/2 or older, ask your current Custodian to complete Section A on the reverse side.

--------------------------------------------------------------------------------
TO:

--------------------------------------------------------------------------------
Name of Present Custodian

--------------------------------------------------------------------------------
Street Address                      City                  State         Zip Code

--------------------------------------------------------------------------------
Name of Investment                                                Account Number

--------------------------------------------------------------------------------
I HAVE ESTABLISHED A 403(b)(7) TAX-SHELTERED CUSTODIAL ACCOUNT WITH THE CGM FUNDS, AND HAVE APPOINTED STATE STREET BANK AND TRUST COMPANY, AS SUCCESSOR CUSTODIAN. PLEASE ACCEPT THIS AS YOUR AUTHORIZATION AND INSTRUCTION TO LIQUIDATE FROM MY 403(b) TSA ACCOUNT REFERENCED ABOVE (CHECK ONE):

[ ] $____________________   [ ]  ALL ASSETS    [ ] ALL ASSETS UPON MATURITY

PLEASE MAKE THE PROCEEDS CHECK PAYABLE TO:

STATE STREET BANK AND TRUST COMPANY, CUSTODIAN FOR THE 403(b)(7) ACCOUNT OF

--------------------------------------------------------------------------------
Participant Name                                          Social Security Number

--------------------------------------------------------------------------------
Employer Name                                            Employer's Phone Number

--------------------------------------------------------------------------------
Name of Mutual Fund                         Account Number (if new, write "new")

MAIL CHECK TO: STATE STREET BANK AND TRUST COMPANY, P.O. BOX 8511, BOSTON, MA 02266
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE SIGN HERE:

--------------------------------------------------------------------------------
Your Signature                      Date               Your Daytime Phone Number

--------------------------------------------------------------------------------
Your Address

--------------------------------------------------------------------------------
Signature Guarantee (if required)     Name of Firm     By: Authorized Individual
--------------------------------------------------------------------------------

                                                              403(b)(7) TRANSFER

--------------------------------------------------------------------------------
SECTION A: (CERTIFICATION BY PRESENT CUSTODIAN)

IF YOU ARE AGE 70 1/2 OR OLDER, THIS SECTION MUST BE COMPLETED BY YOUR PRESENT CUSTODIAN BEFORE YOU SUBMIT THIS FORM TO THE CGM FUNDS.

1. PURSUANT TO IRS REGULATIONS, THE TRANSFEROR TRUSTEE/CUSTODIAN CERTIFIES THAT THIS TRANSFER WILL NOT INCLUDE ANY MINIMUM AMOUNTS REQUIRED TO BE DISTRIBUTED TO THE ABOVE-NAMED CUSTOMER WITH RESPECT TO ANY APPLICABLE DISTRIBUTION CALENDAR YEAR.

2. DATE OF BIRTH OF THE DESIGNATED (MEASURING) BENEFICIARY BEING USED TO CALCULATE MINIMUM REQUIRED DISTRIBUTIONS WITH RESPECT TO THE TRANSFEROR PLAN IS:

     ___________/___________/____________ .

3.   LIFE EXPECTANCY OF THE PARTICIPANT WAS BEING
     RECALCULATED:                                              [ ] YES [ ] NO

4.   LIFE EXPECTANCIES OF THE PARTICIPANT AND/OR SPOUSE
     BENEFICIARY WERE BEING RECALCULATED:                       [ ] YES [ ] NO

--------------------------------------------------------------------------------
AUTHORIZED SIGNATURE OF PRESENT TRUSTEE/CUSTODIAN                           DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECTION B: (ACCEPTANCE BY SUCCESSOR CUSTODIAN)

THIS SECTION WILL BE COMPLETED BY YOUR SUCCESSOR CUSTODIAN, STATE STREET BANK AND TRUST COMPANY. THE FORM WILL THEN BE FORWARDED BY STATE STREET BANK TO YOUR PRESENT CUSTODIAN TO INITIATE AND AUTHORIZE YOUR 403(b) TRANSFER OF ASSETS.

STATE STREET BANK AND TRUST COMPANY HEREBY ACCEPTS FUNDS WHICH YOU HOLD.

--------------------------------------------------------------------------------
AUTHORIZED SIGNATURE, STATE STREET BANK AND TRUST COMPANY                   DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THE CGM FUNDS 403(b)(7) TAX-SHELTERED CUSTODIAL AGREEMENT ACCOUNT APPLICATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. PARTICIPANT INFORMATION (PLEASE COMPLETE)
--------------------------------------------------------------------------------

Name ___________________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________

Social Security #_______________________________________________________________

Date of Birth __________________________________________________________________

Daytime Telephone Number _______________________________________________________

--------------------------------------------------------------------------------
2. EMPLOYER INFORMATION (PLEASE COMPLETE)
--------------------------------------------------------------------------------

Employer's Name ________________________________________________________________

Employer's Address _____________________________________________________________

________________________________________________________________________________

--------------------------------------------------------------------------------
3. INITIAL APPLICATION FEE (PLEASE SEND $5.00 CHECK)
--------------------------------------------------------------------------------

[ ] I am attaching a check for $5.00 payable to State Street Bank and Trust Company.

--------------------------------------------------------------------------------
4. CONTRIBUTIONS ($1,000 MINIMUM INITIAL PURCHASE)
--------------------------------------------------------------------------------

Contribution monies for my 403(b)(7) account will come to you from: (Please check all that apply)

[ ] Employer Contributions (salary reductions). I have completed the 403(b)(7)
    Salary Deferral Agreement and Investment Selection and have submitted it to my Employer.

[ ] Transfer of Assets from another 403(b)(7) account. I have completed the Transfer of Assets form and am attaching it to this application.

[ ] Rollover from an IRA whose assets previously had been invested in a 403(b) or 403(b)(7) Plan.

--------------------------------------------------------------------------------
                              SEND APPLICATION TO:
               THE CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117-0499

403(b)(7) APP94

--------------------------------------------------------------------------------
5. INVESTMENTS (PLEASE CHECK ALL BOXES THAT APPLY)
--------------------------------------------------------------------------------

Contribution monies for my 403(b)(7) account will be invested in the following mutual fund(s):

[ ] ____% CGM Mutual Fund

[ ] ____% CGM Realty Fund (CGM Realty Fund is not available in certain states, as described in the CGM Realty Fund prospectus.)

[ ] ____% CGM Fixed Income Fund

[ ] ____% CGM Capital Development Fund
   (CGM Capital Development Fund is closed. Please see Section 10 on the reverse side. If you are an eligible investor, please fill in your existing CGM Capital Development Fund account number: ___________________________ .)

[ ] ____% New England Cash Management Trust (Money Market Series)

[ ] ____% New England Management Trust (U.S. Government Series)

--------------------------------------------------------------------------------
6. TELEPHONE EXCHANGE PRIVILEGES
--------------------------------------------------------------------------------

[ ] Yes     [ ] No

This service enables you to exchange monies ($1,000 minimum) by telephone among accounts with the same registration in the CGM Funds or New England Money Market Funds. CGM Capital Development Fund is closed. Please see Section 10 for full details. CGM Realty Fund is not available in certain states, as described in that Fund's prospectus. By completing this section, you authorize the Fund and its agents to accept and act upon telephone instructions from you and acknowledge receipt of the current prospectus of the Fund into which the exchange is made.

--------------------------------------------------------------------------------
7. SIGNATURES (BOTH YOU AND YOUR EMPLOYER MUST SIGN)
--------------------------------------------------------------------------------

  By this application, my employer and I direct the Custodian to open a separate Custodial Investment Account for my benefit according to the CGM 403(b)(7) Tax-Sheltered Custodial Account Agreement, and agree to the provisions contained in the Agreement and to the provisions listed in Section 11 of this form. I acknowledge that I have received a current prospectus for the fund(s) selected for investment, and that I have completed the Beneficiary Information in Section 8 on the reverse side.

X_______________________________________________________________________________
 Signature of Participant                                   Date

X_______________________________________________________________________________
 Signature of Employer                                      Date

 Douglass L. Coyne
X_______________________________________________________________________________
 Accepted by State Street Bank and Trust Company

(A statement will be sent to you confirming the above transactions and will serve as notification of State Street Bank's acceptance. Please note that there is a $10.00 annual maintenance fee per mutual fund account.)
                                                                          (OVER)

--------------------------------------------------------------------------------
8. DESIGNATION OF BENEFICIARIES (PLEASE COMPLETE)
--------------------------------------------------------------------------------

I designate the individual(s) named below as my primary and contingent Beneficiary(ies) of this Tax-Sheltered Custodial Account Agreement (TSA). I revoke all prior TSA Beneficiary designations, if any, made by me with respect to this TSA. I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian.

If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.

PRIMARY BENEFICIARY(IES):

________________________________________________________________________________
Name

________________________________________________________________________________
Address

________________________________________________________________________________

________________________________________________________________________________
% Share                      Social Security Number                Relationship

CONTINGENT BENEFICIARY(IES):

________________________________________________________________________________
Name

________________________________________________________________________________
Address

________________________________________________________________________________

________________________________________________________________________________
% Share                      Social Security Number                Relationship

--------------------------------------------------------------------------------
9. SPOUSAL CONSENT (PLEASE NOTE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THIS SECTION SHOULD BE REVIEWED IF EITHER THE CUSTODIAL ACCOUNT OR THE RESIDENCE OF THE PARTICIPANT IS LOCATED IN A COMMUNITY OR MARITAL PROPERTY STATE AND THE PARTICIPANT IS MARRIED. DUE TO THE IMPORTANT TAX CONSEQUENCES OF GIVING UP ONE'S COMMUNITY OR PROPERTY INTEREST, INDIVIDUALS SIGNING THIS SECTION SHOULD CONSULT WITH A COMPETENT TAX OR LEGAL ADVISOR.
--------------------------------------------------------------------------------


I am the spouse of the above-named Participant. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligations. Due to the important tax consequences of giving up my interest in this TSA, I have been advised to see a tax professional.

I hereby give the Participant any interest I have in the funds or property deposited in this TSA and consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian.

X_______________________________________________________________________________
 Signature of Spouse                                              Date


--------------------------------------------------------------------------------
10. WHO CAN PURCHASE SHARES OF CGM CAPITAL DEVELOPMENT FUND
--------------------------------------------------------------------------------

Only shareholders of the CGM Capital Development Fund as of September 24, 1993 who remain shareholders thereafter may purchase additional shares of the Fund. The Fund reserves the right to reject any purchase order. This policy supersedes all previous eligibility requirements. Fund shares are not generally available to other persons except in special circumstances that have been approved by, or under the authority of, the board of trustees of the Fund. The special circumstances currently approved by the board of trustees of the Fund are limited to the offer and sale of shares of the Fund to the following additional persons: trustees of the Fund, employees of the Investment Manager and counsel to the Fund and the Investment Manager.

--------------------------------------------------------------------------------
11. PROVISIONS (PLEASE READ BEFORE SIGNING)
--------------------------------------------------------------------------------

I am the Participant named above and I state that I have read the 403(b)(7) Tax-Sheltered Custodial Account Agreement (TSA) and understand and agree to its terms and provisions. I hereby establish an Account pursuant to that Agreement and appoint State Street Bank and Trust Company, or its successors, as Custodian of the Account. I assume complete responsibility for: (a) determining that I am eligible for a TSA each year I make a contribution; (b) insuring that all contributions I make are within the limits set forth by the tax laws; and (c) the tax consequences of any contributions (including rollover or transfer contributions) and distributions. I expressly certify that I take complete responsibility for the type of investment instrument(s) I choose to fund my TSA, and that the Custodian is released of any liability regarding the performance of any investment choice I make. I acknowledge receipt of a copy of this Agreement and of the current prospectus(es) of the mutual fund(s) selected.

If I have elected the "Telephone Exchange" service, I understand that the Fund may terminate or modify this privilege at any time. The Fund will employ reasonable procedures to confirm that instructions received by telephone are genuine, such as requesting personal identification information that appears on your account application and recording the telephone conversation. You will bear the risk of loss due to unauthorized or fraudulent instructions regarding your account, although the Fund may be liable if reasonable procedures are not employed.

                     CGM MUTUAL FUND
                     CGM FIXED INCOME FUND
[Logo}               CGM CAPITAL DEVELOPMENT FUND
                     Post Office Box 449
                     Boston, Massachusetts 02117
                     800-345-4048

  DEAR INVESTOR:

  THANK YOU FOR YOUR INTEREST IN THE CGM FUNDS QUALIFIED RETIREMENT PLAN! ENCLOSED ARE THE PROSPECTUSES AND INFORMATION YOU REQUESTED.

  THE CGM PROTOTYPE OFFERS TWO TYPES OF PLANS -- A MONEY PURCHASE PENSION PLAN AND A PROFIT SHARING PLAN. MONEY PURCHASE PENSION PLANS REQUIRE THAT YOU MAKE ANNUAL CONTRIBUTIONS BASED ON A PERCENTAGE DESIGNATED BY YOU IN YOUR ADOPTION AGREEMENT, REGARDLESS OF YOUR PROFITS. PROFIT SHARING PLANS ALLOW YOU TO VARY THE AMOUNT THAT YOU CONTRIBUTE EACH YEAR DEPENDING ON YOUR PROFITS. PLEASE REFER TO THE BASIC PLAN DOCUMENT AND PLAN ADMINISTRATOR'S GUIDE FOR ADDITIONAL INFORMATION.

  STATE STREET BANK AND TRUST COMPANY IN BOSTON, MASSACHUSETTS, SERVES AS TRUSTEE FOR THE CGM PLAN. THE TRUSTEE CHARGES $5 AS AN ESTABLISHMENT FEE AND $10 PER YEAR PER ACCOUNT AS A MAINTENANCE FEE. THERE IS ALSO A $5 CHARGE FOR EACH LUMP SUM DISTRIBUTION OR RETURN OF AN EXCESS CONTRIBUTION.

  YOU'LL FIND THE STEPS FOR ESTABLISHING YOUR PLAN ON THE NEXT PAGE. WE'RE HERE TO ANSWER YOUR QUESTIONS IF YOU NEED ANY HELP COMPLETING THE FORMS. PLEASE CALL US AT 800-345-4048.

  THE CGM FUNDS

  KEOLETTER

               HOW TO ESTABLISH YOUR CGM RETIREMENT PLAN

--------------------------------------------------------------------------------


SET UP STEPS FOR ALL EMPLOYERS

[X] YOU SHOULD DETERMINE WHICH PLAN OR PLANS ARE BEST SUITED TO YOUR BUSINESS. WE RECOMMEND THAT YOU SEEK INPUT FROM YOUR TAX AND LEGAL ADVISORS BEFORE MAKING A FINAL DECISION. WE CANNOT ADVISE YOU IN YOUR PLAN SELECTION.

[X] ONCE YOU HAVE SELECTED THE APPROPRIATE PLAN(S), YOU SHOULD COMPLETE AND SIGN THE ADOPTION AGREEMENT WHICH CORRESPONDS TO THAT PLAN. PLEASE REFER TO THE "INSTRUCTIONS FOR COMPLETING THE ADOPTION AGREEMENT" FOR GUIDANCE. SEND THE ORIGINAL FORM TO CGM, AND KEEP A COPY WITH YOUR PERMANENT RECORDS.

[X] ASK EACH PARTICIPANT TO COMPLETE AND SIGN THE DESIGNATION OF BENEFICIARY FORM. SEND THE ORIGINAL FORM TO CGM. BOTH YOU AND THE PARTICIPANT SHOULD KEEP A COPY.

[X] COMPLETE THE INVESTMENT ALLOCATION FORM, AND SEND IT TO CGM. KEEP A COPY FOR YOUR FILES.

[X] SUBMIT YOUR CHECK PAYABLE TO STATE STREET BANK, FOR THE TOTAL AMOUNT OF INVESTMENTS AS WELL AS AN ADDITIONAL $5 TO COVER THE PLAN ESTABLISHMENT FEE.

[X] IF YOU ARE TRANSFERRING ASSETS FROM ANOTHER INSTITUTION, COMPLETE THE TRANSFER OF ASSETS FORM, AND SEND IT TO CGM. WE WILL COORDINATE THE TRANSFER FOR YOU.

IMPORTANT REQUIREMENTS FOR EMPLOYERS WITH EMPLOYEES

[X]   YOU MUST PROVIDE EACH EMPLOYEE WITH A COPY OF THE SUMMARY PLAN DESCRIPTION
      (SPD). PLEASE CALL US AT 800-345-4048 FOR A SUPPLY OF SPD BOOKLETS ONCE YOUR PLAN IS ESTABLISHED.

[X] YOU MUST COMPLETE THE SPD GENERAL INFORMATION SHEET AND POST THE NOTICE AT THE WORKPLACE IN AN AREA CUSTOMARILY USED FOR NOTICES TO EMPLOYEES. PLEASE CALL US AT 800-345-4048 FOR THE SPD GENERAL INFORMATION SHEET ONCE YOUR PLAN IS SET UP.

                               MAIL ALL FORMS AND CHECKS TO:
                               -----------------------------
                               THE GGM FUNDS
                               P.O. BOX 449
                               BOSTON, MA. 02116
KEOESTAB

                       FORMS YOU WILL FIND IN THIS FOLDER

----------------------------------------------------------------------------------------------------
FORM                         PURPOSE                                 ACTION
----------------------------------------------------------------------------------------------------
Plan Document                Legal document (prototype)              Employer should review the
                             describing the Plan. Copies             Plan document and retain it
                             of the IRS Opinion Letters              for their permanent files.
                             are also enclosed.

----------------------------------------------------------------------------------------------------
Adoption Agreement           Specifies Plan provisions and           Employer completes, signs,
                             is the means by which the               returns original to CGM, and
                             Employer formally adopts the            retains a copy in for
                             Plan and agrees to be bound             permancnt files.
                             by its terms.

----------------------------------------------------------------------------------------------------
Investment Allocation        Lists Plan participants and             Employers completes and
                             investment selection.                   returns original to CGM.

----------------------------------------------------------------------------------------------------
Transfer of Assets           Authorizes the transfer of              Employer completes and
                             assets from another sponsor.            returns to CGM, if applicable.

----------------------------------------------------------------------------------------------------
Beneficiary Designation      Specifies beneficiary.                  Participant completes, keeps
                                                                     a copy and sends original to
                                                                     CGM. Employer also keeps a
                                                                     copy.

----------------------------------------------------------------------------------------------------
Plan Administrator's Guide   Quick reference tool for Plan           Administrators and Employers
                             Administrators and Employers.           should review and retain.

----------------------------------------------------------------------------------------------------
How To Establish Your Plan   Outlines the steps Employer             Employer should review.
                             should follow to set up a new
                             CGM Plan.
----------------------------------------------------------------------------------------------------


KEOCONTENTS

            TRANSFERRING YOUR RETIREMENT PLAN ASSETS TO THE CGM FUNDS

   PLEASE FILL IN THE INFORMATION REQUESTED BELOW AND RETURN THIS FORM TO THE CGM FUNDS, P.O. BOX 449, BOSTON, MA 02117. PLEASE READ THE IMPORTANT NOTICE ON THE BACK OF THIS FORM.

TO: ____________________________________________________________________________
    Name of Current Trustee

    ____________________________________________________________________________
    Address of Current Trustee            (Please include contact person and
                                           phone number at Current Trustee)

RE: ____________________________________________________________________________
    Name of Investment Vehicle At Current Trustee                 Account Number


--------------------------------------------------------------------------------

1 We have established a retirement plan under section 401(a) of the Internal Revenue Code and have appointed State Street Bank and Trust Co., as Successor Trustee.

2 Please accept this as your authorization and instruction to liquidate $____________________________________________
      (Indicate dollar amount, percentage or "all") and transfer my assets (check one): [ ] Upon receipt of this letter or
      [ ] Upon maturity of my investment

3     Make checks payable to:
      State Street Bank and Trust Company, Trustee for the CGM
     ___________________________________________________________________ Plan of
     (Please indicate either Profit Sharing Plan or Money Purchase Pension Plan)

      ___________________________________ FBO __________________________________
     (Name of Employer)                      (Name of Participant)

4 Please indicate the following investment allocation on the check to be sent to State Street Bank:

      __________________________________________________________________________
      Fund   Account #(Write "new" if you don't have a CGM a/c#)   Percentage(%)

      __________________________________________________________________________
      Fund   Account #(Write "new" if you don't have a CGM a/c#)   Percentage(%)


5     MAIL CHECK TO:                        STATE STREET BANK AND TRUST COMPANY
                                            P.O. BOX 8511
                                            BOSTON, MA 02266-8511
--------------------------------------------------------------------------------

________________________________________________________________________________
Signature of Plan Administrator            Date             Daytime Phone Number


________________________________________________________________________________
Address of Plan Administrator         City                  State       Zip Code

Please do not write below this line:
--------------------------------------------------------------------------------
State Street Bank and Trust Company hereby accepts the retirement plan assets which you hold:


________________________________________________________________________________
Authorized Signature, State Street Bank and Trust Co.                       Date

KEOTRAN

--------------------------------------------------------------------------------
              IMPORTANT INFORMATION IF YOU ARE TRANSFERRING ASSETS
                          FROM AN EXISTING PLAN TO CGM
--------------------------------------------------------------------------------

BEFORE COMPLETING THE ENCLOSED SIMPLIFIED ADOPTION AGREEMENT, PLEASE COMPARE IT WITH YOUR CURRENT PLAN DOCUMENT AND ADOPTION AGREEMENT TO MAKE CERTAIN THAT THE PROVISIONS OF THE TWO PLANS ARE THE SAME.

FOR EXAMPLE, IF YOU NOW HAVE A PLAN THAT ALLOWS FOR DISTRIBUTIONS AS A RESULT OF FINANCIAL HARDSHIP OR A PLAN THAT IS INTEGRATED WITH SOCIAL SECURITY, THE CGM SIMPLIFIED ADOPTION AGREEMENT IS NOT COMPATIBLE WITH YOUR CURRENT PLAN. THERE ARE OTHER PROVISIONS WHICH MAY PRECLUDE YOUR USE OF OUR "SIMPLIFIED" FORM. IF YOU HAVE QUESTIONS ABOUT THE COMPATIBILITY OF YOUR CURRENT PLAN AND THE CGM PLAN, PLEASE SPEAK WITH YOUR TAX ADVISER.

IF YOU DETERMINE THAT YOU NEED TO ADOPT A PLAN WITH BROADER PROVISIONS, PLEASE CALL US AT 800-345-4048 AND REQUEST A STANDARDIZED ADOPTION AGREEMENT FOR YOUR PROFIT SHARING OR MONEY PURCHASE PLAN.

--------------------------------------------------------------------------------
                           INVESTMENT ALLOCATION FORM
               FOR THE CGM PROFIT SHARING AND MONEY PURCHASE PLAN
--------------------------------------------------------------------------------

TO: The CGM Funds
    P.O. Box 449
    Boston, MA 02117-0449

________________________________________________________________________________
Name of Employer's Business

________________________________________________________________________________
Employer's Address                                          Daytime Phone Number

--------------------------------------------------------------------------------

1. PLEASE INDICATE THE TYPE OF PLAN:             [ ] Profit Sharing (PS)

                                                 [ ] Money Purchase Pension (MP)

2. ARE YOU TRANSFERRING ASSETS TO CGM FROM ANOTHER PS OR MP PLAN? [ ] Yes
                                                                  [ ] No

3. ARE YOU MAKING A CONTRIBUTION?                                 [ ] Yes
   (Although contributions are not required until 3 1/2           [ ] No
   months after the close of your tax year, generally
   April 15, plus extensions, new plans must be established by the end of your tax year, generally
   December 31.)

4. IF YOU ARE MAKING A CONTRIBUTION, PLEASE INDICATE
   WHICH TAX YEAR:                                             _________________
   (If no tax year is indicated, the Trustee will assume current tax year)

5. EMPLOYER ELECTS THE TELEPHONE EXCHANGE OPTION AS               [ ] Yes
   DESCRIBED IN THE FUND'S PROSPECTUS                             [ ] No
   (All exchanges must be authorized and placed by the employer or plan administrator.)

6. IMPORTANT: PLEASE TELL US ABOUT THE PARTICIPANTS IN YOUR PLAN ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

By signing this application establishing the CGM Qualified Profit Sharing and/or Money Purchase Pension Plan (CGM Qualified Plan), I (i) appoint State Street Bank and Trust Company, or its successors, as Trustees of the Account, (ii) state that I have received, read, accept, and specifically incorporate the Plan and Trust by reference to this application, (iii) acknowledge receipt of the current prospectus of the mutual fund(s) selected, (iv) consent to the Trustee's fee (currently $10.00 per account), and (v) agree to promptly give instructions to the Trustee necessary to enable the Trustee to carry out its duties under the Plan and Trust. I hereby adopt The CGM Qualified Plan upon terms and conditions thereof.

________________________________________________________________________________
Employer's Signature                                                        Date

KEOINVEST95                                                               (OVER)

--------------------------------------------------------------------------------
                             PARTICIPANT INFORMATION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PARTICIPANT'S NAME, SOCIAL SECURITY NO.,      INVESTMENT OPTION                         CONTRIBUTION
AND PLAN STATUS                                                                         AMOUNT
-------------------------------------------------------------------------------------------------------
Name:
_______________________________________       [ ] CGM Mutual Fund                        $ ____________
     Social Security Number: (Required)       [ ] CGM Realty Fund*                       $ ____________
_______________________________________       [ ] CGM Fixed Income Fund                  $ ____________

Plan Type: [ ] Profit Sharing                 [ ] CGM Capital Development Fund**         $ ____________
           [ ] Money Purchase Pension
           [ ] Both Profit Sharing &          New England Cash Management Trust
               Money Purchase Pension         [ ] Money Market Series                    $ ____________
Status:    [ ] Owner   [ ] Employee           [ ] U.S Government Series                  $ ____________
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Name:
_______________________________________       [ ] CGM Mutual Fund                        $ ____________
     Social Security Number: (Required)       [ ] CGM Realty Fund*                       $ ____________
_______________________________________       [ ] CGM Fixed Income Fund                  $ ____________

Plan Type: [ ] Profit Sharing                 [ ] CGM Capital Development Fund**         $ ____________
           [ ] Money Purchase Pension
           [ ] Both Profit Sharing &          New England Cash Management Trust
               Money Purchase Pension         [ ] Money Market Series                    $ ____________
Status:    [ ] Owner   [ ] Employee           [ ] U.S Government Series                  $ ____________
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Name:
_______________________________________       [ ] CGM Mutual Fund                        $ ____________
     Social Security Number: (Required)       [ ] CGM Realty Fund*                       $ ____________
_______________________________________       [ ] CGM Fixed Income Fund                  $ ____________

Plan Type: [ ] Profit Sharing                 [ ] CGM Capital Development Fund**         $ ____________
           [ ] Money Purchase Pension
           [ ] Both Profit Sharing &          New England Cash Management Trust
               Money Purchase Pension         [ ] Money Market Series                    $ ____________
Status:    [ ] Owner   [ ] Employee           [ ] U.S Government Series                  $ ____________
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Name:
_______________________________________       [ ] CGM Mutual Fund                        $ ____________
     Social Security Number: (Required)       [ ] CGM Realty Fund*                       $ ____________
_______________________________________       [ ] CGM Fixed Income Fund                  $ ____________

Plan Type: [ ] Profit Sharing                 [ ] CGM Capital Development Fund**         $ ____________
           [ ] Money Purchase Pension
           [ ] Both Profit Sharing &          New England Cash Management Trust
               Money Purchase Pension         [ ] Money Market Series                    $ ____________
Status:    [ ] Owner   [ ] Employee           [ ] U.S Government Series                  $ ____________
-------------------------------------------------------------------------------------------------------

 * CGM Realty Fund is not available in certain states, as described in the CGM Realty Fund prospectus.

** Only shareholders of the CGM Capital Development Fund as of September 24,
   1993 who remain shareholders thereafter may purchase additional shares of the Fund. The Fund reserves the right to reject any purchase order. This policy supersedes all previous eligibility requirements. Fund shares are not generally available to other persons except in special circumstances that have been approved by, or under the authority of, the board of trustees of the Fund. The special circumstances currently approved by the board of trustees of the Fund are limited to the offer and sale of shares of the Fund to the following additional persons: trustees of the Fund, employees of the Investment Manager and counsel to the Fund and the Investment Manager. If you are eligible, please check this box [ ] and fill in your existing CGM Capital Development Fund account number:_____________________________________________

                          TOTAL CONTRIBUTIONS:      $ ______________
                          PLAN ESTABLISHMENT FEE:   $ ______________
                          TOTAL AMOUNT OF CHECK:    $ ______________

A statement will be sent to you confirming the above transactions and will serve as State Street Bank's acceptance.

T h e    C G M    F u n d s

Qualified             DESIGNATION OF BENEFICIARY
--------------------------------------------------------------------------------
Retirement Plan
--------------------------------------------------------------------------------
GENERAL
INFORMATION

NAME OF PLAN ___________________________________________________________________
NAME OF EMPLOYER _______________________________________________________________
ADDRESS ________________________________________________________________________
CITY ____________________________________________ STATE _______ ZIP_____________
COUNTY __________________________________________ PHONE ________________________

NAME OF PARTICIPANT ____________________________________________________________
ADDRESS ________________________________________________________________________
CITY ____________________________________________ STATE _______ ZIP_____________
HOME PHONE _____________ SOCIAL SECURITY NO.___________DATE OF BIRTH____________


CURRENT
MARITAL STATUS

[ ] I AM NOT MARRIED I understand that if I become married in the future, my spouse will be my Primary Beneficiary unless I complete a new Designation of Beneficiary form and my spouse consents to my designation.

[ ] I AM MARRIED     I understand that my spouse will be my Primary Beneficiary.
                     However, I understand I may designate a Primary Beneficiary other than my spouse on the space below if my spouse signs the section below entitled "Consent of Spouse".

DESIGNATION OF
BENEFICIARY(IES)

The following individual(s) shall be my beneficiary(ies). Please check Primary or Contingent for each individual beneficiary.
IF NEITHER IS CHECKED, THE INDIVIDUAL WILL BE DEEMED TO BE A PRIMARY
BENEFICIARY.
If any primary or contingent beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining beneficiary(ies) shall be increased on a pro rata basis. If no primary beneficiary(ies) survives me, the contingent beneficiary(ies) shall acquire the designated share of my Qualified Plan balance.

PRIMARY  CONTINGENT
  [ ]       [ ]

NAME _________________________________  SOCIAL SECURITY NO. ____________________
ADDRESS ______________________________  DATE OF BIRTH _____________ SHARE _____%
        ______________________________  RELATIONSHIP ___________________________


PRIMARY  CONTINGENT
  [ ]       [ ]

NAME _________________________________  SOCIAL SECURITY NO. ____________________
ADDRESS ______________________________  DATE OF BIRTH _____________ SHARE _____%
        ______________________________  RELATIONSHIP ___________________________


PRIMARY  CONTINGENT
  [ ]       [ ]

NAME _________________________________  SOCIAL SECURITY NO. ____________________
ADDRESS ______________________________  DATE OF BIRTH _____________ SHARE _____%
        ______________________________  RELATIONSHIP ___________________________

--------------------------------------------------------------------------------
CONSENT OF SPOUSE
If Non-Spouse Beneficiary(ies)
are named as Primary Beneficiary

I am the spouse of the participant named above. I hereby consent to the above designation of beneficiary. I understand that if anyone other than me is designated as Primary Beneficiary on this form, I am waiving any rights I may have to receive benefits under the plan when my spouse dies.

PARTlCIPANT'S SPOUSE SIGNATURE____________________________ DATE _______________
                             (Must be notarized. See below.)
--------------------------------------------------------------------------------

[ ] THE PLAN ADMINISTRATOR WILL CHECK HERE IF THE FOLLOWING ELECTION DOES NOT
    APPLY. SEE INSTRUCTIONS ON REVERSE SIDE.

--------------------------------------------------------------------------------
WAIVER ELECTION
For Qualified Pre-Retirement
Survivor Annuity

MARRIED PARTICIPANT'S ELECTION TO WAIVE THE QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY

As a married participant in my employer's qualified retirement plan, I acknowledge that I have read the information about Qualified Pre-Retirement Survivor Annuities on the reverse side of this form. I understand that when I die, any amount remaining in my plan account will be paid to my surviving spouse in the form of a Pre-Retirement Survivor Annuity. I understand that I have a right to waive that form of payment.

I hereby elect to waive the requirement that my surviving spouse be paid any benefits that I may have in the plan at the time of my death in the form of a Qualified Pre-Retirement Survivor Annuity. I understand and agree that this waiver is valid only if my spouse has consented by reading and signing the statement below.

PARTICIPANT'S SIGNATURE_________________________________ DATE __________________

I am the spouse of the participant named above. I hereby consent to my spouse's election not to have benefits remaining in his or her plan paid in the form of a Qualified Pre-Retirement Survivor Annuity at his or her death. I understand that my consent cannot be revoked unless my spouse revokes the above waiver.

PARTICIPANT'S SPOUSE SIGNATURE _________________________ DATE __________________
                                   (Must be notarized.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WITNESS OF SPOUSE'S CONSENT

The signature of the spouse must be witnessed by a notary public. (Witness applies to either or both elections.)
-------------------------
WITNESS: NOTARY PUBLIC
-------------------------
Subscribed and sworn to before me on this ________ day of __________________, 19__.

SIGNATURE _______________________________
--------------------------------------------------------------------------------

SIGNATURES

PARTICIPANT SIGNATURE _________________________________ DATE____________________
WITNESS SIGNATURE _____________________________________ DATE____________________

KEOBENE #481  IMPORTANT: PLEASE SAVE A COPY OF THIS FORM
(4/92)L90     WITH YOUR PERMANENT RECORDS.    (C) 1992 Universal Pensions, Inc.,
                                                              Brainerd, MN 56401

--------------------------------------------------------------------------------
INSTRUCTIONS FOR WAIVER ELECTION FOR
QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITIES
--------------------------------------------------------------------------------

EMPLOYEE: You and your spouse must complete the Waiver Election section if the box has not been checked.

EMPLOYER: The Waiver Election is applicable to all Money Purchase Pension Plans and Target Benefit Plans. It also applies to Profit Sharing Plans and 401(k) Plans if you did not select the REA Safe Harbor found in the Adoption Agreement. If you did select the REA Safe Harbor provision, place a check mark in the indicated box.

--------------------------------------------------------------------------------
IMPORTANT INFORMATION
--------------------------------------------------------------------------------

ABOUT QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITIES
--------------------------------------------------------------------------------

If you are a married participant in your employer's qualified retirement plan, the law requires that any amount remaining in your plan account be paid to your surviving spouse in a certain manner at your death. This manner of payment, called a "Qualified Pre-Retirement Survivor Annuity," will provide your spouse with a series of periodic payments over his or her life. The size of the periodic payments will depend on the amount remaining in your plan account.

For example, assume that a participant dies with an account balance of $10,000. If the balance is paid to the surviving spouse in the form of a qualified pre-retirement survivor annuity, the annuity will provide the spouse with monthly payments of $76.60. (This payment amount is an estimate based on the Individual Annuity Mortality Tables - 71 using a 5% interest rate with payments commencing at age 65.)

You may elect to waive the following:

1. The requirement that your surviving spouse be paid in the form of a Qualified Pre-Retirement Survivor Annuity, and,

2. The requirement that your spouse be your beneficiary (only if applicable).

You may make either or both of the above elections beginning with the first day after which you become a participant in the plan. Any waiver election you sign before age 35 will become invalid the first day of the plan year in which you attain age 35. At that time you may again waive the Qualified Pre-Retirement Survivor Annuity and the requirement that your spouse be your beneficiary.

Your spouse must consent in writing to either waiver. You have the right to revoke any waiver that you have made at any time before your death. Your spouse must also consent to any subsequent changes of beneficiary.

If your vested account balance is $3,500 or less at the time of your death, the plan administrator may make a distribution to your surviving spouse in a single sum cash payment even if you did not waive the Qualified Pre-Retirement Survivor Annuity.

Because a spouse has certain rights under the law, you should inform your plan administrator immediately of any changes in your marital status. A change in your marital status may require you to complete a new Designation of Beneficiary form.

For more information regarding Pre-Retirement Survivor Annuities, contact your plan administrator (employer).

                                  THE CGM FUNDS

                                      PLAN
                                ADMINISTRATOR'S
                                     GUIDE

                                  INTRODUCTION

This Guide is a quick reference tool for plan administrators using our Defined Contribution Qualified Retirement Plan. Under all qualified retirement plans, the plan administrator is the person directly responsible for managing the daily operations of the plan. Under most plans, the employer sponsoring the plan serves as the plan administrator. Depending upon your company, the employer may perform the duties of plan administrator or they may be delegated to a representative of the employer. For ease of reading, all references to "you" or "employer" in this Guide include persons working on behalf of or assisting the employer in carrying out the responsibilities of the plan administrator.

This booklet is intended to alert you to various concepts and issues which are common to the operation of a qualified retirement plan. This Guide serves its purpose by bringing your attention to important issues and requirements characteristic of qualified retirement plans. It is not intended as a comprehensive reference book for assuring compliance with all rules under the Employee Retirement Income Security Act (ERISA) and the Internal Revenue Code
(IRC) which govern pension plans. The Guide is not a substitute for the competent tax and legal advice which you may require from time to time while performing your duties as plan administrator. It will enable you, however, to identify those situations which can occur during plan administration which may require the assistance of tax professionals.

Your Basic Plan Document and adoption agreement specify the areas of plan operations for which you are responsible as plan administrator. Depending upon your relationship with your prototype plan sponsor, you may directly or indirectly be involved in the following areas:

     o    Formulating plan policy consistent with plan documentation,
     o    Determining participation, contribution and distribution eligibility,
     o    Maintaining plan records,
     o    Preparing and filing government reports, or
     o    Communicating regularly with employees participating in the plan.

It is helpful to clarify areas of plan administration responsibility with your prototype plan sponsor to assure that you perform all plan operations for which you are responsible in a timely manner.

I. PLAN OPERATIONS AND ADMINISTRATION

Now that you have adopted your qualified retirement plan, there are several areas of plan operation and administration of which you should be aware.

   A. FORMAL ADOPTION OF THE PLAN

      Depending upon the legal status of your company, formal steps may be required to adopt the plan. For example, if your company is organized as a corporation, a resolution by the board of directors adopting the plan should be placed on the corporate books. If your company is a partnership, you should consult the partnership agreement to determine the steps necessary, if any, to formally adopt your plan. If you do not have a written partnership agreement, consult with your attorney to determine whether your state law requires any special procedures be followed to adopt the plan.

   B. PLAN APPROVAL

      If you have adopted a standardized plan and have never maintained another qualified plan, you may rely on the favorable opinion or notification letter issued to your prototype sponsor concerning the tax qualification of your plan. In the event you have adopted a nonstandardized plan or have maintained another qualified plan, however, you may wish to obtain a determination letter from your IRS Key District Office approving the tax qualified status of your plan. Your adoption agreement indicates whether your plan is a standardized or a nonstandardized plan.

   C. BONDING REQUIREMENTS

      ERISA requires that certain persons who have direct or indirect access to or control over plan assets be bonded by a corporate surety company unless the employer sponsoring the plan has no common law employees. All plan fiduciaries and others handling plan assets must be insured for acts of fraud or dishonesty involving plan assets. Generally, the bond must equal 10% of the value of the assets administered during a plan year, although there is a minimum coverage amount of $1,000 and a ceiling of $500,000.

   D. PLAN ELIGIBILITY AND PARTICIPATION

      After initial enrollment in your plan has been completed, you will periodically need to review the conditions for plan eligibility and participation as new employees become eligible to participate in the plan. As new employees become eligible, you should provide them with information about the plan, including the Summary Plan Description. Refer to your adoption agreement for plan specifics concerning minimum age and service requirements and plan entry dates and procedures.

   E. PLAN CONTRIBUTIONS

      If you have adopted a profit sharing plan, each plan year you will decide whether a contribution will be made on behalf of your employees. Profit sharing contributions may be made from accumulated or current year profits. To insure the tax deductibility of your profit sharing contribution, funds must be deposited into the plan no later than the deadline for filing your company's federal income tax return (or any extensions) for the year.

      Once made to the plan, the profit sharing contribution will be allocated to the individual accounts of plan participants. Refer to your adoption agreement to determine if any special allocation rules apply to your plan.

      If you have adopted a money purchase plan, a contribution must be made for each plan year in an amount equal to the contribution percentage specified in your adoption agreement. The contribution must be deposited into the plan prior to your company's federal income tax filing deadline (or any extensions) to assure income tax deductibility.

      You should refer to your adoption agreement to determine the vesting schedule, if any, which applies to your plan. The vesting schedule determines the amount of benefits to which an employee will be entitled upon separation from service with your company.

   F. TESTING FOR DISCRIMINATION

      To maintain its favorable tax status, contributions made to your plan must pass several tax qualification and nondiscrimination tests each plan year. Some tests must be met each day of the plan year while others need be satisfied one day out of each quarter of the plan year. In either event, the purpose of the various tests is to insure that those employees who are "highly compensated" do not receive nor have made available to them disproportionately more valuable benefits than those received by or made available to nonhighly compensated employees.

      The Internal Revenue Code (IRC) defines highly compensated employees in detail. Generally, each employer will have at least one highly compensated employee against whom the benefits received by or made available to nonhighly compensated employees will be measured.

      The various qualification and nondiscrimination tests to which your qualified retirement plan is subject include the following:

          o GENERAL NONDISCRIMINATION RULES--IRC Sec. 401(a)(4) prohibits qualified retirement plans from discriminating in favor of highly compensated employees. Under these rules, plan contributions and benefits must be nondiscriminatory in amount; plan benefits, rights and features must be available to employees in a nondiscriminatory manner and the plan cannot be discriminatory in operation under special circumstances. The IRC Section 401(a)(4) proposed regulations provide special safe harbor rules to meet these tests.

          o MINIMUM PARTICIPATION RULES--IRC Sec. 401(a)(26) requires that a minimum number of nonhighly compensated employees participate in the plan. Generally, it is necessary that the lesser of 40% of all employees or 50 employees be participating in the plan. This test need only be satisfied on one day of each plan year provided the testing date is representative of the entire plan year.

          o MINIMUM COVERAGE RULES--IRC Sec. 410(b) requires that a minimum number of nonhighly compensated employees be covered by the plan in relation to the number of highly compensated employees covered by the plan. Generally, a plan passes this test if at least 70% of the nonhighly compensated employees are covered by the plan on one day of each quarter during the plan year.

          o TOP-HEAVY RULES--IRC Sec. 416 provides that a plan is top-heavy if more than 60% of all plan assets are held in the accounts of "key employees." The IRC defines "key employees" in detail.
               In the event your plan is top-heavy, special rules which must be followed include a minimum contribution for nonkey employees and an accelerated vesting schedule.

          o ANNUAL ADDITIONS RULE--IRC Sec. 415 limits the contribution amount which may be allocated to an employee for any plan year. The maximum amount which may be allocated to any employee during any plan year is limited to the lesser of 25% of the employee's compensation or $30,000. The IRC defines "annual additions" in detail.

          o FEDERAL INCOME TAX AND EMPLOYMENT TAX--Employer profit sharing and money purchase contributions are not subject to federal income tax withholding, FICA or FUTA tax.

   G. HANDLING PAYOUTS--ELIGIBLE ROLLOVER DISTRIBUTIONS

      The Unemployment Compensation Amendments of 1992 (UCA-92), which became effective in 1993, liberalizes the types of plan payouts that may be rolled over to an IRA or another employer's qualified plan. Such "rollable" distributions are called "eligible rollover distributions."

      Eligible rollover distributions are all distributions from the plan except the following:

          o    required minimum distributions;
          o certain distributions that are part of a series of equal (or almost equal) periodic payments that will last for the participant's lifetime (or joint lives of the participant and beneficiary) or for a specified period of 10 years or more;
          o distributions to nonspouse beneficiaries of deceased participants;
          o    distributions of after-tax employee contributions; and
          o    certain distributions to correct plan excess contributions.

      20% Withholding If Eligible Rollover Distribution Is Not Rolled Over Eligible rollover distributions which are not directly rolled over to an IRA or another employer plan are subject to mandatory 20% federal income tax withholding. In other words, a participant in the plan who does not request a direct rollover of his or her eligible rollover distribution (that is, the participant requests a check payable to himself or herself instead) will receive only 80% of the payment. This is because you (as the plan administrator) are required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against the participant's taxes. Note that the participant cannot waive withholding on any eligible rollover distribution that is paid directly to the participant.

      Must Give Participant A Notice
      Under UCA-92, the plan administrator must give participants who request a payment from the plan a notice that describes their tax treatment options regarding the payment. Generally, you must furnish this notice to the participant at least 30 but no more than 90 days prior to the payout.

      Procedure For Making A Direct Rollover
      The IRS regulations under UCA-92 allow the plan administrator to establish reasonable procedures that participants must follow to elect a direct rollover. You may also ask participants and the provider of the receiving IRA (or a representative of the new employer's plan) to provide reasonable information about the IRA or plan as a condition to the direct rollover.

      When issuing a check for a direct rollover, the regulations specify that the check is to be made payable to the trustee, custodian or issuer of the new IRA or plan. For example, if your former employee John Q. Smith elects a direct rollover to his IRA at ABC Bank, the payee line of the check would read "ABC Bank as the trustee of John Q. Smith's IRA."

   H. OTHER DISTRIBUTION ISSUES

      Your plan documents specify the forms of benefit distribution available under the plan. Many plans require that plan benefits be distributed in the form of an annuity unless this option is properly waived. Your adoption agreement will indicate whether distributions from your plan may be taken in forms other than an annuity.

      Under your plan, a participant or his/her beneficiary may begin receiving a distribution of benefits upon the occurrence of the following:

          o    Retirement
          o    Death
          o    Disability
          o    Separation from service
          o    Plan termination or
          o    Sale of all corporate assets

      Special distribution rules come into play when plan participants reach age 70-1/2. Similar rules also apply to distributions to beneficiaries of deceased individuals. Generally, plan participants must begin taking distributions when they reach their required beginning date. The required beginning date is generally April 1 of the year following the year in which a participant turns age 70-1/2. Once triggered, a minimum distribution must be taken annually by December 31. In general, the amount of the annual minimum distribution will be determined by dividing the balance in the participant's individual account by the participant's life expectancy or the joint life expectancy of the participant and his/her beneficiary.

      Your plan may permit in-service withdrawals of benefits to be taken from the plan. Some plans limit in-service withdrawals to hardship circumstances. Refer to your adoption agreement to determine if in-service withdrawals are permitted under your plan and, if so, the circumstances necessary to trigger an in-service withdrawal.

      Under limited circumstances, a distribution of a participant's benefits may be made pursuant or incident to a divorce or legal separation. In this event, you must take steps to insure that any distribution relating to child support, alimony, or marital property remains tax qualified. To accomplish this, it will be necessary that you obtain a qualified domestic relations order (QDRO). Your plan documents incorporate the IRC rules governing QDROs. It is recommended that you have your legal counsel review any domestic relations order which concerns plan assets in connection with your plan documents to determine whether the order is a qualified domestic relations order under the plan. Once this determination has been made, you must notify all persons affected by your decision within a reasonable time. Any distribution of benefits made pursuant to a QDRO is nontaxable to the participant if the alternate payee is the spouse or former spouse of the participant.

      Generally, plan assets may not be levied upon by creditors of plan participants. A limited exception to this general rule exists for the benefit of the Internal Revenue Service which is recognized as the tax collector for the United States Government. The IRS may attempt to satisfy a tax lien through levy upon plan assets. Under these circumstances, an IRS form called a "Notice of Levy" will be served upon the financial organization in custody of your plan assets. It will then be incumbent upon the financial organization to follow the appropriate steps required by law.

   I. PLAN LOANS

      Under certain circumstances, plan participants may be eligible to receive loans of the plan assets. Refer to your adoption agreement to determine if your plan offers a plan loan program.

      If a plan loan program is authorized under your plan documents, a separate loan disclosure form must be completed and distributed to employees along with the Summary Plan Description. This disclosure will contain the information and procedures unique to your qualified plan loan program.

      Generally, all qualified plan loan programs must have the following characteristics:

          o Loans must be made available to all participants and beneficiaries on a reasonably equivalent basis;

          o Loans must not be made available to highly compensated employees, officers or shareholders in an amount greater than the amount available to other employees;

          o Loans must be made in accordance with specific provisions regarding loans as described in your loan disclosure;

          o    Loans must bear a reasonable rate of interest; and

          o    Loans must be adequately secured.

II. SUMMARY OF DISCLOSURE AND REPORTING REQUIREMENTS

The following is a summary of the disclosure and reporting requirements necessary for administration of your qualified retirement plan. Your attorney or tax advisor should be consulted about questions which arise during the course of your plan operations.

1.  EMPLOYEE DISCLOSURE/REPORTING

            REQUIREMENT                         REQUIRED DOCUMENT(S)

    A.  Notification to Employees          Notice to Employees
        of Adoption  of Plan

        TIMING - If the notice is personally delivered or posted, it must be presented not less than 9 days nor more than 23 days from the date the plan is adopted. If delivered by mail, the notice must be mailed not less than 6 nor more than 20 days from date of filing application.

    B.  Notification to Employees          Notice to Employees
        of District Submission for
        Determination Letter

        TIMING - If the notice is personally delivered or posted, it must be presented not less than 7 days nor more than 21 days prior to the date the application for determination is filed with the IRS. If delivered by mail, the notice must be mailed not less than 10 nor more than 24 days prior to the date of filing application.

    C.  Designation of Beneficiary;        Beneficiary Designation
        Waiver of Pre-Retirement
        Survivor Annuity (PSA)**

        TIMING - The beneficiary designation should be completed when an employee begins participation in plan.

    D.  Disclosure to Employees of         Summary Plan Description*
        Vital Plan Features                (SPD)

        TIMING - Distribute the summary plan description to employees and file it with DOL within 120 days after the adoption of plan. Likewise, distribute it to each new participant within 90 days after plan entry and to each beneficiary within 90 days after commencement of benefits.

    E.  Disclosure to Employees of         Summary of Material
        Plan Changes                       Modifications* (SMM)

        TIMING - Distribute the summary to employees and file it with DOL within 210 days after the end of the plan year during which change was adopted. The summary of material modifications must be distributed to each beneficiary receiving benefits and to each plan participant.

    F.  Summary of Benefits                Summary Annual Report*
                                           (SAR)

        TIMING - The summary annual report must be distributed to each plan participant and beneficiary receiving benefits annually within nine months after the close of the plan year.

    G.  Appealing a Claim Denial           Explanation of Claim Denial

        TIMING - All participants or claimants must receive a written explanation of claim denial within the time allowed in the plan documents.

    H.  Distribution Incident To A         Qualified Domestic Relations
        Domestic Relations Order           Order (QDRO)

        TIMING - Each participant must be notified promptly after receipt by the plan administrator of a QDRO. The plan administrator must determine whether the QDRO meets plan specifications and thereafter notify effected parties of such decision within a reasonable time.

    I.  Distribution Reporting             IRS Form 1099-R
        Requirements

        TIMING - Payors of distributions must provide each participant who receives a distribution a Form 1099-R by January 31 of the year after the distribution. NOTE: Prior to 1991 reporting, Form W-2P reported partial distributions.

    J.  Withholding on Distributions       IRS Form W-4P or Substitute
                                           Form

        TIMING - Payors of distributions must provide notice of federal income tax withholding requirements to all recipients.

        Generally, the notice must be given once a year to persons receiving periodic payments and each time a person receives a nonperiodic payment.

    K.  Description of Benefits            Statement of Accrued Benefits
        Accrued

        TIMING - The statement must be furnished within 270 days after the close of the plan year.

    L.  Pre-Retirement Survivor            PSA Notice Form**
        Annuity (PSA) Notice

        TIMING - The notice must be given to each participant between the 1st day of the plan year in which he or she attains age 32 and the last day of the plan year in which he/she reaches age 34. If a participant enters the plan after age 32, provide notice within 3 years after the 1st day of the plan year in which participant enters the plan. If a participant separates from service prior to reaching age 32, PSA must be provided within 1 year from separation.

    M.  Joint and Survivor Annuity         JSA Notice Form**
        Notice (JSA)

        TIMING - The JSA notice form must be given to each participant no more than 90 and no less than 30 days before distributions start.

    N.  Notice of Tax Treatment of         Any notice meeting requirements of
        Distributions                      IRC Sec. 402(f). The IRS has written
                                           a model notice for this purpose.

        TIMING - The notice must generally be provided to the recipient no more than 90 and no less than 30 days before distributions start.

    O.  Notice of Distribution             Distribution Notice Form
        Options

        TIMING - The notice must generally be provided to the recipient no more than 90 and no less than 30 days before distributions start.

        NOTE: The notices described in M, N and O are often combined on one form.

2.  IRS DISCLOSURE/REPORTING

            REQUIREMENT                         REQUIRED DOCUMENT(S)

    A.  Application for Determination      Adoption Agreement, IRS Form
        Letter (District Submission)       5307, IRS Form 5302, IRS Form 8717,
                                           Favorable Opinion Letter, Prior
                                           Determination Letter

        TIMING - The documents must be timely filed with the Key District IRS Office after Notice to Interested Parties is given (See above).

   B.   Annual Plan Reporting              IRS Form 5500-EZ for plans with more
                                           than $100,000 in assets covering sole
                                           proprietors and spouse or partners
                                           and spouses; IRS Form 5500-C/R for
                                           plans covering less than 100
                                           participants; IRS Form 5500 for plans
                                           with 100 or more participants; IRS
                                           Schedule SSA must be filed with Form
                                           5500, 5500-C/R; IRS Schedule A must
                                           be included if plan benefits are
                                           provided in whole or in part by an
                                           insurance company; IRS Schedule P
                                           must be signed by the trustee or
                                           custodian and filed with the annual
                                           report

        TIMING - The reports must be filed with the IRS by the last day of the 7th month following the close of the plan year.

   C.   Distribution Reporting             IRS Form 1099-R
        Requirements

        TIMING - Must be filed with the IRS by February 28 of year after distribution.

   D.   Quarterly Return of                Form 941 or 941-E
        Withheld Federal Income Tax

        TIMING - Must generally be filed quarterly with the IRS.

3.  DEPARTMENT OF LABOR DISCLOSURE/REPORTING

            REQUIREMENT                         REQUIRED DOCUMENT(S)

    A.  Disclosure of Vital Plan           Summary Plan Description*
        Features to Employees              (SPD)

        TIMING - File with DOL within 120 days after the adoption of plan.

    B.  Disclosure of Plan Changes         Summary of Material
        to Employees                       Modifications* (SMM)

        TIMING - File with DOL within 210 days after the end of the plan year during which the change was adopted.

 *The SPD, SMM, and SAR are not required if the business is wholly owned by an individual or the individual and spouse, and the individual and/or spouse are the only plan participants or if the plan covers only partners of the business and/or their spouses.

**These requirements do not apply to Retirement Equity Act (REA) safe harbor plans. Refer to your adoption agreement to determine whether your plan is a REA safe harbor plan.

--------------------------------------------------------------------------------
     POST OFFICE BOX 449, BOSTON, MASSACHUSETTS 02117      800-345-4048

 #237(1/94)                (C)1994 Universal Pensions, Inc., Brainerd, MN 56401
 KEOADMIN

                                 The CGM Funds

                              BASIC PLAN DOCUMENT
                              PROFIT SHARING PLAN
                          MONEY PURCHASE PENSION PLAN


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

  SECTION ONE    DEFINITIONS

         1.01    Adoption Agreement..........................................  1
         1.02    Basic Plan Document.........................................  1
         1.03    Break In Eligibility Service ...............................  1
         1.04    Break In Vesting Service....................................  1
         1.05    Code........................................................  1
         1.06    Compensation................................................  1
         1.07    Custodian...................................................  2
         1.08    Disability..................................................  2
         1.09    Earned Income...............................................  2
         1.10    Effective Date..............................................  2
         1.11    Eligibility Computation Period .............................  2
         1.12    Employee....................................................  2
         1.13    Employer....................................................  2
         1.14    Employer Contribution ......................................  2
         1.15    Entry Dates ................................................  2
         1.16    ERISA.......................................................  2
         1.17    Forfeiture..................................................  2
         1.18    Fund........................................................  2
         1.19    Highly Compensated Employee.................................  2
         1.20    Hours Of Service............................................  3
         1.21    Individual Account .........................................  3
         1.22    Investment Fund ............................................  3
         1.23    Key Employee ...............................................  3
         1.24    Leased Employee ............................................  3
         1.25    Normal Retirement Age ......................................  3
         1.26    Owner-Employee..............................................  3
         1.27    Participant.................................................  4
         1.28    Plan........................................................  4
         1.29    Plan Administrator .........................................  4
         1.30    Plan Year...................................................  4
         1.31    Prior Plan..................................................  4
         1.32    Prototype Sponsor...........................................  4
         1.33    Self-Employed Individual ...................................  4
         1.34    Separate Fund...............................................  4
         1.35    Taxable Wage Base...........................................  4
         1.36    Termination Of Employment...................................  4
         1.37    Top-Heavy Plan..............................................  4
         1.38    Trustee.....................................................  4
         1.39    Valuation Date..............................................  4
         1.40    Vested......................................................  4
         1.41    Year Of Eligibility Service ................................  4
         1.42    Year Of Vesting Service.....................................  4

  SECTION TWO    ELIGIBILITY AND PARTICIPATION
         2.01    Eligibility To Participate..................................  5
         2.02    Plan Entry..................................................  5
         2.03    Transfer To Or From Ineligible Class........................  5
         2.04    Return As A Participant After Break In Eligibility Service..  5
         2.05    Determinations Under This Section...........................  5
         2.06    Terms of Employment.........................................  5

SECTION THREE    CONTRIBUTIONS
         3.01    Employer Contributions......................................  5
         3.02    Employee Contributions......................................  7
         3.03    Rollover Contributions......................................  7
         3.04    Transfer Contributions......................................  7
         3.05    Limitation On Allocations...................................  7

 SECTION FOUR    INDIVIDUAL ACCOUNTS OF PARTICIPANTS AND VALUATION

         4.01    Individual Accounts ........................................ 11
         4.02    Valuation Of Fund .......................................... 11
         4.03    Valuation Of Individual Accounts ........................... 11
         4.04    Segregation Of Assets ...................................... 11
         4.05    Statement Of Individual Accounts ........................... 11
         4.06    Modification Of Method For Valuing Individual Accounts ..... 11

 SECTION FIVE    TRUSTEE OR CUSTODIAN

         5.01    Creation Of Fund ........................................... 11
         5.02    Investment Authority........................................ 11
         5.03    Financial Organization Custodian Or Trustee
                 Without Full Trust Powers .................................. 12
         5.04    Financial Organization Trustee With Full Trust Powers
                 And Individual Trustee ..................................... 12
         5.05    Division Of Fund Into Investment Funds ..................... 13
         5.06    Compensation And Expenses................................... 13
         5.07    Not Obligated To Question Data ............................. 13
         5.08    Liability For Withholding On Distributions.................. 13
         5.09    Resignation Or Removal Of Trustee (Or Custodian) ........... 13
         5.10    Degree Of Care ............................................. 14
         5.11    Indemnification Of Prototype Sponsor And Trustee
                 (Or Custodian) ............................................. 14
         5.12    Investment Managers......................................... 14
         5.13    Matters Relating To Insurance .............................. 14
         5.14    Direction Of Investments By Participant .................... 15

  SECTION SIX    VESTING AND DISTRIBUTION

         6.01    Distribution To Participant ................................ 15
         6.02    Form Of Distribution To A Participant....................... 17
         6.03    Distributions Upon The Death Of A Participant .............. 18
         6.04    Form Of Distribution To Beneficiary......................... 18
         6.05    Joint And Survivor Annuity Requirements .................... 18
         6.06    Distribution Requirements .................................. 21
         6.07    Annuity Contracts........................................... 23
         6.08    Loans To Participants ...................................... 24
         6.09    Distribution In Kind ....................................... 24
         6.10    Direct Rollovers of Eligible Rollover Distributions......... 24

SECTION SEVEN    CLAIMS PROCEDURE

         7.01    Filing A Claim For Plan Distributions ...................... 25
         7.02    Denial Of Claim ............................................ 25
         7.03    Remedies Available ......................................... 25

SECTION EIGHT    PLAN ADMINISTRATOR

         8.01    Employer Is Plan Administrator ............................. 25
         8.02    Powers And Duties Of The Plan Administrator................. 25
         8.03    Expenses And Compensation .................................. 26
         8.04    Information From Employer .................................. 26

 SECTION NINE    AMENDMENT AND TERMINATION

         9.01    Right Of Prototype Sponsor To Amend The Plan ............... 26
         9.02    Right Of Employer To Amend The Plan......................... 26
         9.03    Limitation On Power To Amend ............................... 26
         9.04    Amendment Of Vesting Schedule .............................. 27
         9.05    Permanency.................................................. 27
         9.06    Method And Procedure For Termination ....................... 27
         9.07    Continuance Of Plan By Successor Employer................... 27
         9.08    Failure Of Plan Qualification............................... 27

  SECTION TEN    MISCELLANEOUS

        10.01    State Community Property Laws .............................. 27
        10.02    Headings.................................................... 27
        10.03    Gender And Number........................................... 27
        10.04    Plan Merger Or Consolidation ............................... 27
        10.05    Standard Of Fiduciary Conduct............................... 27
        10.06    General Undertaking Of All Parties ......................... 27
        10.07    Agreement Binds Heirs, Etc.................................. 28
        10.08    Determination Of Top-Heavy Status .......................... 28
        10.09    Special Limitations For Owner-Employees..................... 29
        10.10    Inalienability Of Benefits.................................. 29

               QUALIFIED RETIREMENT PLAN AND TRUST
               Defined Contribution Basic Plan Document 03

               _________________________________________________________________

  SECTION ONE  DEFINITIONS

               The following words and phrases when used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended:

         1.01  ADOPTION AGREEMENT

               Means the document executed by the Employer through which it adopts the Plan and Trust and thereby agrees to be bound by all terms and conditions of the Plan and Trust.

         1.02  BASIC PLAN DOCUMENT

               Means this prototype Plan and Trust document.

         1.03  BREAK IN ELIGIBILITY SERVICE

               Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

         1.04  BREAK IN VESTING SERVICE

               Means a Plan Year during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

         1.05  CODE

               Means the Internal Revenue Code of 1986 as amended from time-to-time.

         1.06  COMPENSATION

               For Plan Years beginning on or after January 1, 1989, the following definition of Compensation shall apply:

               Compensation will mean Compensation as that term is defined in
               Section 3.05(E)(2) of the Plan. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year unless the Employer has selected another period in the Adoption Agreement.

               Unless otherwise indicated in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

               For years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January l of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

               In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

               If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

               If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

               Unless otherwise indicated in the Adoption Agreement, where an Employee enters the Plan (and thus becomes a Participant) on an Entry Date other than the first Entry Date in a Plan Year, his Compensation will include any such earnings paid to him during the whole of such Plan Year.

               Where this Plan is being adopted as an amendment and restatement to bring a Prior Plan into compliance with the Tax Reform Act of 1986, such Prior Plan's definition of Compensation shall apply for Plan Years beginning before January 1, 1989.

               In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA `93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

               If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

         1.07  CUSTODIAN

               Means an entity specified in the Adoption Agreement as Custodian or any duly appointed successor as provided in Section 5.09.

         1.08  DISABILITY

               Means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

         1.09  EARNED INCOME

               Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

               Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

         1.10  EFFECTIVE DATE

               Means the date the Plan becomes effective as indicated in the Adoption Agreement. However, where a separate date is stated in the Plan as of which a particular Plan provision becomes effective, such date will control with respect to that provision.

        1.11   ELIGIBILITY COMPUTATION PERIOD

               An Employee's initial Eligibility Computation Period shall be the 12 consecutive month period commencing with the date such Employee first performs an Hour of Service (employment commencement date). His subsequent Eligibility Computation Periods shall be the 12 consecutive month periods commencing on the anniversaries of his employment commencement date; provided, however, if pursuant to the Adoption Agreement, an Employee is required to complete one or less Years of Eligibility Service to become a Participant, then his subsequent Eligibility Computation Periods shall be the Plan Years commencing with the Plan Year beginning during his initial Eligibility Computation Period.

         1.12  EMPLOYEE

               Means any person employed by the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b),(c),(m) or (o) of the Code.

               The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

         1.13  EMPLOYER

               Means any corporation, partnership, sole-proprietorship or other entity named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole-proprietorship is considered to be the Employer of a sole proprietor.

         1.14  EMPLOYER CONTRIBUTION

               Means the amount contributed by the Employer each year as determined under this Plan.

         1.15  ENTRY DATES

               Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Employer has specified more frequent dates in the Adoption Agreement.

         1.16  ERISA

               Means the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

         1.17  FORFEITURE

               Means that portion of a Participant's Individual Account as derived from Employer Contributions which he or she is not entitled to receive (i.e., the nonvested portion).

         1.18  FUND

               Means the Plan assets held by the Trustee or Custodian for the Participants' exclusive benefit.

         1.19  HIGHLY COMPENSATED EMPLOYEE

               The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees.

               A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (b) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (a) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year.

               If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

               For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12 month period immediately preceding the determination year.

               A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

               If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5% owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5% owner or top 10 Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

               The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         1.20  HOURS OF SERVICE - Means

               A. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

               B. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

               C. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (A) or paragraph (B), as the case may be, and under this paragraph (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

               D. Solely for purposes of determining whether a Break in
                  Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Eligibility Computation Period or Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or (2) in all other cases, in the following Eligibility Computation Period or Plan Year.

               E. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under
                  Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

                  Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Sections 414(n) or 414(o) and the regulations thereunder.

               F. Where the Employer maintains the plan of a predecessor
                  employer, service for such predecessor employer shall be treated as service for the Employer.

               G. The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

         1.21  INDIVIDUAL ACCOUNT

               Means the account established and maintained under this Plan for each Participant in accordance with Section 4.01.

         1.22  INVESTMENT FUND

               Means a subdivision of the Fund established pursuant to Section 5.05.

         1.23  KEY EMPLOYEE

               Means any person who is determined to be a Key Employee under
               Section 10.08.

         1.24  LEASED EMPLOYEE

               Means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

               A Leased Employee shall not be considered an Employee of the recipient if: (1) such employee is covered by a money purchase pension plan providing: (a) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Section 125, Section 402(a)(8),
               Section 402(h) or Section 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (2) Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

         1.25  NORMAL RETIREMENT AGE

               Means the age specified in the Adoption Agreement. However, if the Employer enforces a mandatory retirement age which is less than the Normal Retirement Age, such mandatory age is deemed to be the Normal Retirement Age. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age
               59 1/2.

         1.26  OWNER-EMPLOYEE

               Means an individual who is a sole proprietor, or who is a partner owning more than 10% of either the capital or profits interest of the partnership.

         1.27  PARTICIPANT

               Means any Employee or former Employee of the Employer who has met the Plan's eligibility requirements, has entered the Plan and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

         1.28  PLAN

               Means the prototype defined contribution plan adopted by the Employer. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Employer.

         1.29  PLAN ADMINISTRATOR

               Means the person or persons determined to be the Plan Administrator in accordance with Section 8.01.

         1.30  PLAN YEAR

               Means the 12 consecutive month period which coincides with the Employer's tax year or such other 12 consecutive month period as is designated in the Adoption Agreement.

         1.31  PRIOR PLAN

               Means a plan which was amended or replaced by adoption of this Plan document, as indicated in the Adoption Agreement.

         1.32  PROTOTYPE SPONSOR

               Means the entity specified in the Adoption Agreement. Such entity must meet the definition of a sponsoring organization set forth in Section 3.07 of Revenue Procedure 89-9.

         1.33  SELF-EMPLOYED INDIVIDUAL

               Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         1.34  SEPARATE FUND

               Means a subdivision of the Fund held in the name of a particular Participant representing certain assets held for that Participant. The assets which comprise a Participant's Separate Fund are those assets earmarked for him and those assets subject to the Participant's individual direction pursuant to Section 5.14.

         1.35  TAXABLE WAGE BASE

               Means, with respect to any taxable year, the maximum amount of earnings which may be considered wages for such year under
               Section 3121(a)(1) of the Code.

         1.36  TERMINATION OF EMPLOYMENT

               A Termination of Employment of an Employee of an Employer shall occur whenever his status as an Employee of such Employer ceases for any reason other than his death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

         1.37  TOP-HEAVY PLAN

               This Plan is a Top-Heavy Plan for any Plan Year if it is determined to be such pursuant to Section 10.08.

         1.38  TRUSTEE

               Means an individual, individuals or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Section 5.09. Trustee shall mean Custodian in the event the financial organization named as Trustee does not have full trust powers.

         1.39  VALUATION DATE

               Means the last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value.

         1.40  VESTED

               Means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from a Participant's Years of Vesting Service.

         1.41  YEAR OF ELIGIBILITY SERVICE

               Means a 12-consecutive month period which coincides with an Eligibility Computation period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

         1.42  YEAR OF VESTING SERVICE

               Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

               In the case of a Participant who has 5 or more consecutive Breaks in Vesting Service, all Years of Vesting Service after such Breaks in Vesting Service will be disregarded for the purpose of determining the Vested portion of his Individual Account derived from Employer Contributions that accrued before such breaks. Such Participant's prebreak service will count in vesting the postbreak Individual Account derived from Employer Contributions only if either:

                    (A) such Participant had any Vested right to any portion of his Individual Account derived from Employer
                        Contributions at the time of his Termination of Employment; or

                    (B) upon returning to service, the number of consecutive
                        Breaks in Vesting Service is less than his number of Years of Vesting Service before such breaks.

               Separate subaccounts will be maintained for the Participant's prebreak and postbreak portions of his Individual Account derived from Employer Contributions. Both subaccounts will share in the gains and losses of the Fund.

               Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement.

               In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a result of such change.


  SECTION TWO  ELIGIBILITY AND PARTICIPATION

         2.01  ELIGIBILITY TO PARTICIPATE

               Each Employee of the Employer, except those Employees who belong to a class of Employees which is excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon the satisfaction of the age and Years of Eligibility Service requirements specified in the Adoption Agreement.

         2.02  PLAN ENTRY

               A. If this Plan is a replacement of a Prior Plan by amendment or restatement, each Employee of the Employer who was a Participant in said Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

               B. An Employee will become a Participant in the Plan as of the
                  Effective Date if he has met the eligibility requirements of
                  Section 2.01 as of such date. After the Effective Date, each Employee shall become a Participant on the first Entry Date following the date the Employee satisfies the eligibility requirements of Section 2.01.

               C. The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish him with the application form, enrollment forms or other documents which are required of Participants. The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan.

         2.03  TRANSFER TO OR FROM INELIGIBLE CLASS

               If an Employee who had been a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, his eligibility to participate shall be determined by Section 2.04.

               An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date he becomes a member of the eligible class, he shall become a Participant on the first Entry Date following the date he satisfies said requirements.

         2.04  RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILITY SERVICE

               A. EMPLOYEE NOT PARTICIPANT BEFORE BREAK -- If an Employee incurs a break in Eligibility Service before satisfying the Plan's eligibility requirements, such Employee's Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

               B. NONVESTED PARTICIPANTS -- In the case of a Participant who does not have a Vested interest in his Individual Account derived from Employer Contributions, Years of Eligibility Service before a period of consecutive Breaks in Eligibility Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Eligibility Service before such break. Such aggregate number of Years of Eligibility Service will not include an Years of Eligibility Service disregarded under the preceding sentence by reason of prior breaks.

                  If a Participant's Years of Eligibility Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Eligibility Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

               C. VESTED PARTICIPANTS -- A Participant who has sustained a Break in Eligibility Service and who had a Vested interest in all or a portion of his Individual Account derived from Employer Contributions shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

         2.05  DETERMINATIONS UNDER THIS SECTION

               The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

         2.06  TERMS OF EMPLOYMENT

               Neither the fact of the establishment of the Plan nor the fact that a common law Employee has become a Participant shall give to that common law Employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal with a common law Employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

SECTION THREE  CONTRIBUTIONS

         3.01  EMPLOYER CONTRIBUTIONS

               A. OBLIGATION TO CONTRIBUTE -- The Emmployer shall make
                  contributions to the Plan in accordance with the contribution formula specified in the Adoption Agreement. If this Plan is a profit sharing plan, the Employer shall, in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

               B. ALLOCATION FORMULA AND THE RIGHT TO SHARE IN THE EMPLOYER
                  CONTRIBUTION --

                  1. General -- The Employer Contribution for a Plan Year will be allocated or contributed to the Individual Accounts of qualifying Participants in accordance with the allocation or contribution formula specified in the Adoption Agreement. The Employer Contribution for any Plan Year will be allocated to each Participant's Individual Account as of the last day of that Plan Year.

                     Any Employer Contribution for a Plan Year must satisfy
                     Section 401(a)(4) and the regulations thereunder for such Plan Year.

                  2. Qualifying Participants -- A Participant is a qualifying
                     Participant and is entitled to share in the Employer Contribution for any Plan Year if (l) he was a Participant on at least one day during the Plan Year, (2) if this Plan is a nonstandardized plan, he completes a Year of Vesting Service during the Plan Year and (3) where the Employer has selected the "last day requirement" in the Adoption Agreement, he is an Employee of the Employer on the last day of the Plan Year (except that this last requirement (3) shall not apply if the Participant has died during the Plan Year or incurred a Termination of Employment during the Plan Year after having reached his Normal Retirement Age or having incurred a Disability). Notwithstanding anything in this paragraph to the contrary, a Participant will not be a qualifying Participant for a Plan Year if he incurs a Termination of Employment during such Plan Year with not more than 500 Hours of Service if he is not an Employee on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year.

                  3. Special Rules for Integrated Plans -- If the Employer has
                     selected the integrated contribution or allocation formula in the Adoption Agreement, then the maximum disparity rate shall be determined in accordance with the following table.

                                                          MAXIMUM DISPARITY RATE

                                                           Money            Top-Heavy          Nontop-Heavy
                  Integration Level                       Purchase        Profit Sharing      Profit Sharing
                  ------------------------------------------------------------------------------------------
                  Taxable Wage Base (TWB)                   5.7%               2.7%                 5.7%
                  More than $0 but not more than X*         5.7%               2.7%                 5.7%
                  More than X* of TWB but not more
                    than 80% of TWB                         4.3%               1.3%                 4.3%
                  More than 80% of TWB but not
                    more than TWB                           5.4%               2.4%                 5.4%

                                                           *X means the greater of $10,000 or 20% of TWB.

               C. ALLOCATION OF FORFEITURES - Forfeitures for a Plan Year which arise as a result of the application of Section 6.01(D) shall be allocated as followers:

                  1. Profit Sharing Plan - If this is a profit sharing plan,
                     Forfeitures shall be allocated in the manner provided in
                     Section 3.01(B) (for Employer Contributions) to the Individual Accounts of Participants who are entitled to share in the Employer Contribution for such Plan Year.

                  2. Money, Purchase Pension and Target Benefit Plan - If this
                     Plan is a money purchase pension plan or a target benefit plan, Forfeitures shall be applied towards the reduction of Employer Contributions to the Plan. However, if the Employer has indicated in the Adoption Agreement that Forfeitures shall be allocated to the lndividual Accounts of Participants' then Forfeitures shall be allocated in the manner provided in Section 3.01(B) (for Employer Contributions) to the Individual Accounts of Participants who are entitled to share in the Employer Contributions for such Plan Year.

               D. TIMING OF EMPLOYER CONTRIBUTION - The employer Contribution for each Plan Year shall be delivered to the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its fiscal year in which the Plan Year ends, including extensions thereof.

               E. MINIMUM ALLOCATION FOR TOP-HEAVY PLANS - The contribution and allocation provisions of this Section 3.01(E) shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan.

                  1. Except as otherwise provided in (3) and (4) below, the
                     Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Emplovee shall not be less than the lesser of 3% of such Participant's Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy
                     Section 401 of the Code) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the first $200,000 (increased by any cost of living adjustment made by the Secretary of Treasury or his delegate) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (a) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (b) the Participant's failure to make mandatory Employee Contributions to the Plan, or (c) Compensation less than a stated amount.

                  2. For purposes of computing the minimum allocation,
                     Compensation shall mean Compensation as defined in Section
                     1.06 of the Plan.

                  3. The provision in (1) above shall not apply to any
                     Participant who was not employed by the Employer on the last day of the Plan Year.

                  4. The provision in (1) above shall not apply to any
                     Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

                  5. The minimum allocation required under this Section 3.01(E)
                     and Section 3.01(F)(1) (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

               F. SPECIAL REQUIREMENTS FOR PAIRED PLANS - The Employer maintains paired plans if the Employer has adopted both a standardized profit sharing plan and a standardized money purchase pension plan using this Basic Plan Document.

                  1. Minimum Allocation - The mandatory minimum allocation
                     provision of Section 3.01(E) shall not apply to any Participant if the Employer maintains paired plans. Rather, for each Plan Year, the Employer will provide a minimum contribution equal to 3% of Compensation for each non-Key Employee who is entitled to a minimum contribution. Such minimum contribution shall only be made to one of the Plans. If an Employee is a Participant in only one of the Plans, the minimum contribution shall be made to that Plan. If the Employee is a Participant in both Plans, the minimum contribution shall be made to the money purchase plan.

                  2. Only One Plan can be Integrated - If the Employer
                     maintains paired plans, only one of the Plans may provide for the disparity in contributions which is permitted under
                     Section 401(l) of the Code. In the event that both Adoption Agreements provide for such integration, only the money purchase pension plan shall be deemed to be integrated.

               G. RETURN OF THE EMPLOYER CONTRIBUTION TO THE EMPLOYER UNDER
                  SPECIAL CIRCUMSTANCES - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

                  In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                  In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code Section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

               H. OMISSION OF PARTICIPANT

                  1. If the Plan is a money purchase plan or a target benefit plan and, if in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to that Employee had he not been omitted.

                  2. If the Plan is a profit sharing plan, and if in any Plan
                     Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after the Employer Contribution has been made and allocated, then the Plan Administrator must re-do the allocation (if a correction can be made) and inform the Employee. Alternatively, the Employer may choose to contribute for the omitted Employee the amount which the Employer would have contributed for him.

        3.02   EMPLOYEE CONTRIBUTIONS

               This Plan will not accept nondeductible employee contributions and matching contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

               A separate account will be maintained by the Plan Administrator for the nondeductible employee contributions of each Participant.

               A Participant may, upon a written request submitted to the Plan Administrator, withdraw the lesser of the portion of his Indiv-idual Account attributable to his nondeductible employee contributions or the amount he contributed as nondeductible employee contributions.

               Employee contributions and earnings thereon shall be nonforfeitable at all times. No Forfeiture will occur solely as a result of an Employee's withdrawal of employee contributions.

               The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Section 4.03 of the Plan. No part of the deductible employee contribution account will be used to purchase life insurance. Subject to Section 6.05, joint and survivor annuity requirements (if applicable), the Participant may withdraw any part of the deductible employee contribution account by making a written application to the Plan Administrator.

         3.03  ROLLOVER CONTRIBUTIONS

               If the Plan Administrator so permits in a uniform and nondiscriminatory manner, an Employee may contribute a rollover contribution to the Plan; provided that such Employee submits a written certification, satisfactory to the Trustee (or Custodian), that the contribution qualifies as a rollover contribution.

               A separate account shall be maintained by the Plan Administrator for each Employee's rollover contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

               For purposes of this Section 3.03, "rollover contribution" means a contribution described in Sections 402(a)(5), 403(a)(4) or 408(d)(3) of the Code or in any other provision which may be added to the Code which may authorize rollovers to the Plan.

         3.04  TRANSFER CONTRIBUTIONS

               If the Plan Administrator so permits in a uniform and nondiscriminatory manner, the Trustee (or Custodian, if applicable) may receive any amounts transferred to it from the trustee or custodian of another plan qualified under Code
               Section 401(a).

               A separate account shall be maintained by the Plan Administrator for each Employee's transfer contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

         3.05  LIMITATION ON ALLOCATIONS

               A. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 305(E)(1), the following rules shall apply:

                  1. The amount of annual additions which may be credited to the Participant's Individual Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

                  2. Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the limitation year, uniformly determined for all participants similarly situated.

                  3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  4. If pursuant to Section 3.05(A)(3) or as a result of the allocation of Forfeitures there is an excess amount, the excess will be disposed of as follows:

                     a. Any nondeductible voluntary employee contributions, to
                        the extent they would reduce the excess amount, will be returned to the Participant;

                     b. If after the application of paragraph (a) an excess
                        amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Individual Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                     c. If after the application of paragraph (a) an excess
                        amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

                     d. If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will not participate in the allocation of the Fund's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

               B. If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer, or an Individual medical account, as defined in
                  Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 3.05(E)(1), during any limitation year, the following rules apply:

                  1. The annual additions which may be credited to a
                     Participant's Individual Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's Individual Account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account under this Plan should cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the limitation year.

                  2. Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 3.05(A)(2).

                  3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  4. If, pursuant to Section 3.05(B)(3) or as a result of the allocation of Forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  5. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                     a. the total excess amount allocated as of such date, times


                     b. the ratio of (i) the annual additions allocated to the
                        Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

                  6. Any excess amount attributed to this Plan will be disposed in the manner described in  Sction 3.05(A)(4).

               C. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, annual additions which may be credited to the Participant's Individual Account under this Plan for any limitation year will be limited in accordance with Sections 3.05(B)(1) through 3.05(B)(6) as though the other plan were a master or prototype plan unless the Employer provides other limitations in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

               D. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Individual Account under this Plan for any limitation year will be limited in accordance with the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

               E. The following terms shall have the following meanings when used in this Section 3.05:

                  1. Annual additions: The sum of the following amounts credited to a Participant's Individual Account for the limitation year:

                     a. Employer Contributions,

                     b. Employee contributions,

                     c. Forfeitures, and

                     d. amounts allocated, after March 31, 1984, to an
                        individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual additions to a defined contribution plan.

                        For this purpose, any excess amount applied under
                        Section 3.05(A)(4) or 3.05(B)(6) in the limitation year to reduce Employer Contributions will be considered annual additions for such limitation year.

                  2. Compensation: As elected by the Employer in the Adoption
                     Agreement (and if no election is made, Section 3401(a) wages will be deemed to have been selected), Compensation shall mean all of a Participant's:

                     a. Section 3121 wages. Wages as defined in Section 3121(a)
                        of the Code, for purposes of calculating Social Security taxes, but determined without regard to the wage base limitation in Section 3121(a)(1), the special rules in
                        Section 3121 (v), any rules that limit covered employment based on the type or location of an Employee's Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Section 3121(b)(1) through (20)).

                     b. Section 3401(a) wages. Wages as defined in Section
                        3401(a) of the Code, for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                     c. 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                        1. Employer contributions to a plan of deferred
                           compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                        2. Amounts realized from the exercise of a nonqualified
                           stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                        3. Amounts realized from the sale, exchange or other
                           disposition of stock acquired under a qualified stock option; and

                        4. Other amounts which received special tax benefits, or
                           contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee).

                           For any Self-Employed Individual, Compensation will mean Earned Income. For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Section 3.05, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

                           Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

                  3. Defined benefit fraction: A fraction, the numerator of
                     which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year under Section 415(b) and (d) of the Code or 140% of the highest average compensation, including any adjustments under Section 415(b) of the Code.

                     Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

                  4. Defined contribution dollar limitation: $30,000 or if
                     greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year.

                  5. Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in
                     Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer) and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's compensation for such year.

                     If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over
                     1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                     The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                  6. Employer: For purposes of this Section 3.05, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 4l4(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

                  7. Excess amount: The excess of the Participant's annual
                     additions for the limitation year over the maximum permissible amount.

                  8. Highest average compensation: The average compensation for the three consecutive years of service with the Employer that produces the highest average.

                  9. Limitation year: A calendar year, or the 12-consecutive month period elected by the Employer in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan." All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

                 10. Master or prototype plan: A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

                 11. Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's Individual Account under the Plan for any limitation year shall not exceed the lesser of:

                     a. the defined contribution dollar limitation, or

                     b. 25%, of the Participant's compensation for the
                        limitation year.

                        The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

                        If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                             Number of months in the short limitation year
                             _____________________________________________

                                                 12

                 12. Projected annual benefit: The annual retirement benefit
                     (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                     a. the Participant will continue employment until normal
                        retirement age under the Plan (or current age, if later), and

                     b. the Participant's compensation for the current
                        limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

SECTION FOUR   INDIVIDUAL ACCOUNTS OF PARTICIPANTS AND VALUATION
        4.01   INDIVIDUAL ACCOUNTS

               A. The Plan Administrator shall establish and maintain an
                  individual Account in the name of each Participant to reflect the total value of his interest in the Fund. Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant including:

                  1. a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

                  2. a subaccount to reflect a Participant's rollover contributions;

                  3. a subaccount to reflect a Participant's transfer contributions;

                  4. a subaccount to reflect a Participant's nondeductible employee contributions; and

                  5. a subaccount to reflect a Participant's deductible employee contributions.

                  Such subaccounts are primarily for accounting purposes, and do not necessarily require a segregation of the Fund.

               B. The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Section 6.01(D).

        4.02   VALUATION OF FUND
               The Fund will be valued each Valuation Date at fair market value.

        4.03   VALUATION OF INDIVIDUAL ACCOUNTS
               A. Where all or a portion of the assets of a Participant's
                  Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant's Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

               B. The fair market value of the remainder of each Individual
                  Account is determined in the following manner:

                  1. First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or his Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Section 6.01(D) and further reduced by any transfer to another Investment Fund since the previous Valuation Date and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

                  2. Secondly, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant's Individual Account during the first Plan Year.

                  3. Thirdly, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Section 3. For purposes of Section 4, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

                      Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

                  4. Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (1), (2) and (3) above) are added together.

        4.04   SEGREGATION OF ASSETS
               If a Participant elects a mode of distribution other than a lump sum, the Plan Administrator may place that Participant's account balance into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

        4.05   STATEMENT OF INDIVIDUAL ACCOUNTS
               No later than 270 days after the close of each Plan Year, the Plan Administrator shall furnish a statement to each Participant indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

        4.06   MODIFICATION OF METHOD FOR VALUING INDIVIDUAL ACCOUNTS
               If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts.

SECTION FIVE   TRUSTEE OR CUSTODIAN
        5.01   CREATION OF FUND
               By adopting this Plan, the Employer establishes the Fund which shall consist of the assets of the Plan held by the Trustee (or
               Custodian, if applicable) pursuant to this Section 5. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

               No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

        5.02   INVESTMENT AUTHORITY
               Except as provided in Section 5.14 (relating to individual direction of investments by Participants), the Employer, not the

               Trustee (or Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permitted investment. Notwithstanding the preceding sentence, a Trustee with full trust powers (under applicable law) may make an agreement with the Employer whereby the Trustee will manage the investment of all or a portion of the Fund. Any such agreement shall be in writing and set forth such matters as the Trustee deems necessary or desirable.

        5.03   FINANCIAL ORGANIZATION CUSTODIAN OR TRUSTEE WITHOUT FULL TRUST
               POWERS

               This Section 5.03 applies where a financial organization has indicated in the Adoption Agreement that it will serve, with respect to this Plan, as Custodian or as Trustee without full trust powers (under applicable law). Hereinafter, a financial organization Trustee without full trust powers (under applicable law) shall be referred to as a Custodian.

               A. PERMISSIBLE INVESTMENTS - The assets of the Plan shall be invested only in those investments which are available through the Custodian in the ordinary course of business which the Custodian may legally hold in a qualified plan and which the Custodian chooses to make available to Employers for qualified plan investments.

               B. RESPONSIBILITIES OF THE CUSTODIAN - The responsibilities of the Custodian shall be limited to the following:

                  1. To receive Plan contributions and to hold, invest and reinvest the Fund without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund;

                  2. To maintain accurate records of contributions, earnings, withdrawals and other information the Custodian deems relevant with respect to the Plan;

                  3. To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

                  4. To furnish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Custodian as of the end of each Plan Year.

               C. POWERS OF THE CUSTODIAN - Except as otherwise provided in this
                  Plan, the Custodian shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

                  1. To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts or similar investments bearing a reasonable rate of interest in the Custodian's own savings department or the savings department of another financial organization;

                  2. To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

                  3. To hold securities or other property of the Fund in its own name, in the name of its nominee or in bearer form; and

                  4. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

        5.04 FINANCIAL ORGANIZATION TRUSTEE WITH FULL TRUST POWERS AND INDIVIDUAL TRUSTEE

               This Section 5.04 applies where a financial organization has indicated in the Adoption Agreement that it will serve as Trustee with full trust powers. This Section also applies where one or more individuals are named in the Adoption Agreement to serve as Trustee(s).

               A. PERMISSIBLE INVESTMENTS - The Trustee may invest the assets of the Plan in property of any character, real or personal, including, but not limited to the following: stocks, including shares of open-end investment companies (mutual funds); bonds; notes; debentures; options; limited partnership interests; mortgages; real estate or any interests therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts; life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan.

                  Notwithstanding the preceding sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Employer for adoption, limit the types of property in which the Trustee (other than a financial organization Trustee with full trust powers), is permitted to invest.

               B. RESPONSIBILITIES OF THE TRUSTEE - The responsibilities of the
                  Trustee shall be limited to the following:

                  1. To receive Plan contributions and to hold, invest and reinvest the Fund without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Trustee to maintain physical custody of stock certificates (or other indicia of ownership) representing assets within the Fund;

                  2. To maintain accurate records of contributions, earnings, withdrawals and other information the Trustee deems relevant with respect to the Plan;

                  3. To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

                  4. To furnish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Trustee as of the end of each Plan Year.

               C. POWERS OF THE TRUSTEE - Except as otherwise provided in this
                  Plan, the Trustee shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

                  l. To hold any securities or other property of the Fund in its own name, in the name of its nominee or in bearer form;

                  2. To purchase or subscribe for securities issued, or real property owned, by the Employer or any trade or business under common control with the Employer but only if the prudent investment and diversification requirements of ERISA are satisfied;

                  3. To sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

                  4. To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

                  5. To invest any part or all of the Fund (including idle cash balances) in certificates of deposit, demand or time deposits, savings accounts, money market accounts or similar investments of the Trustee (if the Trustee is a bank or similar financial organization), the Prototype Sponsor or any affiliate of such Trustee or Prototype Sponsor, which bear a reasonable rate of interest;

                  6. To provide sweep services without the receipt by the Trustee of additional compensation or other consideration (other than reimbursement of direct expenses properly and actually incurred in the performance of such services);

                  7. To hold in the form of cash for distribution or investment such portion of the Fund as, at any time and from time-to-time, the Trustee shall deem prudent and deposit such cash in interest bearing or noninterest bearing accounts;

                  8. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  9. To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                  10. To employ suitable agents and counsel, to contract with agents to perform administrative and recordkeeping duties and to pay their reasonable expenses, fees and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                  11. To cause any part or all of the Fund, without limitation as to amount, to be commingled with the funds of other trusts (including trusts for qualified employee benefit plans) by causing such money to be invested as a part of any pooled, common, collective or commingled trust fund heretofore or hereafter created by any trustee (if the Trustee is a bank), by the Prototype Sponsor, by any affiliate bank of such a Trustee or the Prototype Sponsor, or by such a Trustee, the Prototype Sponsor or such an affiliate in participation with others; the instrument or instruments establishing such trust fund or funds, as amended, being made part of this Plan and trust so long as any portion of the Fund shall be invested through the medium thereof.

                  12. Generally to do all such acts, execute all such
                      instruments, initiate all such proceedings, and exercise all such rights and privileges with relation to property constituting the Fund as if the Trustee were the absolute owner thereof.

        5.05   DIVISION OF FUND INTO INVESTMENT FUNDS

               The Employer may direct the Trustee (or Custodian, if applicable) from time-to-time to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Section 5.12 and Investment Funds representing investment options available for individual direction by Participants pursuant to Section 5.14. Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.

        5.06   COMPENSATION AND EXPENSES

               The Trustee (or Custodian, if applicable) shall receive such reasonable compensation as may be agreed upon by the Trustee (or Custodian) and the Employer. The Trustee (or Custodian) shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out his duties under this Plan, including reasonable legal, accounting and actuarial expenses. If not paid by the Employer, such compensation and expenses may be charged against the Fund.

               All taxes of any kind that may be levied or assessed under existing or future laws upon, or in respect of, the Fund or the income thereof shall be paid from the Fund.

        5.07   NOT OBLIGATED TO QUESTION DATA

               The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant's status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian) and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verify or question such information.

        5.08   LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS

               The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. However, the Trustee (or Custodian, if applicable) shall act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, subject to the Plan Administrator's obligation to furnish all the necessary information to so withhold to the Trustee (or Custodian).

        5.09   RESIGNATION OR REMOVAL OF TRUSTEE (OR CUSTODIAN)

               The Trustee (or Custodian, if applicable) may resign at any time by giving 30 days advance written notice to the Employer. The resignation shall become effective 30 days after receipt of such notice unless a shorter period is agreed upon.

               The Employer may remove any Trustee (or Custodian) at any time by giving written notice to such Trustee (or Custodian) and such removal shall be effective 30 days after receipt of such notice unless a shorter period is agreed upon. The Employer shall have the power to appoint a successor Trustee (or Custodian).

               Upon such resignation or removal, if the resigning or removed Trustee (or Custodian) is the sole Trustee (or Custodian), he shall transfer all of the assets of the Fund then held by him as expeditiously as possible to the successor Trustee (or
               Custodian) after paying or reserving such reasonable amount as he shall deem necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due him and any sums chargeable against the Fund for which he may be liable. If the Funds as reserved are not sufficient for such purpose, then he shall be entitled to reimbursement from the successor Trustee (or Custodian) out of the assets in the successor Trustee's (or Custodian's) hands under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee (or Custodian) shall return such excess to the successor Trustee (or Custodian).

               Upon receipt of such assets, the successor Trustee (or Custodian) shall thereupon succeed to all of the powers and responsibilities given to the Trustee (or Custodian) by this Plan.

               The resigning or removed Trustee (or Custodian) shall render an accounting to the Employer and unless objected to by the Employer within 30 days of its receipt, the accounting shall be deemed to have been approved and the resigning or removed Trustee (or Custodian) shall be released and discharged as to all matters set forth in the accounting. Where a financial organization is serving as Trustee (or Custodian) and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee (or Custodian) of this Plan, but only if it is the type of organization that can so serve under applicable law.

               Where the Trustee or Custodian is serving as a nonbank trustee or custodian pursuant to Section 1.401-12(n) of the Income Tax Regulations, the Employer will appoint a successor Trustee (or Custodian) upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustee (or Custodian) has failed to comply with the requirements of
               Section 1.401-12(n) or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

        5.10   DEGREE OF CARE
               Limitations of Liability - The Trustee (or Custodian, if applicable) shall not be liable for any losses incurred by the Fund by any lawful direction to invest communicated by the Employer, Plan Administrator or any Participant or Beneficiary. The Trustee (or Custodian) shall be under no liability for distributions made or other action taken or not taken at the written direction of the Plan Administrator. It is specifically understood that the Trustee (or Custodian) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan or the size and type of any policy to be purchased from any insurer for any Participant hereunder or similar matters; it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

        5.11 INDEMNIFICATION OF PROTOTYPE SPONSOR AND TRUSTEE (OR CUSTODIAN) Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Trustee (or Custodian, if applicable) and the Prototype Sponsor, their officers, directors, employees, agents, their heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

               Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Trustee (or Custodian) and Prototype Sponsor from any liability, claim or expense (including legal expense) which the Trustee (or Custodian) and Prototype Sponsor shall incur by reason of or which results, in whole or in part, from the Trustee's (or Custodian's) or Prototype Sponsor's reliance on the facts and other directions and elections the Employer communicates or fails to communicate.

        5.12   INVESTMENT MANAGERS
               A. DEFINITION OF INVESTMENT MANAGER - The Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

               B. INVESTMENT MANAGER'S AUTHORITY - A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are limited to those described in Section 5.03(A) (for Custodians) or Section 5.04(A) (for Trustees).

               C. WRITTEN AGREEMENT - The appointment of any investment manager shall be by written agreement between the Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian).

                  The agreement shall set forth, among other matters, the effective date of the investment manager's appointment and an acknowledgment by the investment manager that it is a fiduciary of the Plan under ERISA.

               D. CONCERNING THE TRUSTEE (OR CUSTODIAN) - Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian) in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager's direction. The Trustee (or Custodian) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

        5.13   MATTERS RELATING TO INSURANCE
               A. If a life insurance policy is to be purchased for a
                  Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to Participant's Individual Account at any particular time as follows:

                  1. Ordinary Life Insurance - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased less than 50% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums attributable to them.

                  2. Term and Universal Life Insurance - No more than 25% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

                  3. Combination - The sum of 50% of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account.

               B. Any dividends or credits earned on insurance contracts for a
                  Participant shall be allocated to such Participant's Individual Account.

               C. Subject to Section 6.05, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

               D. The Trustee (or Custodian if applicable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee (or Custodian), however, the Trustee (or Custodian) shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with
                  Section 6.05, Joint and Survivor Annuity Requirements, if applicable. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

               E. The Employer may direct the Trustee (or Custodian) to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

        5.14   DIRECTION OF INVESTMENTS BY PARTICIPANT

               If so indicated in the Adoption Agreement, each Participant may individually direct the Trustee (or Custodian, if applicable) regarding the investment of part or all of his Individual Account. To the extent so directed, the Employer Plan Administrator, Trustee (or Custodian) and all other fiduciaries are relieved of their fiduciary responsibility under Section 404 of ERISA.

               The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of his Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses or expenses attributable to such Separate Fund. No fiduciary shall be liable for any loss which results from a Participant's individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Section 408(m) of the Code.

               The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing (1) which portions of Participant's Individual Account can be individually directed; (2) the frequency of investment changes; (3) the forms and procedures for making investment changes; and (4) the effect of a Participant's failure to make a valid direction.

               Subject to the approval of the Prototype Sponsor, the Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants' individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant to individually direct in accordance with this Section.

 SECTION SIX  VESTING AND DISTRIBUTION
        6.01  DISTRIBUTION TO PARTICIPANT
               A. WHEN DISTRIBUTABLE

                  1. Entitlement to Distribution - The Vested portion of a Participant's Individual Account shall be distributable to the Participant upon the occurrence of any of the following events:

                      a.  the Participant's Termination of Employment;

                      b.  the Participant's attainment of Normal Retirement Age;

                      c.  the Participant's Disability; or

                      d.  the termination of the Plan.

                  2. Written Request: When Distributed - A Participant entitled to distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution no later than 90 days following the later of:

                      a. the close of the Plan Year within which the event occurs which entitles the Participant to distribution; or

                      b. the close of the Plan Year in which the request is received.

                  3. Special Rules For Withdrawals During Service - If this is a profit sharing plan and the Adoption Agreement so provides a Participant who is not otherwise entitled to a distribution under Section 6.01(A)(1) may elect to receive a distribution of all or a part of the Vested portion of his Individual Account, subject to the requirements of
                      Section 6.05 and further subject to the following limits:

                      a. Participant for 5 or more years. An Employee who has been a Participant in the Plan for 5 or more years may withdraw up to his entire Vested portion of his Individual Account.

                      b. Participant for less than 5 years. An Employee who has been a Participant in the Plan for less than 5 years may withdraw only the amount which has been in his Vested Individual Account attributable to Employer Contributions for at least 2 full Plan Years.

                          However, if the distribution is on account of hardship, the Participant may withdraw up to his entire Vested portion of his Individual Account. For purposes of the preceding sentence, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

                          A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                          1) The employee has obtained all distributions, other
                             than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                          2) The distribution is not in excess of the amount of
                             an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

                  4. Commencement of Benefits - Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                      a.  the Participant attains Normal Retirement Age;

                      b. occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

                      c.  the Participant incurs a Termination of Employment.

                          Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.02(B), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 6.01(A)(4).

               B. DETERMINING THE VESTED PORTION - In determining the Vested portion of a Participant's Individual Account, the following rules apply:

                  1. Employer Contributions and Forfeitures - The Vested portion of a Participant's Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule selected in the Adoption Agreement (or the vesting schedule described in Section 6.01(C) if the Plan is a Top-Heavy Plan).

                  2. Rollover and Transfer Contributions - A Participant is fully Vested in his rollover contributions and transfer contributions.

                  3. Fully Vested Under Certain Circumstances - A Participant is fully Vested in his Individual Account if any of the following occurs:

                      a.  the Participant reaches Normal Retirement Age;

                      b.  the Participant incurs a Disability;

                      c.  the Participant dies;

                      d.  the Plan is terminated or partially terminated; or

                      e. there exists a complete discontinuance of contributions under the Plan (if this Plan is a profit sharing plan).

                  4. Participants in a Prior Plan - If a Participant was a participant in a Prior Plan on the Effective Date, his Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

               C. MINIMUM VESTING SCHEDULE FOR TOP-HEAVY PLANS - The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

                  Notwithstanding the other provisions of this Section 6.01 or the vesting schedule selected in the Adoption Agreement (unless those provisions or that schedule provide for more rapid vesting), a Participant's Vested portion of his Individ-ual Account attributable to Employer Contributions and Forfeitures shall be determined in accordance with the following minimum vesting schedule:

                    YEARS OF VESTING              SERVICE VESTED PERCENTAGE
                            1                                 0
                            2                                20
                            3                                40
                            4                                60
                            5                                80
                            6                               100

                  This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to employee contributions including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section 6.01(C) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

                  If this Plan ceases to be a Top-Heavy Plan, then in accordance with the above restrictions, the vesting schedule as selected in the Adoption Agreement will govern. If the vesting schedule under the Plan shifts in or out of top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 9.04 applies.

              D. BREAK IN VESTING SERVICE AND FORFEITURES - If a Participant incurs a Termination of Employment, any portion of his Individual Account which is not Vested shall be held in a suspense account. Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Section 4 of the Plan. The disposition of such suspense account shall be as follows:

                  1. No Breaks in Vesting Service - If a Participant neither receives nor is deemed to receive a distribution pursuant to Section 6.01(D)(2) or (3) and the Participant returns to the service of the Employer before incurring 5 consecutive Breaks in Vesting Service, there shall be no Forfeiture and the amount in such suspense account shall be recredited to such Participant's Individual Account.

                  2. Cash-out of Certain Participants - If the value of the Vested portion of such Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, the Participant shall receive a distribution of the entire Vested portion of such Individual Account and the portion which is not Vested shall be treated as a Forfeiture. For purposes of this Section, if the value of the Vested portion of a Participant's Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account. A Participant's Vested Individual Account balance shall not include accumulated deductible employee contributions within the meaning of
                      Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

                  3. Participants Who Elect to Receive Distributions - If such Participant elects to receive a distribution, in accordance with Section 6.02(B), of the value of the Vested portion of his Individual Account derived from Employee and Employer Contributions, the portion which is not Vested shall be treated as a Forfeiture.

                  4. Re-employed Participants - If a Participant receives or is deemed to receive a distribution pursuant to Section 6.01(D)(2) or (3) above and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive Breaks in Vesting Service following the date of the distribution.

                      Amounts forfeited under Section 6.01(D) shall be allocated in accordance with Section 3.01(C) as of the last day of the Plan Year during which the Forfeiture arises. Any restoration of a Participant's Individual Account pursuant to Section 6.01(D)(4) shall be made from other Forfeitures, income or gain to the Fund or contributions made by the Employer.

              E. DISTRIBUTION PRIOR TO FULL VESTING - If a distribution is made to a Participant who was not then fully Vested in his Individual Account derived from Employer Contributions and the Participant may increase his Vested percentage in his Individual Account, then the following rules shall apply:

                  1. a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                  2. at any relevant time the Participant's Vested portion of the separate account will be equal to an amount ("X") determined by the formula: X=P (AB + (R x D)) - (R x D) where "P" is the Vested percentage at the relevant time, "AB" is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

        6.02   FORM OF DISTRIBUTION TO A PARTICIPANT

               A. VALUE OF INDIVIDUAL ACCOUNT DOES NOT EXCEED $3,500 - If the
                  value of the Vested portion of a Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, distribution from the Plan shall be made to the Participant in a single lump sum in lieu of all other forms of distribution from the Plan.

               B. VALUE OF INDIVIDUAL ACCOUNT EXCEEDS $3,500

                  1. If the value of the Vested portion of a Participant's Individual Account derived from Employee and Employer Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Individual Account is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse died, the survivor) must consent to any distribution of such Individual Account. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                      a. the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                      b. the Participant, after receiving the notice, affirmatively elects a distribution.

                      Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Individual Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

                      An individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

                  2. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan year beginning after December 31, 1988, the Vested portion of a Participant's Individual Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

               C. OTHER FORMS OF DISTRIBUTION TO PARTICIPANT - If the value of the Vested portion of a Participant's Individual Account exceeds $3,500 and the Participant has properly waived the joint and survivor annuity, as described in Section 6.05, the Participant may request in writing that the Vested portion of his Individual Account be paid to him in one or more of the following forms of payment: (1) in a lump sum; (2) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated Beneficiary; or (3) applied to the purchase of an annuity contract.

                  Notwithstanding anything in this Section 6.02 to the contrary, a Participant cannot elect payments in the form of an annuity if the safe harbor rules of Section 6.05(F) apply.

      6.03    DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

               A. DESIGNATION OF BENEFICIARY - SPOUSAL CONSENT - Each
                  Participant may designate, upon a form provided by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of his Individual Account in the event of his death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Plan Administrator.

                  In the event that a Participant wishes to designate a primary Beneficiary who is not his spouse, his spouse must consent in writing to such designation, and the spouse's consent must acknowledge the effect of such designation and be witnessed by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse or the spouse cannot be located, no consent shall be required. Any change of Beneficiary will require a new spousal consent.

               B. PAYMENT TO BENEFICIARY - If a Participant dies before his entire Individual Account has been paid to him, such deceased Participant's Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant's estate.

               C. WRITTEN REQUEST: WHEN DISTRIBUTED - A Beneficiary of a
                  deceased Participant entitled to a distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian) to commence distribution no later than 90 days following the later of:

                  1. the close of the Plan Year within which the Participant dies; or

                  2. the close of the Plan Year in which the request is received.

               D. LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN - In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of 5 years after it becomes payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored; provided, however, if all or a portion of such amount has been lost by reason of escheat under state law, the Participant or Beneficiary shall cease to be entitled to the portion so lost.

      6.04    FORM OF DISTRIBUTION TO BENEFICIARY

               A. VALUE OF INDIVIDUAL ACCOUNT DOES NOT EXCEED $3,500 - If the
                  value of the Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500 the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to make a distribution to the Beneficiary in a single lump sum in lieu of all other forms of distribution from the Plan.

               B. VALUE OF INDIVIDUAL ACCOUNT EXCEEDS $3,500 - If the value of a
                  Participant's Individual Account derived from Employee and Employer Contributions exceeds $3,500 the preretirement survivor annuity requirements of Section 6.05 shall apply unless waived in accordance with that Section or unless the safe harbor rules of Section 6.05(F) apply.

               C. OTHER FORMS OF DISTRIBUTION TO BENEFICIARY - If the value of a
                  Participant's Individual Account exceeds $3,500 and the Participant has properly waived the preretirement survivor annuity, as described in Section 6.05 (if applicable) the Beneficiary may, subject to the requirements of Section 6.06, request in writing that the Participant's Individual Account be paid to him as follows: (1) in a lump sum; or (2) in installment payments over a period not to exceed the life expectancy of such Beneficiary.

     6.05     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

               A. The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Eligibility Service with the Employer on or after August 23, 1984, and such other participants as provided in Section 6.05(G).

               B. QUALIFIED JOINT AND SURVIVOR ANNUITY - Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's Vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's Vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

               C. QUALIFIED PRERETIREMENT SURVIVOR ANNUITY - Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's Vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

               D. DEFINITIONS

                  1. Election Period - The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. lf a Participant separates from service prior to the first day of the Plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

                      Pre-age 35 waiver - A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 6.05(E)(1). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age
                      35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.05.

                  2. Earliest Retirement Age - The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                  3. Qualified Election - A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election, (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

                      Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6.05(E) below.

                  4. Qualified Joint and Survivor Annuity - An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement).

                  5. Spouse (surviving spouse) - The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                  6. Annuity Starting Date - The first day of the first period for which an amount is paid as an annuity or any other form.

                  7. Vested Account Balance - The aggregate value of the Participant's Vested account balances derived from Employer and Employee contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 6.05 shall apply to a Participant who is Vested in amounts attributable to Employer Contributions, Employee contributions (or both) at the time of death or distribution.

               E. NOTICE REQUIREMENTS

                  1. In the case of a qualified joint and survivor annuity, the Plan Administrator shall no less than 30 days and not more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (a) the terms and conditions of a qualified joint and survivor annuity;
                      (b) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (c) the rights of a Participant's spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

                  2. In the case of a qualified preretirement survivor annuity as described in Section 6.05(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 6.05(E)(1) applicable to a qualified joint and survivor annuity.

                      The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 6.05(E)(3) ceases to apply to the Participant; (d) a reasonable period ending after this Section 6.05 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

                      For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b), (c) and (d) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                  3. Notwithstanding the other requirements of this Section 6.05(E), the respective notices prescribed by this Section 6.05(E), need not be given to a Participant if (a) the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (b) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 6.05(E)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

               F. SAFE HARBOR RULES

                  1. If the Employer so indicates in the Adoption Agreement, this Section 6.05(F) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

                      a. the Participant does not or cannot elect payments in the form of a life annuity; and

                      b. on the death of a participant, the Participant's Vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the Participant's designated beneficiary. The surviving spouse may elect to have distribution of the Vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This
                          Section 6.05(F) shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code. lf this
                          Section 6.05(F) is operative, then the provisions of this Section 6.05 other than Section 6.05(G) shall be inoperative.

                  2. The Participant may waive the spousal death benefit described in this Section 6.05(F) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.05(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

                  3. For purposes of this Section 6.05(F), Vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, vested account balance shall have the same meaning as provided in Section 6.05(D)(7).

               G. TRANSITIONAL RULES

                  1. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous subsections of this Section
                      6.05 must be given the opportunity to elect to have the prior subsections of this Section apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Vesting Service when he or she separated from service.

                  2. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 6.05(G)(4).

                  3. The respective opportunities to elect (as described in Section 6.05(G)(1) and (2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

                  4. Any Participant who has elected pursuant to Section 6.05(G)(2) and any Participant who does not elect under
                      Section 6.05(G)(1) or who meets the requirements of
                      Section 6.05(G)(1) except that such Participant does not have at least 10 Years of Vesting Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                      a. Automatic Joint and Survivor Annuity - If benefits in the form of a life annuity become payable to a married Participant who:

                          1. begins to receive payments under the Plan on or
                             after Normal Retirement Age; or

                          2. dies on or after Normal Retirement Age while still
                             working for the Employer; or

                          3. begins to receive payments on or after the
                             qualified early retirement age; or

                          4. separates from service on or after attaining Normal
                             Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                             then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and ends not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                      b. Election of Early Survivor Annuity - A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                      c.  For purposes of Section 6.05(G)(4):

                          1. Qualified early retirement age is the latest of:

                             a. the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

                             b. the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

                             c.  the date the Participant begins participation.

                          2. Qualified joint and survivor annuity is an annuity
                             for the life of the Participant with a survivor annuity for the life of the spouse as described in
                             Section 6.05 (D)(4) of this Plan.

        6.06   DISTRIBUTION REQUIREMENTS

               A. GENERAL RULES

                  1. Subject to Section 6.05, Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this
                      Section 6.06 apply to calendar years beginning after December 31, 1984.

                  2. All distributions required under this Section 6.06 shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

               B. REQUIRED BEGINNING DATE - The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

               C. LIMITS ON DISTRIBUTION PERIODS - As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                  1.  the life of the Participant,

                  2.  the life of the Participant and a designated Beneficiary,

                  3. a period certain not extending beyond the life expectancy of the Participant, or

                  4. a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

               D. DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR - If the
                  Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                  1.  Individual Account

                      a.  If a Participant's benefit is to be distributed over
                          (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                      b. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                      c. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of
                          (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 6.06(D)(1)(a) above as the relevant divisor without regard to regulations 1.401(a)(9)-2.

                      d. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                  2. Other Forms - If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

               E. DEATH DISTRIBUTION PROVISIONS

                  1. Distribution Beginning Before Death - If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  2. Distribution Beginning After Death - If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                      a. if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                      b. if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                          If the Participant has not made an election pursuant to this Section 6.06(E)(2) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 6.06(E)(2), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  3. For purposes of Section 6.06(E)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.06(E)(2), with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the Participant.

                  4. For purposes of this Section 6.06(E), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                  5. For purposes of this Section 6.06(E), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6.06(E)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to
                      Section 6.06(E)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

               F. DEFINITIONS

                  1. Applicable Life Expectancy - The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                  2. Designated Beneficiary - The individual who is designated as the Beneficiary under the Plan in accordance with
                      Section 401(a)(9) of the Code and the regulations thereunder.

                  3. Distribution Calendar Year - A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.06(E) above.

                  4. Life Expectancy - Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

                      Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 6.06(E)(2)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  5.  Participant's Benefit

                      a. The account balance as of the last valuation date in the valuation calendar year (the calendar year immediately preceding the distribution calendar year) increased by the amount of any Contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                      b. Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                  6.  Required Beginning Date

                      a. General Rule - The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                      b. Transitional Rules - The required beginning date of a Participant who attains age 70 1 /2 before January 1, 1988, shall be determined in accordance with (1) or
                          (2) below:

                          1. Non 5% Owners - The required beginning date of a
                             Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                          2. 5% Owners - The required beginning date of a
                             Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                             a. the calendar year in which the Participant attains age 70 1/2, or

                             b. the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                                 The required beginning date of a Participant who is not a 5% owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                      c. 5% Owner - A Participant is treated as a 5% owner for purposes of this Section 6.06(F)(6) if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age
                          66 1/2 or any subsequent Plan Year.

                      d.  Once distributions have begun to a 5% owner under this
                          Section 6.06(F)(6) they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

               G. TRANSITIONAL RULE

                  1.  Notwithstanding the other requirements of this Section
                      6.06 and subject to the requirements of Section 6.05, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                      a. The distribution by the Fund is one which would not have disqualified such Fund under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                      b. The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                      c. Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                      d. The Employee had accrued a benefit under the Plan as of December 31, 1983.

                      e. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                  2. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                  3. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 6.06(G)(l)(a) and (e).

                  4. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

       6.07    ANNUITY CONTRACTS
               Any annuity contract distributed under the Plan (if permitted or required by this Section 6) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.

       6.08    LOANS TO PARTICIPANTS
               If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules:

               A. Loans shall be made available to all Participants on a
                  reasonably equivalent basis.

               B. Loans shall not be made available to Highly Compensated
                  Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

               C. Loans must be adequately secured and bear a reasonable
                  interest rate.

               D. No Participant loan shall exceed the present value of the
                  Vested portion of a Participant's Individual Account.

               E. A Participant must obtain the consent of his or her spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

               F. In the event of default, foreclosure on the note and
                  attachment of security will not occur until a distributable event occurs in the Plan.

               G. No loans will be made to any shareholder-employee or Owner-
                  Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the
                  Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

               If a valid spousal consent has been obtained in accordance with 6.08(E), then, notwithstanding any other provisions of this Plan, the portion of the Participant's Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

               No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50% of the present value of the nonforfeitable Individual Account of the Participant or, if greater, the total Individual Account up to $10,000. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond 5 years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

               The Plan Administrator shall administer the loan program in accordance with a written document. Such written document shall include, at a minimum, the following: (i) the identity of the person or positions authorized to administer the Participant loan program; (ii) the procedure for applying for loans; (iii) the basis on which loans will be approved or denied; (iv) limitations (if any) on the types and amounts of loans offered; (v) the procedure under the program for determining a reasonable rate of interest; (vi) the types of collateral which may secure a Participant loan; and (vii) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

       6.09    DISTRIBUTION IN KIND
               The Plan Administrator may cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing ways.

       6.10    DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS

               A. DIRECT ROLLOVER OPTION - This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               B. DEFINITIONS

                  l. Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                      a. any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

                      b. any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                      c. the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  2. Eligible retirement plan - An eligible retirement plan is an individual retirement account described in

                      Section 403(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  3. Distributee - A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  4. Direct rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION SEVEN  CLAIMS PROCEDURE

         7.01  FILING A CLAIM FOR PLAN DISTRIBUTIONS
               A Participant or Beneficiary who desires to make a claim for the Vested portion of the Participant's Individual Account shall file a written request with the Plan Administrator on a form to be furnished to him by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

         7.02  DENIAL OF CLAIM
               Whenever a claim for a Plan distribution by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary written notice of the denial within 60 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary and an explanation of the procedures for appeal.

         7.03  REMEDIES AVAILABLE
               The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents and to submit comments in writing. The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in Section 7.02. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify his right to benefits under this Plan.

SECTION EIGHT  PLAN ADMINISTRATOR

         8.01  EMPLOYER IS PLAN ADMINISTRATOR
               A. The Employer shall be the Plan Administrator unless the managing body of the Employer designates a person or persons other than the Employer as the Plan Administrator and so notifies the Prototype Sponsor and the Trustee (or Custodian, if applicable). The Employer shall also be the Plan Administrator if the person or persons so designated cease to be the Plan Administrator

               B. If the managing body of the Employer designates a person or persons other than the Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law.

         8.02  POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

               A. The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

               B. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

               C. The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                  1. To determine all questions of interpretation or policy in a manner consistent with the Plan's documents and the Plan Administrator's construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code, as amended from time-to-time, and shall comply with the terms of ERISA, as amended from time-to-time;

                  2. To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

                  3. To compute the amounts necessary or desirable to be contributed to the Plan;

                  4. To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian), to furnish the Trustee (or Custodian) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian) may rely and act thereon;

                  5. To maintain all records necessary for the administration of the Plan;

                  6. To be responsible for preparing and filing such disclosure and tax forms as may be required from time-to-time by the Secretary of Labor or the Secretary of the Treasury; and

                  7. To furnish each Employee, Participant or Beneficiary such notices, information and reports under such circumstances as may be required by law.

               D. The Plan Administrator shall have all of the powers necessary or appropriate to accomplish his duties under the Plan, including, but not limited to, the following:

                  1. To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

                  2. To appoint and retain counsel, specialists or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

                  3.  To resolve all questions of administration of the Plan;

                  4. To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

                  5. To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year; and

                  6. To correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan.

         8.03  EXPENSES AND COMPENSATION
               All reasonable expenses of administration including, but not limited to, those involved in retaining necessary professional assistance may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay such expenses. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of his duties.

         8.04  INFORMATION FROM EMPLOYER
               To enable the Plan Administrator to perform his duties, the Employer shall supply full and timely information to the Plan Administrator (or his designated agents) on all matters relating to the Compensation of all Participants, their regular employment, retirement, death, Disability or Termination of Employment, and such other pertinent facts as the Plan Administrator (or his agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee's (or Custodian's) duties under the Plan. The Plan Administrator (or his agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

 SECTION NINE  AMENDMENT AND TERMINATION
         9.01  RIGHT OF PROTOTYPE SPONSOR TO AMEND THE PLAN
               A. The Employer, by adopting the Plan, expressly delegates to the
                  Prototype Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall also be understood that the Prototype Sponsor shall be under no obligation to amend the Plan documents and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

               B. An amendment by the Prototype Sponsor shall be accomplished by giving written notice to the Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The right of the Prototype Sponsor to cause the Plan to be amended shall terminate should the Plan cease to conform as a prototype plan as provided in this or any other section.

         9.02  RIGHT OF EMPLOYER TO AMEND THE PLAN
               The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under
               Section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

               An Employer who wishes to amend the Plan to change the options it has chosen in the Adoption Agreement must complete and deliver a new Adoption Agreement to the Prototype Sponsor and Trustee (or Custodian, if applicable). Such amendment shall become effective upon execution by the Employer and Trustee (or Custodian).

               The Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Employer designates as a replacement plan.

         9.03  LIMITATION ON POWER TO AMEND
               No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Individual Account may be reduced to the extent permitted under
               Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's Individual Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee's Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan without regard to such amendment.

         9.04  AMENDMENT OF VESTING SCHEDULE
               If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

               For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears.

               The Period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of:

               A. 60 days after the amendment is adopted;

               B. 60 days after the amendment becomes effective; or

               C. 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

         9.05  PERMANENCY
               The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable), the Plan Administrator or the Prototype Sponsor except as specifically provided herein, or as provided by law.

         9.06  METHOD AND PROCEDURE FOR TERMINATION
               The Plan may be terminated by the Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Employer. The Plan shall terminate if the Employer shall be dissolved, terminated, or declared bankrupt. Written notice of the termination and effective date thereof shall be given to the Trustee (or Custodian, if applicable), Plan Administrator, Prototype Sponsor, Participants and Beneficiaries of deceased Participants, and the required filings (such as the Form 5500 series and others) must be made with the Internal Revenue Service and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Employer must keep the Plan in compliance with current laws and regulations by (a) making appropriate amendments to the Plan and
               (b) taking such other measures as may be required.

         9.07  CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER
               Notwithstanding the preceding Section 9.06, a successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and the present Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.

         9.08  FAILURE OF PLAN QUALIFICATION
               If the Plan fails to attain or retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

  SECTION TEN  MISCELLANEOUS
         10.01 STATE COMMUNITY PROPERTY LAWS
               The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

         10.02 HEADINGS
               The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         10.03 GENDER AND NUMBER
               Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         10.04 PLAN MERGER OR CONSOLIDATION
               In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian, if applicable) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan but only if such agreements are made with trustees or custodians of other retirement plans described in Section 401(a) of the Code.

         10.05 STANDARD OF FIDUCIARY CONDUCT
               The Employer, Plan Administrator, Trustee and any other fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No fiduciary shall cause the Plan to engage in any transaction known as a "prohibited transaction" under ERISA.

         10.06 GENERAL UNDERTAKING OF ALL PARTIES
               All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

         10.07 AGREEMENT BINDS HEIRS, ETC.
               This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as those terms shall apply to any and all parties hereto, present and future.

         10.08 DETERMINATION OF TOP-HEAVY STATUS

               A. For any Plan Year beginning after December 3l, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exist:

                  1. If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans;

                  2. If this Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%;

                  3. If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

               For purposes of this Section 10.08, the following terms shall have the meanings indicated below:

               B. KEY EMPLOYEE - Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the dollar limitation under
                  Section 415(c)(1)(A) of the Code, a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

                  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

               C. TOP-HEAVY RATIO

                  1. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5 year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)) both computed in accordance with
                      Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under
                      Section 416 of the Code and the regulations thereunder.

                  2. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                  3. For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a Prior Year, or (b) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                      The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                  4. Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  5. Required aggregation group: (a) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                  6. Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

                  7. Valuation date: For purposes of calculating the top-heavy ratio, the valuation date shall be the last day of each Plan Year.

                  8. Present value: For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

         10.09 SPECIAL LIMITATIONS FOR OWNER-EMPLOYEES
               If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the employees of those trades or businesses.

               If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

               If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which is controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

               For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees, together:

               A. own the entire interest in a unincorporated trade or business,
                  or

               B. in the case of a partnership, own more than 50% of either the capital interest or the profit interest in the partnership.

               For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

         10.10 INALIENABILITY OF BENEFITS
               No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order. unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

               Generally, a domestic relations order cannot be a qualified domestic relations order until January 1, 1985. However, in the case of a domestic relations order entered before such date, the Plan Administrator:

               (1) shall treat such order as a qualified domestic relations order if such Plan Administrator is paying benefits pursuant to such order on such date, and

               (2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of Section 414(p) of the Code.

#709(1/94)J92               (C)1994 Universal Pensions, Inc., Brainerd, MN 56401

--------------------------------------------------------------------------------
          POST OFFICE BOX 449, BOSTON, MASSACHUSETTS 02117 800-345-4048

KEOPLAN94

                                 The CGM Funds

                               Adoption Agreement

                            Simplified Standardized

                              Profit Sharing Plan

                 INSTRUCTIONS FOR COMPLETING ADOPTION AGREEMENT
             SIMPLIFIED STANDARDIZED PROFIT SHARING PLAN AND TRUST

               These instructions are designed to help you, the employer, along with your attorney and/or tax advisor, complete the Adoption Agreement for the Qualified Retirement Plan. The instructions are meant to be used only as a general guide and are not intended as a substitute for qualified legal and tax advisors.

               If you wish to have us, the financial organization sponsoring this prototype plan, help you fill out the Adoption Agreement, we will do so. However, we recommend that you obtain the advice of your legal or tax advisor before you sign the Adoption Agreement.

               This Adoption Agreement has been designed for easy completion. There is one page (an original plus two carbonless copies) which require your completion. Insert the adoption agreement into a typewriter and follow the section instructions to complete. When finished, detach at the top and you will have three copies.

EMPLOYER       Fill in the requested information. The "Federal Tax
INFORMATION    Identification Number" is the tax identification number assigned to your business. If your business does not have a Federal Tax
               Identification Number, complete and file an Internal Revenue
               Service (IRS) Form SS4 to obtain a number. The IRS Form SS4 can be obtained from an IRS office or from your tax advisor. If you have already filed a Form SS4, print "Applied for" on the "Federal Tax Identification Number" line. After you receive a tax identification number, be sure to let our financial organization know what that number is. In the space marked "Nature of Business," accurately describe the type of business, (e.g., radio and TV repair, agricultural, etc.). The "Plan Sequence Number" is used for annual reporting to the IRS. The IRS uses this number to identify your plan. For example, if this is the fourth plan you have ever opened, the Plan Sequence Number would be 004 and so on.

EFFECTIVE      This profit sharing plan is either a new plan (an initial
DATES          adoption) or an amendment and restatement of an existing profit sharing plan.

               If this is a new profit sharing plan, check Option A and fill in the effective date. The effective date is usually the first day of the plan year in which this Adoption Agreement is signed. For example, if an employer maintains a plan on a calendar year basis and this Adoption Agreement is signed on September 24, 1991, the effective date would be January 1, 1991.

               If the reason you are adopting this plan is to amend and replace an existing profit sharing plan, check Option B. The existing profit sharing plan which will be replaced is called a "prior plan" You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan adoption agreement. The effective date of this amendment and restatement is usually the first day of the plan year in which the Adoption Agreement is signed. However, if you are adopting this plan to update a prior plan for changes brought about by the Tax Reform Act of 1986 (and other recent changes which apply to qualified plans), the effective date will be the first day of the plan year which begins in 1989 (January 1,1989 for a calendar year plan).

PLAN           NOTE: This section should be completed even if you do not have
PROVISIONS     employees.

               Within limits, you as the employer can specify the number of years your employees must work for you and the age they must attain before they are eligible to participate in this plan. Note that the eligibility requirements which you set up for the plan also apply to you.

               Suppose, for example, you establish a service requirement of two years and an age requirement of 21. In that case, only those employees (including yourself) who have worked for you for two years and are at least 21 years old are eligible to participate in this plan.

               PART A. YEARS OF ELIGIBILITY SERVICE REQUIREMENT
                       Fill in the number of years of service (no more than 2). This number must be either 0,1, or 2.

               PART B. AGE REQUIREMENT
                       Fill in the age an employee must attain (no more than 21) to be eligible to participate in the plan.

               PART F. RETIREMENT EQUITY ACT SAFE HARBOR

                       As a general rule, the Retirement Equity Act requires that a distribution from a plan to a participant be made in the form of a joint and survivor annuity purchased from an insurance company, unless the participant elects otherwise and his or her spouse consents. However, the Retirement Equity Act allows employers who maintain certain profit sharing plans to elect to have a safe harbor rule apply. If you check "yes" indicating that the safe harbor rule applies, then payouts from the plan to participants and beneficiaries will not be subject to the annuity requirements.

EMPLOYER       An authorized representative of the employer must sign and date
SIGNATURE      the Adoption Agreement.

TRUSTEE OR     A trustee or custodian must be named for this plan.
CUSTODIAN
               If the financial organization will be acting as trustee or custodian, the financial organization should fill in its name.
               The financial organization should check the box if it will be acting as trustee with full trust powers.

               If an individual (e.g., the employer, partners, or an appointed individual) will be acting as individual trustee, the individual's name and signature should be entered.

PROTOTYPE      The prototype sponsor must fill in its name, address and
SPONSOR        telephone number.

ADDITIONAL     This plan is a standardized plan under applicable IRS procedures.
PLANS          An employer who adopts a standardized plan generally does not have to request a ruling from a Key District Office of the IRS
               (called a determination letter) that the plan, under facts and circumstances unique to that particular employer, meets the requirements for qualification under the tax laws and regulations.

               This section states an exception to the procedures for standardized plans, namely, if you maintain another plan (other than a paired standardized money purchase pension plan using the same Basic Plan Document), you must obtain a determination letter if you wish to obtain assurance that the plan is qualified.

LIMITATION ON You must read and complete this section if, in addition to the ALLOCATIONS - plan:
MORE THAN      1. You ever maintained a defined benefit plan, or
ONE PLAN       2. You currently maintain an individually designed plan.
                  Individually designed plans are not master or prototype plans, but rather, plans written for just one particular employer.

T H E   C G M   F U N D S

QUALIFIED         SIMPLIFIED STANDARDIZED PROFIT SHARING PLAN
--------------------------------------------------------------------------------
Retirement Plan   ADOPTION AGREEMENT
--------------------------------------------------------------------------------
EMPLOYER      Name of Employer                           Telephone
INFORMATION                   --------------------------          -------------
              Business Address
                              -------------------------------------------------
              City                         State      Zip
                  -------------------------      ----    ----------------------
              Federal Tax
              Identification Number             Income Tax Year End
                                   -------------                    -----------
                                                                   (month)(day)

              Type of Business (Check only one) [ ] Sole Proprietorship [ ] Partnership [ ] Corporation [ ] Other (Specify)
                                                              -----------------
              Plan Sequence No.        Enter 001 if this is the first qualified
                               --------
              plan the Employer has ever maintained, enter 002 if it is the second, etc.

              For a Plan which covers only the owner of the business, please provide the following information about the owner:
              Social Security No.          Date Business Established
                                 ----------                          ----------
              Date of Birth                Marital Status
                           ----------------              ----------------------
              Home Address
                          -----------------------------------------------------

EFFECTIVE     Check and complete Option A or B
DATES

OPTION A.     [ ] This is the initial adoption of a profit sharing plan by the
              Employer. The Effective Date of this Plan is             19    .
              NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

OPTION B.     [ ] This is an amendment and restatement of an existing profit sharing plan (a prior plan). NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.


              The Prior Plan was initially effective on                 , 19
                                                       ----------------     ---
              The Effective Date of this amendment and restatement
              is                 , 19
                ----------------     ---

PLAN
PROVISIONS    Complete Parts A through F

PART A.       Service Requirement: An Employee will be eligible to become a
              Participant in the Plan after completing            (enter 0,
              1 or 2) Years of Eligibility Service. NOTE: If left blank, the Years of Eligibility Service required will be deemed to be 0.

PART B.       Age Requirement: An Employee will be eligible to become a
              Participant in the Plan after attaining age          (no more
              than 21). NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

PART C. 100% Vesting: A Participant shall be fully Vested at all times in his or her Individual Account.

PART D. Normal Retirement Age: The Normal Retirement Age under the Plan is age 59 1/2.

PART E. Contribution Formula: For each Plan Year the Employer will contribute an amount to be determined from year to year. Such contribution shall be allocated to the Individual Accounts of qualifying Participants in the ratio that each qualifying Participant's Compensation for the Plan Year bears to the total Compensation of all qualifying Participants for the Plan Year.



PART F. Retirement Equity Act Safe Harbor: Will the safe harbor provisions of Section 6.05(F) apply? [ ] Yes [ ]No
              NOTE: If left blank, it will be deemed, yes.

EMPLOYER      I am an authorized representative of the Employer named above and
SIGNATURE     I state the following:
Important:
Please read   1. I acknowledge that I have relied upon my own advisors
before        regarding the completion of this Adoption Agreement and the legal
signing       and tax implications of adopting this Plan.

              2. I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

              3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan.

              4. I have received a copy of this Adoption Agreement and the corresponding Basic Plan Document.

              Signature for Employer                   Date Signed
                                     ------------------           ------------
              Type Name
                        -------------------------------

TRUSTEE OR                          STATE STREET BANK AND TRUST COMPANY,
CUSTODIAN     Trustee or Custodian   BOSTON, MA
                                   --------------------------------------
              Signature                                        [x]Check this box
                       ---------------------------------------    only if a
              Type Name                                           financial
                        --------------------------------------    organization
                                                                  is named as
                                                                  Trustee and it
                                                                  has full trust
                                                                  powers.
PROTOTYPE     Name of                              Telephone
SPONSOR       Prototype Sponsor  THE CGM FUNDS     Number     800-345-4048
                               -------------------           ----------------
              Address P.O. BOX 449, BOSTON, MA 02117
                     ---------------------------------------------------------

ADDITIONAL    An Employer who has ever maintained or who later adopts any plan
PLANS         (including a welfare benefit fund, as defined in Section 419(e)
              of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in
              Section 419A(d)(3) of the Code or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan (other than a paired standardized money purchase pension plan using Basic Plan Document No. 03) may not rely on the opinion letter issued by the National Office of the internal Revenue
              Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

              This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 03.

              IMPORTANT: Please save a copy of this agreement with your permanent records.

#725(12/92)L90              (C)1992 Universal Pensions, Inc., Brainerd, MN 56401

SIMPLIFIED STANDARDIZED PROFIT SHARING PLAN
ADOPTION AGREEMENT                          -----------------------------------

LIMITATION    More Than One Plan
ON
ALLOCATIONS   If you maintain or ever maintained another qualified plan (other than a paired standardized money purchase pension plan using Basic
              Plan Document No. 03) in which any Participate in this Plan is (or was) a participant or could become a participant, you must complete this section. You must also complete this section if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section
              415(1)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

PART A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

              1. [ ] The provisions of Sections 3.05(B)(1) through 3.05(B)(6) of the Plan will apply as if the other plan were a master or prototype plan.

              2. [ ] Other method. (Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.)
                                 ---------------------------------------------

                     ---------------------------------------------------------

PART B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the Employer will provide below the language which will satisfy the 1.0 limitation of section 415(e) of the Code. Such language must preclude Employer discretion (Complete)
                                    -------------------------------------------

PART C.       The limitation year is the following 12-consecutive month
              period:
                     ---------------------

KEOADOPT
PS/SIM

     INTERNAL REVENUE SERVICE                                             DEPARTMENT OF THE TREASURY

Plan Description: Prototype Standardized Profit Sharing Plan
FFN: 50295842702-003 Case: 9201730 EIN: 04-3076053                        Washington, DC 20224
BPD: 02 Plan: 003 Letter Serial No: D260703a
                                                                          Person to Contact: Ms. Arrington
CAPITAL GROWTH MANAGEMENT
                                                                          Telephone Number (202) 622-8173
P O BOX 449
                                                                          Refer Reply to E:EP:Q:ICU
BOSTON, MA 02117
                                                                          Date 11/03/92

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.B. 780; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

                                                                 SIMDETLTR/PS003

CAPITAL GROWTH

MANAGEMENT
FFN: 50295842702-003

Page 2

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service, and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan), or
(b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

Because you submitted this plan for approval after March 31, 1991, the continued and interim reliance provisions of section 13 of Rev. Proc. 89-9, 1989-1 C.B. 780, are not applicable. However, solely for purposes of section 17.03 of Rev. Proc. 89-9, you are deemed to have submitted this plan prior to March 31, 1991, and therefore the extended reliance provisions of section 17.03 are applicable.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.


                                     Sincerely yours,

                                     /s/ Jobn Swieca
                                     ---------------------
                                     Chief, Employee Plans Qualifications Branch

                                 The CGM Funds

                               ADOPTION AGREEMENT

                            SIMPLIFIED STANDARDIZED

                          MONEY PURCHASE PENSION PLAN

                 INSTRUCTIONS FOR COMPLETING ADOPTION AGREEMENT
         SIMPLIFIED STANDARDIZED MONEY PURCHASE PENSION PLAN AND TRUST

               These instructions are designed to help you, the employer, along with your attorney and/or tax advisor, complete the Adoption Agreement for the Qualified Retirement Plan. The instructions are meant to be used only as a general guide ant are not intended as a substitute for qualified legal and tax advisors.

               If you wish to have us, the financial organization sponsoring this prototype plan, help you fill out the Adoption Agreement, we will do so. However, we recommend that you obtain the advice of your legal or tax advisor before you sign the Adoption Agreement.

               This Adoption Agreement has been designed for easy completion. There is one page (an original plus two carbonless copies) which require your completion. Insert the adoption agreement into a typewriter and follow the section instructions to complete. When finished, detach at the top and you will have three copies.

EMPLOYER       Fill in the requested information. The "Federal Tax
INFORMATION    Identification Number" is the tax identification number assigned to your business. If your business does not have a Federal Tax
               Identification Number, complete and file an Internal Revenue
               Service (IRS) Form SS4 to obtain a number. The IRS Form SS4 can be obtained from an IRS office or from your tax advisor. If you have already filed a Form SS4, print "Applied for" on the "Federal Tax Identification Number" line. After you receive a tax identification number, be sure to let our financial organization know what that number is. In the space marked "Nature of Business," accurately describe the type of business, (e.g., radio and TV repair, agricultural, etc.). The "Plan Sequence Number" is used for annual reporting to the IRS. The IRS uses this number to identify your plan. For example, if this is the fourth plan you have ever opened, the Plan Sequence Number would be 004 and so on.

EFFECTIVE      This money purchase pension plan is either a new plan (an initial
DATES          adoption) or an amendment and restatement of an existing money purchase pension plan.

               If this is a new money purchase pension plan, check Option A and fill in the effective date. The effective date is usually the first day of the plan year in which this Adoption Agreement is signed. For example, if an employer maintains a plan on a calendar year basis and this Adoption Agreement is signed on September 24, 1991, the effective date would be January 1, 1991.

               If the reason you are adopting this plan is to amend and replace an existing money purchase pension plan, check Option B. The existing money purchase pension plan which will be replaced is called a "prior plan." You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan adoption agreement. The effective date of this amendment and restatement is usually the first day of the plan year in which the Adoption Agreement is signed. However, if you are adopting this plan to update a prior plan for changes brought about by the Tax Reform Act of 1986 (and other recent changes which apply to qualified plans), the effective date will be the first day of the plan year which begins in 1989 (January 1, 1989 for a calendar year plan).

PLAN           NOTE: This section should be completed even if you do not have
PROVISIONS     employees.

               Within limits, you as the employer can specify the number of years your employees must work for you and the age they must attain before they are eligible to participate in this plan. Note that the eligibility requirements which you set up for the plan also apply to you.

               Suppose, for example, you establish a service requirement of two years and an age requirement of 21. In that case, only those employees (including yourself) who have worked for you for two years and are at least 21 years old are eligible to participate in this plan.

               PART A. YEARS OF ELIGIBILITY SERVICE REQUIREMENT
                       Fill in the number of years of service (no more than 2). This number must be either 0, 1, or 2.

               PART B. AGE REQUIREMENT
                       Fill in the age an employee must attain (no more than 21) to be eligible to participate in the plan.

               PART C. CONTRIBUTION FORMULA
                       Fill in the percentage of each participant's compensation which you will contribute to the plan each year.

EMPLOYER       An authorized representative of the employer must sign and date
SIGNATURE      the Adoption Agreement.

TRUSTEE OR     A trustee or custodian must be named for this plan.
CUSTODIAN

               If the financial organization will be acting as trustee or custodian, the financial organization should fill in its name. The financial organization should check the box if it will be acting as trustee with full trust powers.

               If an individual (e.g., the employer, partners, or an appointed individual) will be acting as individual trustee, the individual's name and signature should be entered.

PROTOTYPE      The prototype sponsor must fill in its name, address and
SPONSOR        telephone number.

ADDITIONAL     This plan is a standardized plan under applicable IRS procedures.
PLANS          An employer who adopts a standardized plan generally does not have to request a ruling from a Key District Office of the IRS
               (called a determination letter) that the plan, under facts and circumstances unique to that particular employer, meets the requirements for qualification under the tax laws and regulations.

               This section states an exception to the procedures for standardized plans, namely, if you maintain another plan (other than a paired standardized money purchase pension plan using the same Basic Plan Document), you must obtain a determination letter if you wish to obtain assurance that the plan is qualified.

LIMITATION ON  You must read and complete this section if, in addition to the
ALLOCATIONS -   plan:
MORE THAN      1. You ever maintained a defined benefit plan, or
ONE PLAN       2. You currently maintain an individually designed plan.
                  Individually designed plans are not master or prototype plans, but rather, plans written for just one particular employer.

T H E     C G M     F U N D S

QUALIFIED         SIMPLIFIED STANDARDIZED MONEY PURCHASE PENSION PLAN
--------------------------------------------------------------------------------
RETIREMENT PLAN   ADOPTION AGREEMENT
--------------------------------------------------------------------------------
EMPLOYER
INFORMATION

Name of Employer ____________________________________ Telephone ________________
Business Address _______________________________________________________________
City __________________________________________ State _______ Zip ______________
Federal Tax Identification Number______________ Income Tax Year End_____________
                                                                   (month)(day)

Type of Business (Check only one) [ ] Sole Proprietorship [ ] Partnership [ ] Corporation [ ] Other (Specify)_____________________________________________
Plan Sequence No._______ Enter 001 if this is the first qualified plan the Employer has ever maintained, enter 002 if it is the second, etc.

For a Plan which covers only the owner of the business, please provide the following information about the owner:
Social Security No.__________________ Date Business Established_________________ Date of Birth________________________ Marital Status ___________________________
Home Address ___________________________________________________________________

EFFECTIVE DATES

Check and complete Option A or B

OPTION A.

[ ] This is the initial adoption of a money purchase pension plan by the Employer.

    The Effective Date of this Plan is _____________________ 19_____ .
    NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

OPTION B.

[ ] This is an amendment and restatement of an existing money purchase pension plan (a prior plan). NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.
    The Prior Plan was initially effective on______________ , 19____
    The Effective Date of this amendment and restatement is____________ , 19____

PLAN
PROVISIONS

Complete Parts A through E

PART A.

Service Requirement: An Employee will be eligible to become a Participant in the Plan after completing__________(enter 0, 1 or 2) Years of Eligibility Service.
NOTE: If left blank, the Years of Eligibility Service required will be deemed to be 0.

PART B.

Age Requirement: An Employee will be eligible to become a Participant in the Plan after attaining age________(no more than 21). NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

PART C.

100% Vesting: A Participant shall be fully Vested at all times in his or her Individual Account.

PART D.

Normal Retirement Age: The Normal Retirement Age under the Plan is age 59 1/2.

PART E.

Contribution Formula: For each Plan Year the Employer will contribute an amount equal to ______% (not to exceed 25%) of the qualifying Participant's Compensation for the Plan Year.

EMPLOYER
SIGNATURE
Important: Please read before signing

I am an authorized representative of the Employer named above and I state the following:

1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal and tax implications of adopting this Plan.

2. I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan.

4. I have received a copy of this Adoption Agreement and the corresponding Basic Plan Document.

Signature for Employer___________________________ Date Signed___________________
Type Name_______________________________________________________________________

TRUSTEE OR
CUSTODIAN

Trustee or Custodian                               [x] Check this box only
STATE STREET BANK AND TRUST COMPANY, BOSTON, MA    if a financial organization
Signature_________________________________         is named as Trustee and it
Type Name ________________________________         has full trust powers.

PROTOTYPE
SPONSOR

Named of Prototype Sponsor  THE CGM FUNDS          Telephone Number 800-345-4048
Address  P.O. BOX 449, BOSTON, MA 02117

ADDITIONAL
PLANS

An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Section 419A(d)(3) of the Code or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan (other than a paired standardized money purchase pension plan using Basic Plan Document No. 03) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 03.

IMPORTANT: Please save a copy of this agreement with your permanent records.

#726(12/92)L90              (C)1992 Universal Pensions, Inc., Brainerd, MN 56401

SIMPLIFIED STANDARDIZED MONEY PURCHASE PENSION PLAN_____________________________ ADOPTION AGREEMENT

LIMITATION ON
ALLOCATIONS   More Than One Plan

  If you maintain or ever maintained another qualified plan (other than a paired standardized money purchase pension plan using Basic Plan Document No. 03) in which any Participate in this Plan is (or was) a participant or could become a participant, you must complete this section. You must also complete this section if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

PART A.

If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

1. [ ] The provisions of Sections 3.05(B)(1) through 3.05(B)(6) of the Plan will apply as if the other plan were a master or prototype plan.

2. [ ] Other method. (Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.)_____________________________________________________________
       _________________________________________________________________________

PART B.

If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the Employer will provide below the language which will satisfy the 1.0 limitation of section 415(e) of the Code. Such language must preclude Employer discretion (Complete)____________________________________
________________________________________________________________________________
PART C.

The limitation year is the following 12-consecutive month period:_______________

KEOADOPT

MP/SIM

     INTERNAL REVENUE SERVICE                                             DEPARTMENT OF THE TREASURY

Plan Description: Prototype Standardized Money Purchase Pension Plan
FFN: 50295842702-004 Case: 9201731 EIN: 04-3076053                        Washington, DC 20224
BPD: 02 Plan: 004 Letter Serial No: D260704a
                                                                          Person to Contact: Ms. Arrington
CAPITAL GROWTH MANAGEMENT
                                                                          Telephone Number (202) 622-8173
P O BOX 449
                                                                          Refer Reply to E:EP:Q:ICU
BOSTON, MA 02117
                                                                          Date 11/03/92

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.B. 780; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

                                                                 SIMDETLTR/MP004

CAPITAL GROWTH

MANAGEMENT
FFN: 50295842702-004
Page 2

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service, and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan), or
(b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

Because you submitted this plan for approval after March 31, 1991, the continued and interim reliance provisions of section 13 of Rev. Proc. 89-9, 1989-1 C.B. 780, are not applicable. However, solely for purposes of section 17.03 of Rev. Proc. 89-9, you are deemed to have submitted this plan prior to March 31, 1991, and therefore the extended reliance provisions of section 17.03 are applicable.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.


                                     Sincerely yours,

                                     /s/ John Swieca
                                     ---------------------
                                     Chief, Employee Plans Qualifications Branch

                                   ----------
                                    QUALIFIED
                                   RETIREMENT
                                      PLAN
                                   ----------






                          ---------------------------
                               ADOPTION AGREEMENT

                                  STANDARDIZED

                           MONEY PURCHASE PENSION PLAN
                           ---------------------------

                 INSTRUCTIONS FOR COMPLETING ADOPTION AGREEMENT
               STANDARDIZED MONEY PURCHASE PENSION PLAN AND TRUST

            These instructions are designed to help you, the employer, along with your attorney and/or tax advisor, complete the Adoption Agreement for the Qualified Retirement Plan. The instructions are meant to be used only as a general guide and are not intended as a substitute for qualified legal and tax advisors.

 SECTION 1  EMPLOYER INFORMATION
            Fill in the requested information. The "Federal Tax Identification Number" is the tax identification number assigned to your business. If your business does not have a Federal Tax Identification Number, complete and file an Internal Revenue Service (IRS) Form SS4 to obtain a number. The IRS Form SS4 can be obtained from an IRS office or from your tax advisor. If you have already filed a Form SS4, print "Applied for" on the "Federal Tax Identification Number" line. After you receive a tax identification number, be sure to let our financial organization know what that number is. In the space marked "Nature of Business," accurately describe the type of business (e.g., radio and TV repair, agricultural, etc.). The "Plan Sequence Number" is used for annual reporting to the IRS. The IRS uses this number to identify your plan. For example, if this is the fourth plan you have ever opened, the Plan Sequence Number would be 004 and so on.

 SECTION 2  EFFECTIVE DATES
            This money purchase pension plan is either a new plan (an initial adoption) or an amendment and restatement of an existing money purchase pension plan.

            If this is a new money purchase pension plan, check Option A and fill in the effective date. The effective date is usually the first day of the plan year in which this Adoption Agreement is signed. For example, if an employer maintains a plan on a calendar year basis and this Adoption Agreement is signed on September 24, 1991, the effective date would be January 1, 1991.

            If the reason you are adopting this plan is to amend and replace an existing money purchase pension plan, check Option B. The existing money purchase pension plan which will be replaced is called a "prior plan." You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan adoption agreement. The effective date of this amendment and restatement is usually the first day of the plan year in which the Adoption Agreement is signed. However, if you are adopting this plan to update a prior plan for changes brought about by the Tax Reform Act of 1986 (and other recent changes which apply to qualified plans), the effective date will be the first day of the plan year which begins in 1989 (January 1, 1989 for a calendar year plan).

SECTION 3   ELIGIBILITY REQUIREMENTS

            NOTE: Section 3 should be completed even if you do not have employees.

            Within limits, you as the employer can specify the number of years your employees must work for you and the age they must attain before they are eligible to participate in this plan. Note that the eligibility requirements which you set up for the plan also apply to you.

            Suppose, for example, you establish a service requirement of two years and an age requirement of 21. In that case, only those employees (including yourself) who have worked for you for two years and are at least 21 years old are eligible to participate in this plan.

   PART A.  YEARS OF ELIGIBILITY SERVICE REQUIREMENT
            Fill in the number of years of service (no more than 2). This number must be either 0,1, or 2.

   PART B.  AGE REQUIREMENT
            Fill in the age an employee must attain (no more than 21) to be eligible to participate in the plan.

   PART C.  CLASS OF EMPLOYEES ELIGIBLE TO PARTICIPATE
            Generally you are permitted to exclude certain employees covered by the terms of a collective bargaining agreement (e.g., a union agreement) where retirement benefits were bargained for and nonresident aliens who have no U.S. income. If you wish to exclude those employees, check the box under Section 3, Part C.

SECTION 4   EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA
            Because a money purchase pension plan has a fixed contribution, the percent of the contribution must be completed.

 Option A.  Check Option A if you wish to have the contribution allocated to all qualifying participants based on their compensation for the plan year.

 Option B.  Check Option B and complete the percentage in Step 1 if the plan is to be integrated. Generally, integration is a method of giving some participants in the plan an extra contribution allocation. Because of the complexity of integration, you should consult your tax advisor on this issue.

SECTION 5   VESTING
            The vesting schedule determines how fast the money in a participant's plan account becomes nonforfeitable. For example, suppose you select the vesting schedule of Option B. If a participant quits work after 4 years of service, the participant would be entitled to 60% of his or her plan account The remaining 40% would remain in the plan and become a forfeiture.

            NOTE: If you choose more than 1 year of service as an eligibility requirement in Section 3, Part A, you must choose the 100% vesting schedule in Section 5 (Option C).

 SECTION 6  NORMAL RETIREMENT AGE
            Fill in the desired normal retirement age. When a participant attains normal retirement age, he or she can request a distribution from the plan.

 SECTION 7  HOURS REQUIRED

   Part A. In the blank provided, fill in the number of hours of service which shall be required to constitute a year of service for vesting and eligibility. This can be no more than 1,000. If you fail to fill in the blank, the number of hours required will be deemed to be 1,000. Suppose, for example, you fill in 1,000 hours of service. This means any employee who works at least 1,000 hours during the appropriate period will be credited with a year of service for the purposes of vesting, eligibility, etc. On the other hand, if the employee works less than 1,000 hours, he or she will not be credited with a year of service for those purposes.

   Part B. In the blank provided, fill in the number of hours of service which must be exceeded to avoid a break in service. This can be no more than 500. If you fail to fill in the blank, the number of hours required to avoid a break in service will be deemed to be 500.

 SECTION 8  OTHER OPTIONS
   PART A. Check whether or not you wish to allow loans to participants. Note that loans cannot be made to an owner of an unincorporated business (whether a sole proprietor or a partner) or an owner of a Subchapter S corporation.

   Part B. Check whether or not you wish to allow each participant to direct the investment of his or her own plan account.

 SECTION 9  JOINT AND SURVIVOR ANNUITY
            A distribution to a participant must generally be made in the form of a joint and survivor annuity purchased from an insurance company. When a participant who is receiving payments under a joint and survivor annuity dies, the participant's spouse will receive a survivor annuity. This section determines the percentage of the survivor annuity. If this is an amendment and restatement of a money purchase pension plan that was subject to the joint and survivor annuity rules, this percentage must be at least as great as the survivor annuity percentage in the prior plan.

SECTION 10  ADDITIONAL PLANS
            This plan is a standardized plan under applicable IRS procedures. An employer who adopts a standardized plan generally does not have to request a ruling from a Key District Office of the IRS (called a determination letter) that the plan, under facts and circumstances unique to that particular employer, meets the requirements for qualification under the tax laws and regulations.

            Section 10 states an exception to the procedures for standardized plans, namely, if you maintain another plan (other than a paired standardized profit sharing plan using the same Basic Plan Document), you must obtain a determination letter if you wish to obtain assurance that the plan is qualified.

SECTION 11  EMPLOYER SIGNATURE
            An authorized representative of the employer must sign and date the Adoption Agreement.

SECTION 12  TRUSTEE OR CUSTODIAN
            A trustee or custodian must be named for this plan.

            If the financial organization will be acting as trustee or custodian, the financial organization should complete Option A.
            Section 5.03 of the Basic Plan Document will apply if "Custodian" or "Trustee without full trust powers" is checked. Section 5.04 of the Basic Plan Document will apply if "Trustee with full trust powers" is checked.

            If an individual (e.g., the employer, partners, or an appointed individual) will be acting as individual trustee, complete Option B. If Option B is completed, Section 5.04 of the Basic Plan Document will apply.

SECTION 13  PROTOTYPE SPONSOR
            The prototype sponsor must fill in its name, address and telephone number.

SECTION 14  LIMITATION ON ALLOCATIONS - MORE THAN ONE PLAN
            You must read and complete this section if, in addition to this plan:

            1) You ever maintained a defined benefit plan, or

            2) You currently maintain an individually designed plan.
               Individually designed plans are not master or prototype plans, but rather, plans written for just one particular employer.

            In addition, if you want to select a definition of compensation other than the Internal Revenue Code Section 3401(a) wages (that is, W-2 wages), you must complete Part C.

#713(12/90) L90             (c)1990 Universal Pensions, Inc., Brainerd, MN 56401

Qualified   Standardized Money Purchase Pension Plan                 Page 1 of 3
--------------------------------------------------------------------------------
Retirement Plan   ADOPTION AGREEMENT
--------------------------------------------------------------------------------

 SECTION 1. EMPLOYER INFORMATION

            Name of Employer ___________________________________________________

            Address ____________________________________________________________

            City ____________________ State ____________________ Zip ___________

            Telephone ____________ Federal Tax Identification Number ___________

            Income Tax Year End _______________________________
                                  (month)             (day)

            Type of Business (Check only one)
            [ ] Sole Proprietorship  [ ] Partnership [ ]   Corporation
            [ ] Other (Specify) ________________________________________________

            Nature of Business (Describe) ______________________________________

            Plan Sequence No. ____________ Enter 001 if this is the first qualified plan the Employer has ever maintained, enter 002 if it is the second, etc.

            For a plan which covers only the owner of the business, please provide the following information about the owner,

            Social Security No. __________ Date Business Established ___________

            Date of Birth __________________ Marital Status ____________________

            Home Address _______________________________________________________

 SECTION 2. EFFECTIVE DATES Check and complete Option A or B
  Option A. [ ] This is the initial adoption of a money purchase pension plan by the Employer.
                The Effective Date of this Plan is _____________________, 19___.
                NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

  OPTION B: [ ] This is an amendment and restatement of an existing money purchase pension plan (a Prior Plan).
                The Prior Plan was initially effective on _____________, 19____. The Effective Date of this amendment and restatement is ___________________________, 19____.
                NOTE: The effective date is usually the first day of the Plan Year in which the Adoption Agreement is signed.


 SECTION 3. ELIGIBILITY REQUIREMENTS Complete Parts A, B and C
    PART A. Years of Eligibility Service Requirement:

            An Employee will be eligible to become a Participant in the Plan after completing ___________ (enter 0, 1 or 2) Years of Eligibility Service.

            Note: If more than 1 year is selected, the immediate 100% vesting schedule of Section 5, Option C will automatically apply.
            If left blank, the Year's of Eligibility Service required will be deemed to be 0.

    PART B. Age Requirement:
            An Employee will be eligible to become a Participant in the Plan after attaining age ______ (no more than 21).

            NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

    PART C. Class of Employees Eligible to Participate:

            All Employees shall be eligible to become a Participant in the Plan, except the following (if checked):

            [ ] Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement between Employee representatives (the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer) and the Employer under which retirement benefits were the subject of good faith bargaining unless the agreement provides that such Employees are to be included in the Plan, and except those Employees who are non-resident aliens pursuant to
                Section 410(b)(3)(C) of the Code and who received no earned income from the Employer which constitutes income from sources within the United States.

Standardized Money Purchase Pension Plan ___________________________ Page 2 of 3 ADOPTION AGREEMENT

 SECTION 4. EMPLOYER CONTRIBUTION FORMULA Check and Complete either Option A or B
  OPTION A. [ ] NONINTEGRATED FORMULA:

                For each Plan Year the Employer will contribute for each qualifying Participant an amount equal to ________% (not to exceed 25%) of the qualifying Participant's Compensation for the Plan Year.

  OPTION B. [ ] INTEGRATED FORMULA:
                For each Plan Year, the Employer will contribute for each qualifying Participant an amount equal to the sum of the amounts determined in Step 1 and Step 2:

                Step 1. An amount equal to _____% (the base contribution
                        percentage) of the Participant's Compensation for the Plan Year up to the integration level; plus

                Step 2. An amount equal to _____% (not to exceed the base
                        contribution percentage by more than the lesser of:
                        (1) the base contribution percentage, or (2) the money purchase maximum disparity rate as described in Section 3.01(B)(3) of the Plan) of such Participant's Compensation for the Plan Year in excess of the integration level.

                The integration level shall be (Choose one):

                OPTION 1. [ ] The Taxable Wage Base
                OPTION 2. [ ] $__________ (a dollar amount less than the Taxable
                              Wage Base)
                OPTION 3. [ ] _______________% of the Taxable Wage Base
                NOTE: If no box is checked, the integration level shall be the Taxable Wage Base.

 SECTION 5. VESTING

            A Participant shall become Vested in his or her Individual Account attributable to Employer Contributions and Forfeitures as follows (Choose one):

            ----------------------------------------------------------------------------------------------------------------
               YEARS OF                                               VESTED PERCENTAGE
            VESTING SERVICE           Option A [ ]    Option B [ ]      Option C [ ]        Option D [ ] (Complete if chosen)
            ----------------------------------------------------------------------------------------------------------------
                   1                        0%              0%              100%            ____%
                   2                        0%             20%              100%            ____% (not less than 20%)
                   3                      100%             40%              100%            ____% (not less than 40%)
                   4                      100%             60%              100%            ____% (not less than 60%)
                   5                      100%             80%              100%            ____% (not less than 80%)
                   6                      100%            100%              100%            ____% (not less than 100%)
            ----------------------------------------------------------------------------------------------------------------

            NOTE: If left blank, Option C, 100% vesting, will be deemed to be selected.

 SECTION 6. NORMAL RETIREMENT AGE
            The Normal Retirement Age under the Plan is age _____________ (not to exceed 65).
            NOTE: If left blank. the Normal Retirement Age will be deemed to be age 59 1/2.

 SECTION 7. HOURS REQUIRED Complete Parts A and B
    PART A. _____ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service or a Year of Eligibility Service.
    PART B. _____ Hours of Service (no more than 500) must be exceeded to avoid a Break in Vesting Service or a Break in Eligibility Service.
            NOTE: The number of hours in Part A must be greater than the number of hours in Part B.

 SECTION 8. OTHER OPTIONS

            Answer "Yes" or "No" to each of the following questions by checking the appropriate box.

            If a box is not checked for a question, the answer will be deemed to be "No."

            A. Loans: Will loans to Participants pursuant to
            Section 6.08 of the Plan be permitted?                [ ] Yes [ ] No

            B. Participant Direction of Investments: Will
            Participants be permitted to direct the investment
            of their Individual Accounts pursuant to Section
            5.14 of the Plan?                                     [ ] Yes [ ] No

 SECTION 9. JOINT AND SURVIVOR ANNUITY
            The survivor annuity portion of the Joint and Survivor Annuity shall be a percentage equal to ____% (at least 50% but no more than 100%) of the amount paid to the Participant prior to his or her death.

STANDARDIZED MONEY PURCHASE PENSION PLAN ___________________________ Page 3 of 3 ADOPTION AGREEMENT

SECTION 10.   ADDITIONAL PLANS
              An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in
              Section 419A(d)(3) of the Code or an individual medical account, as defined in Section 415(1)(2) of the Code) in addition to this Plan (other than a paired standardized profit sharing plan using Basic Plan Document No. 03) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

              This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 03.

SECTION 11.   EMPLOYER SIGNATURE Important: Please read before signing.
              I am an authorized representative of the Employer named above and I state the following:

              1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal and tax implications of adopting this Plan.

              2. I understand that my failure to properly complete this Adoption
                 Agreement may result in disqualification of the Plan.

              3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan.

              4. I have received a copy of this Adoption Agreement and the corresponding Basic Plan Document.

              Signature for Employer _________________ Date Signed _____________ (Type Name) ______________________________________________________

SECTION 12.   TRUSTEE OR CUSTODIAN Check and complete only one Option
[ ] OPTION A. FINANCIAL ORGANIZATION AS TRUSTEE OR CUSTODIAN
              CHECK ONE: [ ]  Custodian,  [ ] Trustee without full trust powers,
              [ ] Trustee with full trust powers
              NOTE: Custodian will be deemed selected if no box is checked. Financial Organization ___________________________________________
              Signature ________________________________________________________
              (Type Name) ______________________________________________________

[ ] OPTION B. INDIVIDUAL TRUSTEE(S)
              Signature ______________________  Signature ______________________
              (Type Name) ____________________  (Type Name) ____________________

SECTION 13.   PROTOTYPE SPONSOR
              Name of Prototype Sponsor ________________________________________
              Address __________________________________________________________
              Telephone Number _________________________________________________

SECTION 14.   LIMITATION ON ALLOCATIONS - MORE THAN ONE PLAN
              If you maintain or ever maintained another qualified plan (other than a paired standardized profit sharing plan using Basic Plan Document No. 03) in which any Participant in this Plan is (or was) a Participant or could become a Participant, you must complete this section. You must also complete this section if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

    PART A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

              1. [ ] The provisions of Sections 3.05(B)(1) through 3.05(B)(6) of the Plan will apply as if the other plan were a master or prototype plan.

              2. [ ] Other method. (Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.) ___________________
                 _______________________________________________________________

   PART B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the Employer will provide below the language which will satisfy the 1.0 limitation of Section 415(e) of the Code. Such language must preclude Employer discretion. (Complete) __________________________________

   PART C.    Compensation will mean all of each Participant's (Choose one):
              OPTION 1. [ ] Section 3121(a) wages

              OPTION 2. [ ] Section 3401(a) wages

              Option 3. [ ] 415 safe-harbor compensation
              NOTE: If no box is checked, Option 2 will be deemed to be selected.

   PART D. The limitation year is the following 12-consecutive month period: _____________________________________

     INTERNAL REVENUE SERVICE                                             DEPARTMENT OF THE TREASURY

Plan Description: Prototype Standardized Money Purchase Pension
FFN: 50295842702-002 Case: 9201729 EIN: 04-3076053                        Washington, DC 20224
BPD: 02 Plan: 002 Letter Serial No: D260702a
                                                                          Person to Contact: Ms. Arrington
CAPITAL GROWTH MANAGEMENT
                                                                          Telephone Number (202) 622-8173
P O BOX 449
                                                                          Refer Reply to E:EP:Q:ICU
BOSTON, MA 02117
                                                                          Date 11/03/92

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.B. 780; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

                                                                STANDETLTR/MP002

CAPITAL GROWTH MANAGEMENT
FFN: 50295842702-002
Page 2

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service, and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan), or
(b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

Because you submitted this plan for approval after March 31, 1991, the continued and interim reliance provisions of section 13 of Rev. Proc. 89-9, 1989-1 C.B. 780, are not applicable. However, solely for purposes of section 17.03 of Rev. Proc. 89-9, you are deemed to have submitted this plan prior to March 31, 1991, and therefore the extended reliance provisions of section 17.03 are applicable.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.


                                     Sincerely yours,

                                     /s/ John Swieca
                                     ---------------------
                                     Chief, Employee Plans Qualifications Branch

                                ---------------
                                   QUALIFIED
                                RETIREMENT PLAN
                                ---------------






                               -------------------
                               ADOPTION AGREEMENT
                                  STANDARDIZED
                               PROFIT SHARING PLAN
                               -------------------

                 INSTRUCTIONS FOR COMPLETING ADOPTION AGREEMENT
                   STANDARDIZED PROFIT SHARING PLAN AND TRUST

             These instructions are designed to help you, the employer, along with your attorney and/or tax advisor, complete the Adoption Agreement for the Qualified Retirement Plan. The instructions are meant to be used only as a general guide and are not intended as a substitute for qualified legal and tax advisors.

 SECTION 1   EMPLOYER INFORMATION
             Fill in the requested information. The "Federal Tax Identification Number" is the tax identification number assigned to your business. If your business does not have a Federal Tax Identification Number, complete and file an Internal Revenue Service (IRS) Form SS4 to obtain a number. The IRS Form SS4 can be obtained from an IRS office or from your tax advisor. If you have already filed a Form SS4, print "Applied for" on the "Federal Tax Identification Number" line. After you receive a tax identification number, be sure to let our financial organization know what that number is. In the space marked "Nature of Business," accurately describe the type of business (e.g., radio and TV repair, agricultural, etc.). The "Plan Sequence Number" is used for annual reporting to the IRS. The IRS uses this number to identify your plan. For example, if this is the fourth plan you have ever opened, the Plan Sequence Number would be 004 and so on.

 SECTION 2 EFFECTIVE DATES
             This profit sharing plan is either a new plan (an initial adoption) or an amendment and restatement of an existing profit sharing plan

             If this is a new profit sharing plan, check Option A and fill in the effective date. The effective date is usually the first day of the plan year in which this Adoption Agreement is signed. For example, if an employer maintains a plan on a calendar year basis and this Adoption Agreement is signed on September 24, 1991, the effective date would be January 1, 1991.

             If the reason you are adopting this plan is to amend and replace an existing profit sharing plan, check Option B. The existing profit sharing plan which will be replaced is called a "prior plan." You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan adoption agreement. The effective date of this amendment and restatement is usually the first day of the plan year in which the Adoption Agreement is signed. However, if you are adopting this plan to update a prior plan for changes brought about by the Tax Reform Act of 1986 (and other recent changes which apply to qualified plans), the effective date will be the first day of the plan year which begins in 1989 (January 1, 1989 for a calendar year plan).

 SECTION 3   ELIGIBILITY REQUIREMENTS
             NOTE: Section 3 should be completed even if you do not have employees.

             Within limits, you as the employer can specify the number of years your employees must work for you and the age they must attain before they are eligible to participate in this plan. Note that the eligibility requirements which you set up for the plan also apply to you.

             Suppose, for example, you establish a service requirement of two years and an age requirement of 21. In that case, only those employees (including yourself) who have worked for you for two years and are at least 21 years old are eligible to participate in this plan.

   PART A.   YEARS OF ELIGIBILITY SERVICE REQUIREMENT
             Fill in the number of years of service (no more than 2). This number must be either 0, 1, or 2.

   Part B.   AGE REQUIREMENT
             Fill in the age an employee must attain (no more than 21) to be eligible to participate in the plan.

  PART C.    CLASS OF EMPLOYEES ELIGIBLE TO PARTICIPATE
             Generally you are permitted to exclude certain employees covered by the terms of a collective bargaining agreement (e.g., a union agreement) where retirement benefits were bargained for and nonresident aliens who have no U.S. income. If you wish to exclude those employees, check the box under Section 3, Part C.

 SECTION 4   EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA
   PART A.   CONTRIBUTION FORMULA
             Because a profit sharing plan allows for flexible contributions, the amount of the contribution will be determined from year to year. There are no blanks to be completed in Part A.

   Part B.   ALLOCATION FORMULA
             Once the contribution amount has been decided for a plan year, it must be allocated among the participants in the plan. The contribution can be allocated using either a pro rata formula or an integrated formula. Check either Option 1 or 2.

             OPTION 1. Pro Rata Formula

             Check this option if you wish to have the contribution allocated to all qualifying participants based on their compensation for the plan year.

             Option 2. Integrated Formula

             Check this option if the plan is to be integrated. Generally, integration is a method of giving some participants in the plan an extra contribution allocation. Because of the complexity of integration, you should consult your tax advisor on this issue.

 SECTION 5   VESTING
             The vesting schedule determines how fast the money in a participant's plan account becomes nonforfeitable. For example, suppose you select the vesting schedule of Option B. If a participant quits work after 4 years of service, the participant would be entitled to 60% of his or her plan account. The remaining 40% would remain in the plan and become a forfeiture.

             NOTE: If you choose more than 1 year of service as an eligibility requirement in Section 3, Part A, you must choose the 100% vesting schedule in Section 5 (Option C).

 SECTION 6   NORMAL RETIREMENT AGE
             Fill in the desired normal retirement age. When a participant attains normal retirement age, he or she can request a distribution from the plan.

 SECTION 7   HOURS REQUIRED

   PART A. In the blank provided, fill in the number of hours of service which shall be required to constitute a year of service for vesting and eligibility. This can be no more than 1,000. If you fail to fill in the blank, the number of hours required will be deemed to be 1,000. Suppose, for example, you fill in 1,000 hours of service. This means any employee who works at least 1,000 hours during the appropriate period will be credited with a year of service for the purposes of vesting, eligibility, etc. On the other hand, if the employee works less than 1,000 hours, he or she will not be credited with a year of service for those purposes.

   PART B. In the blank provided, fill in the number of hours of service which must be exceeded to avoid a break in service. This can be no more than 500. If you fail to fill in the blank, the number of hours required to avoid a break in service will be deemed to be 500.

 SECTION 8   OTHER OPTIONS
   PART A. Check whether or not you wish to allow loans to participants. Note that loans cannot be made to an owner of an unincorporated business (whether a sole proprietor or a partner) or an owner of a Subchapter S corporation.

   PART B. Check whether or not you wish to allow each participant to direct the investment of his or her own plan account.

   PART C. Check whether or not you wish to allow in-service withdrawals. Generally, an in-service withdrawal is a distribution to a participant who is still working for your company. If this is an amendment and restatement of a prior plan that allowed in-service withdrawals, this plan must also allow in-service withdrawals.

 SECTION 9   JOINT AND SURVIVOR ANNUITY
 PART A. As a general rule, the Retirement Equity Act requires that a distribution from a plan to a participant be made in the form of a joint and survivor annuity purchased from an insurance company, unless the participant elects otherwise and his or her spouse consents. However, the Retirement Equity Act allows employers who maintain certain profit sharing plans to elect to have a safe harbor rule apply. If you check "yes" indicating that the safe harbor rule applies, then payouts from the plan to participants and beneficiaries will not be subject to the annuity requirements.

   PART B. If the safe harbor rules do not apply, you must complete Part B. When a participant who is receiving payments under a joint and survivor annuity dies, the participant's spouse will receive a survivor annuity. This section determines the percentage of the survivor annuity. If this is an amendment and restatement of a profit sharing plan that was subject to the joint and survivor annuity rules, this percentage must be at least as great as the survivor annuity percentage in the prior plan.

SECTION 10   ADDITIONAL PLANS
             This plan is a standardized plan under applicable IRS procedures. An employer who adopts a standardized plan generally does not have to request a ruling from a Key District Office of the IRS (called a determination letter) that the plan, under facts and circumstances unique to that particular employer, meets the requirements for qualification under the tax laws and regulations.

             Section 10 states an exception to the procedures for standardized plans, namely, if you maintain another plan (other than a paired standardized money purchase pension plan using the same Basic Plan Document), you must obtain a determination letter if you wish to obtain assurance that the plan is qualified.

SECTION 11   EMPLOYER SIGNATURE
             An authorized representative of the employer must sign and date the Adoption Agreement.

SECTION 12   TRUSTEE OR CUSTODIAN
             A trustee or custodian must be named for this plan.

             If the financial organization will be acting as trustee or custodian, the financial organization should complete Option A.
             Section 5.03 of the Basic Plan Document will apply if "Custodian" or "Trustee without full trust powers" is checked. Section 5.04 of the Basic Plan Document will apply if "Trustee with full trust powers" is checked.

             If an individual (e.g., the employer, partners, or an appointed individual) will be acting as individual trustee, complete Option
             B. If Option B is completed, Section 5.04 of the Basic Plan Document will apply.

SECTION 13   PROTOTYPE SPONSOR
             The prototype sponsor must fill in its name, address and telephone number.

SECTION 14   LIMITATION ON ALLOCATIONS - MORE THAN ONE PLAN
             You must read and complete this section if, in addition to this plan:

             1) You ever maintained a defined benefit plan, or

             2) You currently maintain an individually designed plan. Individually designed plans are not master or prototype plans, but rather, plans written for just one particular employer.

             In addition, if you want to select a definition of compensation other than the Internal Revenue Code Section 3401(a) wages (that is, W-2 wages), you must complete Part C.

#705(12/90) L90             (c)1990 Universal Pensions, Inc., Brainerd, MN 56401

Qualified         Standardized Profit Sharing Plan                  Page 1 of 4
-------------------------------------------------------------------------------
Retirement Plan   ADOPTION AGREEMENT
-------------------------------------------------------------------------------
SECTION 1.   EMPLOYER INFORMATION

             Name of Employer__________________________________________________

             Address __________________________________________________________

             City __________________State___________________ Zip_______________

             Telephone_____________ Federal Tax Identification Number__________

             Income Tax Year End____________________________
                                  (month)            (day)

             Type of Business (Check only one)
             [ ] Sole Proprietorship [ ] Partnership [ ] Corporation

             [ ] Other (Specify)______________________________________________

             Nature of Business (Describe)____________________________________

             Plan Sequence No._____ Enter 001 if this is the first qualified plan the Employer has ever maintained, enter 002 if it is the second, etc.

             For a plan which covers only the owner of the business, please provide the following information about the owner:

             Social Security No.___________ Date Business Established_________

             Date of Birth_________________ Marital Status____________________

             Home Address_____________________________________________________

  SECTION 2. EFFECTIVE DATES Check and complete Option A or B

  Option  A. [ ] This is the initial adoption of a profit sharing plan by the
                 Employer. The Effective Date of this Plan is _________, 19__.
                 NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

  Option  B. [ ] This is an amendment and restatement of an existing profit sharing plan (a Prior Plan). The Prior Plan was initially effective on __________, 19__. Effective Date of this amendment and restatement is ___________, 19__.
                 NOTE: The effective date is usually the first day of the Plan Year in which the Adoption Agreement is signed.

  SECTION 3. ELIGIBILITY REQUIREMENTS Complete Parts A, B and C

     Part A. Years of Eligibility Service Requirement:
             An Employee will be eligible to become a Participant in the Plan after completing ___________ (enter 0, 1 or 2) Years of Eligibility Service.
             NOTE: If more than 1 year is selected, the immediate 100% vesting schedule of Section 5, Option C will automatically apply. If left blank, the Years of Eligibility Service required will be deemed to be 0.

     PART B. Age Requirement:

             An Employee will be eligible to become a Participant in the Plan after attaining age ____ (no more than 21).
             NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

     PART C. Class of Employees Eligible to Participate:

             All Employees shall be eligible to become a Participant in the Plan, except the following (if checked):

             [ ] Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement between Employee representatives (the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer) and the Employer under which retirement benefits were the subject of good faith bargaining unless the agreement provides that such Employees are to be included in the Plan, and except those Employees who are non-resident aliens pursuant to Section 410(b)(3)(C) of the Code and who received no earned income from the Employer which constitutes income from sources within the United States.

STANDARDIZED PROFIT SHARING PLAN __________________________________ Page 2 of 4
ADOPTION AGREEMENT

  SECTION 4. EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

     PART A. CONTRIBUTION FORMULA:

             For each Plan Year the Employer will contribute an amount to be determined from year to year.

     PART B. Allocation Formula: (Check Option 1 or 2)

   Option 1. [ ] Pro Rata Formula. Employer Contributions and Forfeitures shall be allocated to the Individual Accounts of qualifying Participants in the ratio that each qualifying Participant's Compensation for the Plan Year bears to the total Compensation of all qualifying Participants for the Plan Year.

   Option 2. [ ] Integrated Formula. Employer Contributions and Forfeitures
                 shall be allocated as follows (Start with Step 3 if this Plan is not a Top-Heavy Plan):

                 Step 1. Employer Contributions and Forfeitures shall first be allocated pro rata to qualifying Participants in the manner described in Section 4, Part B, Option 1. The percent so allocated shall not exceed 3% of each qualifying Participant's Compensation.

                 Step 2. Any Employer Contributions and Forfeitures remaining after the allocation in Step 1 shall be allocated to each qualifying Participant's Individual Account in the ratio that each qualifying Participant's Compensation for the Plan Year in excess of the integration level bears to all qualifying Participants' Compensation in excess of the integration level, but not in excess of 3%.

                 Step 3. Any Employer Contributions and Forfeitures remaining after the allocation in Step 2 shall be allocated to each qualifying Participant's Individual Account in the ratio that the sum of each qualifying Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all qualifying Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the profit sharing maximum disparity rate as described in Section 3.01(B)(3) of the Plan.

                 Step 4. Any Employer Contributions and Forfeitures remaining after the allocation in Step 3 shall be allocated pro rata to qualifying Participants in the manner described in Section 4, Part B, Option 1.

                 The integration level shall be (Choose one):

                 OPTION 1. [ ] The Taxable Wage Base
                 OPTION 2. [ ] $_______________ (a dollar amount less than
                               the Taxable Wage Base)
                 OPTION 3. [ ] ________________ % of the Taxable Wage Base
                 NOTE: If no box is checked, the integration level shall be the
                       Taxable Wage Base.

  SECTION 5. VESTING

             A Participant shall become Vested in his or her Individual Account attributable to Employer Contributions and Forfeitures as follows (Choose one):

--------------------------------------------------------------------------------------------------------
                                                            VESTED PERCENTAGE
YEARS OF                 -------------------------------------------------------------------------------
VESTING SERVICE      Option A []   Option B []      Option C []      Option D  [] (Complete if chosen)
--------------------------------------------------------------------------------------------------------
 1                        0%             0%              100%             ___%
 2                        0%            20%              100%             ___% (not less than 20%)
 3                      100%            40%              100%             ___% (not less than 40%)
 4                      100%            60%              100%             ___% (not less than 60%)
 5                      100%            80%              100%             ___% (not less than 80%)
 6                      100%           100%              100%             ___% (not less than 100%)
--------------------------------------------------------------------------------------------------------
NOTE: If left blank, Option C, 100% vesting, will be deemed to be selected.

SECTION 6.   NORMAL RETIREMENT AGE

             The Normal Retirement Age under the Plan is age __ (not to exceed
             65).
             NOTE: If left blank, the Normal Retirement Age will be deemed to be age 59 1/2.

SECTION 7.   HOURS REQUIRED Complete Parts A and B

   Part A. ____ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service or a Year of Eligibility Service.

   Part B. ____ Hours of Service (no more than 500) must be exceeded to avoid a Break in Vesting Service or a Break in Eligibility Service.
             NOTE: The number of hours in Part A must be greater than the number of hours in Part B.

STANDARDIZED PROFIT SHARING PLAN __________________________________ Page 3 of 4
ADOPTION AGREEMENT

SECTION 8.   OTHER OPTIONS

             Answer "Yes" or "No" to each of the following questions by checking the appropriate box. If a box is not checked for a question, the answer will be deemed to be "No."

             A. Loans: Will loans to Participants pursuant to
                Section 6.08 of the Plan be permitted?           [ ] Yes [ ] No

             B. Participant Direction of Investments: Will
                Participants be permitted to direct the
                investment of their Individual Accounts
                pursuant to Section 5.14 of the Plan?            [ ] Yes [ ] No

             C. In-Service Withdrawals: Will Participants be
                permitted to make withdrawals during service
                pursuant to Section 6.01(A)(3) of the Plan?
                NOTE: If the Plan is being adopted to amend
                and replace a Prior Plan which permitted
                in-service withdrawals you must answer "Yes."
                Check here if such withdrawals will be
                permitted only on account of hardship [ ].       [ ] Yes [ ] No

SECTION 9.   JOINT AND SURVIVOR ANNUITY
   PART A.   Retirement Equity Act Safe Harbor:

             Will the safe harbor provisions of Section 6.05(F) of the Plan apply (Choose only one Option)?
 OPTION 1.   [ ] Yes
 OPTION 2.   [ ] No
             NOTE You must select "No" if you are adopting this Plan as an amendment and restatement of a Prior Plan that was subject to the joint and survivor annuity requirements.

   PART B.   Survivor Annuity Percentage: (Complete only if your answer in
             Section 9, Part A is "No.")

             The survivor annuity portion of the Joint and Survivor Annuity shall be a percentage equal to ___% (at least 50% but no more than 100%) of the amount paid to the Participant prior to his or her death.

SECTION 10.  ADDITIONAL PLANS

             An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Section 419A(d)(3) of the Code or an individual medical account, as defined in Section 415(1)(2) of the Code) in addition to this Plan (other than a paired standardized money purchase pension plan using Basic Plan Document No. 03) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

             This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 03.

SECTION 11.  EMPLOYER SIGNATURE Important: Please read before signing.
             I am an authorized representative of the Employer named above and I state the following:

             1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal and tax implications of adopting this Plan.

             2. I understand that my failure to properly complete this Adoption
                Agreement may result in disqualification of the Plan.

             3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan.

             4. I have received a copy of this Adoption Agreement and the corresponding Basic Plan Document.

             Signature for Employer___________________ Date Signed____________
             (Type Name)______________________________________________________

SECTION 12.  TRUSTEE OR CUSTODIAN Check and complete only one Option
[ ]OPTION A. FINANCIAL ORGANIZATION AS TRUSTEE OR CUSTODIAN
             CHECK ONE: [] Custodian, [] Trustee without full trust powers, or [] Trustee with full trust powers
             NOTE: Custodian will be deemed selected if no box is checked.

             Financial Organization___________________________________________

             Signature _______________________________________________________
             (Type Name) _____________________________________________________

[ ]OPTION B. INDIVIDUAL TRUSTEE(S)

             Signature___________________Signature____________________________
             (Type Name)_________________(Type Name)__________________________

STANDARDIZED PROFIT SHARING PLAN __________________________________ Page 4 of 4
ADOPTION AGREEMENT

SECTION 13.  PROTOTYPE SPONSOR

             Name of Prototype Sponsor_______________________________________
             Address_________________________________________________________
             Telephone Number________________________________________________

SECTION 14.  LIMITATION ON ALLOCATIONS - MORE THAN ONE PLAN

             If you maintain or ever maintained another qualified plan (other than a paired standardized money purchase pension plan using Basic Plan Document No. 03) in which any Participant in this Plan is (or was) a Participant or could become a participant, you must complete this section. You must also complete this section if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

   PART A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

             1. [ ] The provisions of Sections 3.05(B)(1) through 3.05(B)(6) of the Plan will apply as if the other plan were a master or prototype plan.
             2. [ ] Other method. (Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.) ________________
                    ____________________________________________________________

   PART B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the Employer will provide below the language which will satisfy the 1.0 limitation of Section 415(e) of the Code. Such language must preclude Employer discretion. (Complete)___________________________________________

   PART C.   Compensation will mean all of each Participant's (Choose one):
             OPTION 1. [] Section 3121(a) wages
             OPTION 2. [] Section 3401(a) wages
             OPTION 3. [] 415 safe-harbor compensation
             NOTE: If no box is checked, Option 2 will be deemed to be selected.

   PART D. The limitation year is the following 12-consecutive month period: ________________________________________________________

     INTERNAL REVENUE SERVICE                                             DEPARTMENT OF THE TREASURY

Plan Description: Prototype Standardized Profit Sharing Plan
FFN: 50295842702-001 Case: 9201728 EIN: 04-3076053                        Washington, DC 20224
BPD: 02 Plan: 001 Letter Serial No: D260701a
                                                                          Person to Contact: Ms. Arrington
CAPITAL GROWTH MANAGEMENT
                                                                          Telephone Number (202) 622-8173
P O BOX 449
                                                                          Refer Reply to E:EP:Q:ICU
BOSTON, MA 02117
                                                                          Date 11/03/92

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.B. 780; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

                                                                 SIMDETLTR/PS001

CAPITAL GROWTH MANAGEMENT
FFN: 50295842702-001

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service, and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan), or
(b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

Because you submitted this plan for approval after March 31, 1991, the continued and interim reliance provisions of section 13 of Rev. Proc. 89-9, 1989-1 C.B. 780, are not applicable. However, solely for purposes of section 17.03 of Rev. Proc. 89-9, you are deemed to have submitted this plan prior to March 31, 1991, and therefore the extended reliance provisions of section 17.03 are applicable.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.


                                     Sincerely yours,

                                     /s/ John Swieca
                                     ---------------------
                                     Chief, Employee Plans Qualifications Branch